As filed with the Securities and Exchange Commission on November 6 , 2014
 Registration No. 333-198668

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO THE
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MW Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6712	To be Applied For
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2110 Beechmont Avenue
Cincinnati, Ohio 45230
(513) 231-7871
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Mr. Gregory P. Niesen
President and Chief Executive Officer
2110 Beechmont Avenue
Cincinnati, Ohio 45230
(513) 231-7871
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:
Kip A. Weissman, Esq. Robert Lipsher, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Gary Bronstein, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005‐2018 (202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,124,125 shares	$10.00	$ 11,241,250(1)	$ 1,448(2)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

(Proposed Holding Company for Mt. Washington Savings Bank)
Up to 977,500 shares of Common Stock
(Subject to Increase to up to 1,124,125 shares)

MW Bancorp, Inc., a Maryland corporation and the proposed holding company for Mt. Washington Savings Bank, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Mt. Washington Savings Bank from the mutual to the stock form of organization. There is no established market for our common stock. We expect that our common stock will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group upon conclusion of the stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are offering up to 977,500 shares of common stock for sale at a price of $10.00 per share on a best efforts basis. We may sell up to 1,124,125 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers.  We must sell a minimum of 722,500 shares in order to complete the offering.

We are offering the shares of common stock in a “subscription offering” to eligible current and former depositors of Mt. Washington Savings Bank.  Shares of common stock not purchased in the subscription offering may be offered for sale to the public in a “community offering,” with a preference given to natural persons and trusts of natural persons residing in Hamilton and Clermont Counties, Ohio. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering to the general public through a “syndicated community offering” managed by Sterne, Agee & Leach, Inc.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by any person in the offering, or persons exercising subscription rights through a single qualifying account held jointly, is 10,000 shares ($100,000), and no person together with an associate or group of persons acting in concert may purchase more than 25,000 shares ($250,000) in the offering.

The offering is expected to expire at 12:00 p.m., Eastern Time, on December 16, 2014 .  We may extend this expiration date without notice to you until January 30, 2015 .  The Ohio Division of Financial Institutions and the Federal Deposit Insurance Corporation may approve a later date, which may not be beyond December 22, 2016 .  Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond January 30, 2015 , or the number of shares of common stock to be sold is increased to more than 1,124,125 shares or decreased to less than 722,500 shares.  If the offering is extended past January 30, 2015 , we will resolicit subscribers.  You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.20% per annum. If the number of shares to be sold is increased to more than 1,124,125 shares or decreased to less than 722,500 shares, all funds submitted for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.20% per annum.  All subscribers will be resolicited and given an opportunity to place a new order within a specified period of time.  Funds received in the subscription and the community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Mt. Washington Savings Bank and will earn interest at 0.20% per annum until completion or termination of the offering.

Sterne, Agee & Leach, Inc. will assist us in selling our shares of common stock in the offering on a best efforts basis. Sterne, Agee & Leach, Inc. is not required to purchase any of the shares of common stock that are being offered for sale.

OFFERING SUMMARY
Price: $10.00 per Share
	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	722,500	850,000	977,500	1,124,125
Gross offering proceeds	$7,225,000	$8,500,000	$9,775,000	$11,241,250
Estimated offering expenses, excluding selling agent commissions	$785,000	$785,000	$785,000	$785,000
Selling agent commissions (1)	$325,000	$325,000	$325,000	$325,000
Estimated net proceeds	$6,115,000	$7,390,000	$8,665,000	$10,131,250
Estimated net proceeds per share	$8.46	$8.69	$8.86	$9.01

(1)
Selling agent commissions shown assume that all shares are sold in the subscription and community offerings.  The amounts shown include: (i) fees and selling commissions payable by us to Sterne, Agee & Leach, Inc. in connection with the subscription and community offerings equal to $225,000; and (ii) other expenses of the offering payable to Sterne, Agee & Leach, Inc. in the subscription and community offerings of up to $100,000. Selling agent commissions on a per share basis amounts to $0.45, $0.38, $0.33 and $0.29, at the minimum, midpoint, maximum and adjusted maximum of the offering, respectively. See “The Conversion and Offering—Marketing and Distribution; Compensation” for information regarding compensation to be received by Sterne, Agee & Leach, Inc. and the other broker-dealers that may participate in a syndicated community offering.  If all shares of common stock were sold in a syndicated community offering, the maximum selling agent commissions would be 6.0% of the aggregate offering dollar amount of all shares sold in the syndicated community offering (net of shares purchased by our directors and executive officers and shares purchased by our employee stock ownership plan), or approximately $323,820, $394,200, $464,580 and $545,517 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.
Please read “Risk Factors” beginning on page 16.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  None of the Securities and Exchange Commission, the Ohio Division of Financial Institutions, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Sterne Agee

For assistance, please contact the Stock Information Center, toll-free, at (800) 979-4568 .
The date of this prospectus is _________, 2014.

MT. WASHINGTON SAVINGS BANK 1886

2110 Beechmont Avenue
Cincinnati, OH 45230

COLUMBUS
Cincinnati
Hamilton County
MT. WASHINGTON SAVINGS BANK

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SUMMARY

The following summary explains the significant aspects of Mt. Washington Savings Bank’s mutual-to-stock conversion and the related offering of MW Bancorp, Inc. common stock.  It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the financial statements and the notes to the financial statements, and the section entitled “Risk Factors.”

In this prospectus, the terms “we,” “our,” and “us” refer to MW Bancorp, Inc. and Mt. Washington Savings Bank, unless the context indicates another meaning. In addition, we sometimes refer to MW Bancorp, Inc. as “MW Bancorp,” and to Mt. Washington Savings Bank as the “Bank.”

Mt. Washington Savings Bank

Mt. Washington Savings Bank is an Ohio chartered mutual savings and loan association that was originally organized in 1886 under the name The Mt. Washington Loan, Building and Deposit Company.  The Bank changed its name to The Mt. Washington Savings and Loan Company in 1951.  The Bank changed its name again to Mt. Washington Savings Bank in 2011. We conduct our operations from our main office in Cincinnati, Ohio. Our primary market area includes Hamilton County Ohio, and to a lesser extent, Clermont, Butler and Warren Counties, Ohio.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential real estate loans, and, to a lesser extent, commercial real estate and multi-family loans, construction loans, commercial business loans and consumer loans.  At June 30, 2014, $54.1 million, or 78.6% of our total loan portfolio, was comprised of one- to four-family residential real estate loans.  We also invest in securities, which consist primarily of mortgage-backed securities issued by U.S. government sponsored entities and, to a lesser extent, U.S. government agency obligations, state and municipal securities, certificates of deposit and corporate obligations.  We offer a variety of deposit accounts, including checking accounts, savings accounts, money market accounts and certificate of deposit accounts.  We utilize advances from the Federal Home Loan Bank of Cincinnati (the “FHLB-Cincinnati”) for asset/liability management purposes and, to a much lesser extent, for additional funding for our operations.  At June 30, 2014, we had $17.3 million in advances outstanding with the FHLB-Cincinnati.

Mt. Washington Savings Bank is subject to comprehensive regulation and examination by its primary federal regulator, the Federal Deposit Insurance Corporation (the “FDIC”), and by its state regulator, the Ohio Division of Financial Institutions (the “ODFI”). Prior to its dissolution in July 2011, the primary federal regulator of Mt. Washington Savings Bank was the Office of Thrift Supervision (the “OTS”).

Our executive office is located at 2110 Beechmont Avenue, Cincinnati, Ohio 45230, and our telephone number at this address is (513) 231-7871.  Our website address is www.mwbank24.com.  Information on our website is not incorporated into this prospectus and should not be considered part of this prospectus.

New Management Team

Our current executive management team is comprised of individuals with strong commercial banking backgrounds who have joined Mt. Washington Savings Bank since 2012.  In May 2012, we hired Gregory P. Niesen as our new President and Chief Executive Officer. Shortly thereafter, we hired Karan Kiser as Senior Vice President of Lending.  In June 2013, we hired Shelly Alltop as our Vice President and Chief Financial Officer.  In May 2014, we hired Brian Veith as Senior Vice President of Commercial Lending.

During this same time period, we hired a part-time Chief Credit Officer and a part-time Chief Risk Officer, both of whom previously served as bank examiners. We believe their experience will serve us well by helping us strengthen our loan underwriting, internal controls, compliance programs and credit administration. Additionally, Mr. Niesen was added to the board of directors in May 2012, two directors resigned from the board in November 2012, and we reduced the total number of directors from seven to five.

The new management team has significant banking experience with our top three executives each having at least 18 years of banking experience.  The management team has focused on addressing our asset quality problems and has taken appropriate steps to identify and control risk. The management team has also worked to revise our business strategy, to position the Bank for future growth and profitability.

Resolution of Non-Performing Assets

Prior to 2012, the Bank engaged in significant non-owner occupied residential real estate and subprime lending, and relied on less stringent underwriting processes and controls in extending credit.  As a result of weak economic conditions and ongoing strains in the financial and housing markets beginning in 2008 coupled with the Bank’s prior loan origination practices, in recent years Mt. Washington Savings Bank experienced unusually high levels of classified loans and charge-offs, particularly in non-owner occupied real estate loans and subprime loans.

Since fiscal 2011, we experienced significant losses and a significant decline in our capital ratios.  From July 1, 2012 through June 30, 2014, we experienced net losses of approximately $3.8 million, including net losses of $482,000 for the year ended June 30, 2014 and $3.3 million for the year ended June 30, 2013.  These two-year losses in fiscal 2014 and 2013 were due primarily to approximately $1.4 million in provisions for loan losses and $175,000 in losses on impairments and sales of real estate owned, as we aggressively focused on reducing classified and nonperforming loans, particularly non-owner occupied residential real estate loans and subprime loans originated prior to 2012.

Despite significant losses in recent periods, we believe that our asset quality and portfolio management initiatives have been successful, and that the actions we took were necessary to enable us to pursue growth opportunities and to operate profitably in the future.  Our non-performing assets have decreased to $1.6 million, or 1.8% of total assets, at June 30, 2014, compared to $2.6 million, or 3.2% of total assets at June 30, 2013, and our classified assets have decreased to $2.1 million, or 2.3% of total assets, at June 30, 2014, compared to $3.4 million, or 4.1% at June 30, 2013.

Business Strategy

Since 2012, our business strategy has changed to include a broader array of financial products and services to customers and businesses within our market area.  Our current business strategy is focused on:

●	increasing our origination of commercial real estate and multi-family loans, and to a lesser extent, construction loans and commercial business loans;

●	increasing our “core” deposit base, including continuing to focus on business accounts and personal checking accounts;

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●	implementing a growth strategy to improve our profitability, without compromising our conservative underwriting policies;

●	expanding our banking relationships to a larger base of customers and expanding our electronic banking offerings to include services such as online banking, mobile banking and remote deposit capture;

●	improving and managing asset quality; and

●
continuing to originate one- to four-family residential mortgage loans, while selling a majority of our newly originated fixed-rate one- to four-family residential mortgage loans with maturities of greater than 15 years, and retaining in our portfolio residential loans with shorter terms or adjustable rates.

A full description of our products and services begins on page 73 of this prospectus under the heading “Business of Mt. Washington Savings Bank.”

These strategies are intended to guide our investment of the net proceeds of the offering.  We intend to continue to pursue our business strategy after the conversion and the offering, subject to changes necessitated by future market conditions and other factors.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for a further discussion of our business strategy.

MW Bancorp, Inc.

The shares being offered will be issued by MW Bancorp, Inc. a newly formed Maryland corporation that will own all of the outstanding shares of common stock of Mt. Washington Savings Bank upon completion of Mt. Washington Savings Bank’s mutual-to-stock conversion.  MW Bancorp, Inc. was incorporated on August 27, 2014 and has not engaged in any business to date.  Upon completion of the conversion, MW Bancorp will register as a savings and loan holding company and will be subject to comprehensive regulation and examination by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”).

MW Bancorp’s executive and administrative office is located at 2110 Beechmont Avenue, Cincinnati, Ohio 45230, and its telephone number at this address is (513) 231-7871.

The Conversion and Our Organizational Structure

Pursuant to the terms of the plan of conversion, Mt. Washington Savings Bank will convert from an Ohio-chartered mutual (meaning no stockholders) savings and loan association to an Ohio-chartered stock savings and loan association. As part of the conversion, MW Bancorp, the newly formed proposed holding company for Mt. Washington Savings Bank, will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and a syndicated community offering. Upon the completion of the conversion and stock offering, MW Bancorp will be 100% owned by stockholders and Mt. Washington Savings Bank will be a wholly owned subsidiary of MW Bancorp. A full description of the conversion begins on page 127 of this prospectus under the heading “The Conversion and Offering.”

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Reasons for the Conversion and Offering

Our primary reasons for converting and raising additional capital through the offering are:

●	to increase our capital to enhance our financial strength and to support lending and deposit growth in communities we serve, and to increase our lending limits;

●	to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees;

●	to have greater flexibility to structure and finance the opportunistic expansion of our operations; and

●	to offer our customers and employees an opportunity to purchase our stock.

We believe the stock form of organization will better support the expansion of the products and services we can offer our customers. Management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us, while remaining an independent community-oriented institution.

As of June 30, 2014, Mt. Washington Savings Bank was considered “well capitalized” for regulatory purposes.  As a result of the conversion, the proceeds from the stock offering will further improve our capital position during a period of significant economic, regulatory and political uncertainty.

See “The Conversion and Offering” for a more complete discussion of our reasons for conducting the conversion and offering.

Terms of the Offering

We are offering between 722,500 shares and 977,500 shares of common stock to eligible depositors of Mt. Washington Savings Bank and to our tax-qualified employee benefit plans in a subscription offering.  To the extent shares remain available, we may offer shares for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Hamilton and Clermont Counties, Ohio. We may also offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public in a syndicated community offering.  The number of shares of common stock to be sold may be increased to up to 1,124,125 shares as a result of demand for the shares of common stock in the offering or changes in market conditions.  Unless the number of shares of common stock offered is increased to more than 1,124,125 shares or decreased to fewer than 722,500 shares, or the offering is extended beyond January 30, 2015 , subscribers will not have the opportunity to change or cancel their stock orders once submitted.  If the offering is extended past January 30, 2015 , we will resolicit subscribers.  You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.20% per annum.  If the number of shares to be sold is increased to more than 1,124,125 shares or decreased to less than 722,500 shares, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled and funds delivered for the purchase of shares of common stock in the offering will be returned promptly with interest at 0.20% per annum.  We will give these subscribers an opportunity to place new orders for a specified period of time.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00.  All investors will pay the same purchase price per share.  Investors will not be charged a commission to

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purchase shares of common stock in the offering.  Sterne, Agee & Leach, Inc., our marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock but is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range and the $10.00 Per Share Stock Price

The amount of common stock we are offering for sale is based on an independent appraisal of the estimated market value of MW Bancorp, assuming the conversion and offering are completed.  Keller & Company, Inc., our independent appraiser, has estimated that, as of August 5, 2014, this market value was $8.5 million.  By regulation, this market value forms the midpoint of our valuation range with a minimum of $7.2 million and a maximum of $9.8 million.  Based on this valuation and a $10.00 per share price, the number of shares of common stock being offered for sale by us will range from 722,500 shares to 977,500 shares. We may sell up to 1,124,125 shares of common stock because of demand for the shares or changes in market conditions without resoliciting subscribers.  The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

The appraisal is based in part on Mt. Washington Savings Bank’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded thrift holding companies with assets between $220 million and $702 million as of June 30, 2014 that Keller & Company, Inc. considers comparable to MW Bancorp.  The larger asset size of the comparable group is related to the fact that one of the general parameters for the selection of the comparables is that they must all be traded on one of the three major stock exchanges—the NYSE, American Stock Exchange or NASDAQ.  As a result, these financial institutions are noticeably larger in size then institutions traded on the OTC Pink Marketplace.  See “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued.”

The following table presents a summary of selected pricing ratios for the peer group companies and for MW Bancorp (on a pro forma basis) utilized by Keller & Company, Inc. in its appraisal.  These ratios are based on MW Bancorp’s book value, tangible book value and core earnings as of and for the 12 months ended June 30, 2014.  The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of August 5, 2014.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 33.66% on a price-to-book value basis and a discount of 38.15% on a price-to-tangible book value basis.

	Price-to-core earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
MW Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	NM		63.83%	63.84%
Maximum	NM		59.89%	59.90%
Midpoint	NM		55.92%	55.94%
Minimum	NM		51.32%	51.34%

Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	28.51	x	84.30%	90.43%
Medians	21.42	x	82.22%	91.79%

(N/M)	Not meaningful.

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The independent appraisal does not indicate trading market value.  Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price.  Furthermore, the pricing ratios presented in the appraisal were utilized by Keller & Company, Inc. to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Offering—Determination of Share Price and Number of Shares to be Issued.”

After-Market Stock Price Performance

The following table presents stock price performance information for all standard mutual-to-stock conversions completed between June 30, 2013 and August 15, 2014.  These companies did not constitute the group of ten comparable public companies utilized in Keller & Company, Inc.’s valuation analysis.

Mutual-to-Stock Conversion Offerings with Closing Dates between June 30, 2013 and August 15, 2014
			Percentage Price Change From Initial Trading Date
Company Name and Ticker Symbol	Conversion Date	Exchange	One Day	One Week	One Month	Through August 15, 2014

Blue Hills Bancorp, Inc. “BHBK”	7/22/2014	NASDAQ	28.50%	23.50%	24.00%	29.10%
Sunshine Bancorp, Inc. “SBCP”	7/15/2014	NASDAQ	20.30%	19.00%	18.80%	18.80%
Home Bancorp Wisconsin, Inc. “HWIS”	4/24/2014	OTCBB	(3.90)%	(7.40)%	(17.50)%	(16.00)%
Edgewater Bancorp, Inc. “EGDW”	1/22/2014	OTCBB	2.50%	3.00%	2.50%	9.60%
Coastway Bancorp, Inc. “CWAY”	1/15/2014	NASDAQ	9.20%	7.50%	1.90%	4.70%
Quarry City S&L Association “QRRY”	7/26/2013	OTCBB	7.50%	2.00%	0.50%	7.50%
Sunnyside Bancorp Inc. “SNNY”	7/16/2013	OTCBB	5.00%	4.50%	0.10%	(4.50)%

Average			9.87%	7.44%	4.33%	7.03%
Median			7.50%	4.50%	1.90%	7.50%

Stock price performance is affected by many factors, including, but not limited to: general market and economic conditions; the interest rate environment; the amount of proceeds a company raises in its offering; and numerous factors relating to the specific company, including the experience and ability of management, historical and anticipated operating results, the nature and quality of the company’s assets, and the company’s market area.  None of the companies listed in the table above are exactly similar to MW Bancorp, the pricing ratios for their stock offerings may have been different from the pricing ratios for MW Bancorp shares of common stock and the market conditions in which these offerings were completed may have been different from current market conditions.  Furthermore, this table presents only short-term performance with respect to companies that recently completed their mutual-to-stock conversions and may not be indicative of the longer-term stock price performance of these companies.  The performance of these stocks may not be indicative of how our stock will perform.

Our stock price may trade below $10.00 per share, as the stock prices of certain mutual-to-stock conversions have decreased below the initial offering price.  Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled “Risk Factors” beginning on page 16.

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How We Intend to Use the Proceeds From the Stock Offering

We anticipate that MW Bancorp will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $5.4 million, $5.6 million, $5.6 million and $5.6 million, respectively, of the net proceeds from the stock offering in Mt. Washington Savings Bank.  Of the remaining funds, we intend that MW Bancorp will loan funds to our employee stock ownership plan to fund the plan’s purchase of shares of common stock in the stock offering, and retain the remainder of the net proceeds from the offering.  Assuming we sell 850,000 shares of common stock in the stock offering and have net proceeds of $7.4 million, based on the above formula, we anticipate that MW Bancorp will invest $5.6 million in Mt. Washington Savings Bank, loan $680,000 to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $1.1 million of the net proceeds.

MW Bancorp may use the remaining funds that it retains to pay cash dividends, to repurchase shares of common stock (subject to compliance with regulatory requirements), for investments, or for other general corporate purposes.  Mt. Washington Savings Bank intends to use the net proceeds it receives from us to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch as opportunities arise, or for general corporate purposes.  We currently have no understandings or agreements to acquire other financial institutions or branches thereof.

For more information on the proposed use of the proceeds from the offering, see “How We Intend to Use the Proceeds from the Offering.”

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a subscription offering in the following descending order of priority:

(i)	First, to depositors with accounts at Mt. Washington Savings Bank with aggregate balances of at least $50 at the close of business on June 30, 2013.

(ii)
Second, to our tax-qualified employee benefit plans (including Mt. Washington Savings Bank’s employee stock ownership plan), which will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.  We expect our employee stock ownership plan to purchase up to 8% of the shares of common stock sold in the offering.

(iii)	Third, to depositors with accounts at Mt. Washington Savings Bank with aggregate balances of at least $50 at the close of business on September 30, 2014 .

(iv)	Fourth, to depositors of Mt. Washington Savings Bank at the close of business on October 31, 2014 .

Shares of common stock not purchased in the subscription offering may be offered for sale in a community offering, with a preference given to natural persons and trusts of natural persons residing in Hamilton and Clermont Counties, Ohio. The community offering may begin concurrently with, during or after the subscription offering.  We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering to the general public through a syndicated community offering, which will be managed by Sterne, Agee & Leach, Inc.  We have the right to accept or reject, in whole or in part, in our sole discretion, orders received in the community offering or syndicated community offering.  Any determination to accept or reject stock orders in the community offering or the

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syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order.  Shares will be allocated first to categories in the subscription offering.  A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

Generally, no individual, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than 10,000 shares ($100,000) of common stock.  If any of the following purchase shares of common stock, their purchases, in all categories of the offering combined, when combined with your purchases, cannot exceed 25,000 shares ($250,000) of common stock:

●	your spouse or relatives of you or your spouse who reside with you;

●	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

●	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 25,000 shares ($250,000).  See the detailed descriptions of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

Subject to regulatory approval, we may increase or decrease the purchase limitations at any time.  See the detailed description of the purchase limitations in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and community offering, you may pay for your shares only by:

●	personal check, bank check or money order made payable directly to MW Bancorp, Inc.; or

●	authorizing us to withdraw available funds from the types of Mt. Washington Savings Bank deposit accounts identified on the stock order form.

Please do not submit cash or wire transfers.  Mt. Washington Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.  Additionally, you may not use a Mt. Washington Savings Bank line of credit check or any type of third-party check to pay for shares of common stock.  On the stock order form, you may not designate withdrawal from Mt. Washington Savings Bank accounts with check-writing privileges; instead, please submit a

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check. If you request that we directly withdraw the funds from an account with check writing privileges, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account.  Funds received in the subscription and community offerings and, if applicable, the syndicated community offering will be held in a segregated account at Mt. Washington Savings Bank and will earn interest at 0.20% per annum until completion or termination of the offering.  You may not authorize direct withdrawal from a Mt. Washington Savings Bank retirement account.  See “—Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings.”

You may subscribe for shares of common stock in the offering by delivering a signed and completed stock order form, together with full payment payable to MW Bancorp, Inc. or authorization to withdraw funds from one or more of your Mt. Washington Savings Bank deposit accounts, provided that the stock order form is received before 12:00 p.m., Eastern Time, on December 16, 2014 .  You may submit your stock order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the address noted on the stock order form or by hand-delivery to Mt. Washington Savings Bank’s office, located at 2110 Beechmont Avenue, Cincinnati, Ohio.  Please do not mail stock order forms to Mt. Washington Savings Bank.  Once submitted, your order will be irrevocable unless the offering is terminated or is extended beyond January 30, 2015 , or the number of shares of common stock to be sold is increased to more than 1,124,125 shares or decreased to less than 722,500 shares.

For a complete description of how to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings.”

Using Retirement Account Funds to Purchase Shares of Common Stock in the Subscription and Community Offerings

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”), or other retirement account.  If you wish to use some or all of the funds in your IRA or other retirement account held at Mt. Washington Savings Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the December 16, 2014 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at Mt. Washington Savings Bank or elsewhere.  Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Using Retirement Account Funds.”

You May Not Sell or Transfer Your Subscription Rights

Federal regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights.  We intend to take legal action against anyone who we believe has sold or transferred his or her subscription rights.  In addition, we intend to advise the appropriate federal and state agencies

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of any person who we believe has sold or transferred his or her subscription rights.  We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights.  On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.  In addition, the stock order form requires that you list all qualifying accounts, giving all names on each account and the account number at the applicable eligibility date.  Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Purchases by Executive Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 125,000 shares ($1.25 million) of common stock in the offering, representing 17.3% of shares to be sold at the minimum of the offering range.  However, there can be no assurance that any individual director or executive officer, or the directors and executive officers as a group, will purchase any specific number of shares of our common stock.  The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering.  Our directors and executive officers will be subject to the same purchase limitations as other participants in the offering set forth under “—Limits on How Much Stock You May Purchase.”

For more information on the proposed purchases of shares of common stock by our directors and executive officers, see “Subscriptions by Directors and Executive Officers.”

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders for shares of common stock in the subscription and community offerings is 12:00 p.m., Eastern Time, on December 16, 2014 , unless we extend the subscription offering and/or the community offering.  If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 p.m., Eastern Time, on December 16, 2014 , whether or not we have been able to locate each person entitled to subscription rights.

For a complete description of the deadline for purchasing shares in the stock offering, see “The Conversion and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 722,500 shares of common stock, we may take additional steps in order to issue the minimum number of shares of common stock in the offering range.  Specifically, we may:

●	increase the purchase limitations; and/or

●	seek regulatory approval to extend the offering beyond January 30, 2015 .

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If we extend the offering past January 30, 2015 , we will resolicit subscribers.  You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period of time, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.20% per annum from the date the stock order was processed.  If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount will be and, in our sole discretion, other subscribers may be, given the opportunity to increase their subscriptions up to the newly applicable limit.

Conditions to Completion of the Conversion

The board of directors of Mt. Washington Savings Bank has approved the plan of conversion.  In addition, the ODFI and the FDIC have conditionally approved the plan of conversion and the Federal Reserve Board has conditionally approved our holding company application.  We cannot complete the conversion unless:

●	The plan of conversion is approved by a majority of votes eligible to be cast by members of Mt. Washington Savings Bank (depositors of Mt. Washington Savings Bank) as of October 31, 2014 ;

●	We have received orders for at least the minimum number of shares of common stock offered; and

●	We receive the final approvals required from the ODFI and the FDIC to complete the conversion and offering and the final approval from the Federal Reserve Board on the holding company application.

Any approval by the ODFI, the FDIC or the Federal Reserve Board does not constitute a recommendation or endorsement of the plan of conversion.

Our Dividend Policy

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements.  However, no decision has been made with respect to the amount, if any, and timing of any dividend payments.  The payment and amount of any dividend payments will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; statutory and regulatory limitations; and general economic conditions.  See “Our Dividend Policy” for additional information regarding our dividend policy.

Market for Common Stock

We have never issued capital stock and there is no established market for our common stock. We anticipate that the common stock sold in the offering will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group. Sterne, Agee & Leach, Inc. currently intends to make a market in the shares of our common stock, but is under no obligation to do so.  Due to the small size of the offering, an active and liquid market for our common stock is not expected to develop.  See “Market for the Common Stock.”

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and offering. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. We expect trading in the stock to begin on the day of completion of the conversion and offering or the next business day. The conversion and offering are expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion.” Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

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Possible Change in the Offering Range

Keller & Company, Inc. will update its appraisal before we complete the offering.  If, as a result of demand for the shares or changes in market conditions, Keller & Company, Inc. determines that our pro forma market value has increased, we may sell up to 1,124,125 shares in the offering without further notice to you.  If our pro forma market value at that time is either below $7.2 million or above $11.2 million, then, after consulting with the ODFI and the FDIC, we may:

●	terminate the stock offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.20% per annum;

●	set a new offering range; or

●	take such other actions as may be permitted by the ODFI, the FDIC, the Federal Reserve Board, the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.20% per annum for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation.  In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Possible Termination of the Offering

We may terminate the offering at any time prior to the special meeting of members of Mt. Washington Savings Bank that is being called to vote on the conversion, and at any time after member approval with the concurrence of the ODFI and the FDIC.  If we terminate the offering, we will promptly return funds, as described above.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of all of our employees being established in connection with the conversion and stock offering, to purchase up to 8% of the shares of common stock that we sell in the offering.  If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 8% of the shares of common stock that we sell in the offering. This would reduce the number of shares available for allocation to eligible depositors.  For further information, see “Management—Benefit Plans and Agreements—Employee Stock Ownership Plan.”

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Purchases by the employee stock ownership plan in the offering will be included in determining whether the required minimum number of shares have been sold in the offering. Subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

We also intend to implement one or more stock-based benefit plans no earlier than six months after completion of the conversion.  Stockholder approval of these plans will be required, and the stock-based benefit plans cannot be implemented until at least six months after the completion of the conversion pursuant to applicable FDIC regulations.  If adopted within 12 months following the completion of the conversion, and provided that upon completion of the offering Mt. Washington Savings Bank has at least a 10% tangible capital to assets ratio, the FDIC conversion regulations would allow for the stock-based benefit plans to reserve a number of shares of common stock equal to not more than 4% of the shares sold in the offering, or up to 39,100 shares of common stock at the maximum of the offering range, for restricted stock awards to key employees and directors, at no cost to the recipients.  If adopted within 12 months following the completion of the conversion, the stock-based benefit plans will also reserve a number of shares equal to not more than 10% of the shares of common stock sold in the offering, or up to 97,750 shares of common stock at the maximum of the offering range, for the exercise of stock options granted to key employees and directors. If the stock-based benefit plans are adopted after one year from the date of the completion of the conversion, the 4% and 10% limitations described above will no longer apply, and we may adopt stock-based benefit plans encompassing more than 136,850 shares of our common stock assuming the maximum of the offering range.  We have not yet determined whether we will present these plans for stockholder approval within 12 months following the completion of the conversion or whether we will present these plans for stockholder approval more than 12 months after the completion of the conversion.

The following table summarizes the number of shares of common stock and aggregate dollar value of grants (valuing each share granted at the offering price of $10.00) that would be available under one or more stock-based benefit plans if such plans are adopted within one year following the completion of the conversion and the offering and Mt. Washington Savings Bank has at least a 10% tangible capital to assets ratio at that time.  The table shows the dilution to stockholders if all these shares are issued from authorized but unissued shares, instead of shares purchased in the open market.  The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all employees.  A portion of the stock grants shown in the table below may be made to non-management employees.

				Dilution
	Number of Shares to be Granted or Purchased (1)			Resulting	Value of Grants (2)
			As a	From	At	At
	At	At	Percentage	Issuance of	Minimum	Maximum
	Minimum	Maximum	of Common	Shares for	of	of
	of Offering	of Offering	Stock to be	Stock Benefit	Offering	Offering
	Range	Range	Issued	Plans	Range	Range
					(In thousands)

Employee stock ownership plan	57,800	78,200	8.00%	n/a (3)	$578	$782
Stock awards	28,900	39,100	4.00	3.85%	289	391
Stock options	72,250	97,750	10.00	9.09%	257	348
Total	158,950	215,050	22.00%	12.28%	$1,124	$1,521

(1)
The stock-based benefit plans may award a greater number of options and shares, respectively, if the plans are adopted more than 12 months after the completion of the conversion.  If Mt. Washington Savings Bank has a tangible capital to assets ratio of less than 10%, the stock-based benefit plans would only be permitted to award a number stock awards equal to 2.0% of the common stock to be issued in the offering, or 14,450 shares at the minimum of the offering range and 19,550 shares at the maximum of the offering range.

(2)
The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made.  For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share.  The fair value of stock options has been estimated at

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$3.56 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of 10 years; a risk-free interest rate of 2.71%; and a volatility rate of 19.97%.  The actual expense of stock options granted under a stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted, which may or may not be the Black-Scholes model.

(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because these shares are assumed to be purchased in the offering.

In addition to the stock-based benefit plans that we may adopt, MW Bancorp and Mt. Washington Savings Bank have entered into an employment agreement with Gregory P. Niesen, our President and Chief Executive Officer, and change in control agreements with certain other of our executive officers subject to regulatory approval.  See “Management—Executive Compensation” in this prospectus for a further discussion of these agreements, including their terms and potential costs, as well as a description of other benefits arrangements.

Tax Consequences

Mt. Washington Savings Bank and MW Bancorp have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding the material federal income tax consequences of the conversion, including an opinion that it is more likely than not that the fair market value of the nontransferable subscription rights to purchase the common stock will be zero and, accordingly, no gain or loss will be recognized by depositors upon the distribution to them of the nontransferable subscription rights to purchase the common stock and no taxable income will be realized by depositors as a result of the exercise of the nontransferable subscription rights.  Mt. Washington Savings Bank and MW Bancorp have also received an opinion of Crowe Horwath LLP regarding the material Ohio state tax consequences of the conversion.  As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Mt. Washington Savings Bank, MW Bancorp or persons eligible to subscribe in the subscription offering.  See the section of this prospectus entitled “Taxation” for additional information regarding taxes.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was signed into law on April 5, 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets.  Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.”  We qualify as an “emerging growth company” and believe that we will continue to qualify as an “emerging growth company” for five years from the completion of the stock offering.

As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Additionally, we are in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Act, (iii) hold non-binding stockholder votes regarding annual executive compensation or executive compensation payable in connection with a merger or similar corporate transaction, (iv) comply with any requirement that may be adopted by the Public Company

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Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (v) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free telephone number is (800) 979-4568 .  The Stock Information Center is open for telephone calls Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time.  The Stock Information Center will be closed on weekends and bank holidays.

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RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

We incurred significant operating losses during the past several years and may not achieve profitability by implementing our business strategies.

We have experienced significant losses since fiscal 2011.  During the years ended June 30, 2014 and 2013, we had a net loss of $482,000 and $3.3 million, respectively.  These losses were due primarily to provisions for loan losses, losses on impairments and sales of real estate owned, and collection and other expenses related to nonperforming assets as we aggressively focused on reducing classified and nonperforming loans, particularly non-owner occupied residential real estate loans and subprime loans, originated prior to 2012.  We may continue to incur additional expenses as we continue to resolve our problem assets.  Our net losses also resulted from expense related to the directors deferred compensation benefits, the valuation allowance applied to our net deferred tax asset, which offset federal income tax benefits from our net losses, and data processing conversion expenses.  Our growth is essential to our future profitability, and we expect to incur expenses related to the implementation of our growth plan, including hiring initiatives, the development and marketing of new products and services and possibly branch expansion.  In addition, the conversion will have a short-term adverse impact on our operating results, due to additional costs related to becoming a public company, increased compensation expenses associated with our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans after the completion of the conversion.

Our ability to achieve profitability depends upon a number of factors, including our ability to successfully implement our new business strategy, to manage expenses related to nonperforming and classified assets, general economic conditions, competition with other financial institutions, changes to the interest rate environment that may reduce our profit margins or impair our business strategy, adverse changes in the securities markets, changes in laws or government regulations, changes in consumer spending, borrowing, or saving, and changes in accounting policies, as well as other risks and uncertainties described in this “Risk Factors” section.

We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.

We are dependent upon the services of the members of our senior management team who direct our strategy and operations.  Since 2012, we have replaced our senior management team with experienced executives, with our top three executives each having at least 18 years of financial institution experience.  Members of our senior management team, or lending personnel who possess expertise in our markets and key business relationships, could be difficult to replace.  Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets.  See “Management of MW Bancorp, Inc.”

A portion of our one- to four-family residential mortgage loans is comprised of subprime loans, which have higher delinquency rates and charge-offs than the remainder of our residential loan portfolio.

Prior to 2012, we offered subprime loans to borrowers for the purchase or refinance of one- to four-family residences, primarily owner occupied.  Because we applied less stringent underwriting and credit

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standards to these loans, our subprime loans have greater credit risk than traditional residential real estate mortgage loans. As of June 30, 2014, we had $9.3 million of subprime loans in our portfolio, 6.7% of which were delinquent 30 days or more, compared to 0.31% for our portfolio of non-subprime one- to four-family loans as of that date.  From July 1, 2012 through June 30, 2014, we incurred net charge-offs of $486,000 on our subprime loans.  We discontinued originations of subprime loans in 2012, subject to very limited exceptions.

A portion of our one- to four-family residential mortgage loans is comprised of non-owner occupied properties which increases the credit risk on this portion of our loan portfolio.

The housing stock in our primary lending market area is comprised in part of single family rental properties as well as two- to four-unit properties.  At June 30, 2014, of the $54.1 million of one- to four-family residential mortgage loans in our portfolio, $8.8 million, or 16.3% of this amount, were comprised of non-owner occupied properties.  Our non-owner occupied residential loans were secured primarily by single family properties, and to a much lesser extent, by two- to four-unit properties  We believe that there is a greater credit risk inherent in investor-owner and non-owner occupied properties, than in owner-occupied single family properties since, similar to commercial real estate and multi-family loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the units of the property. In addition, the physical condition of non-owner-occupied properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.  Furthermore, some of our non-owner-occupied borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan.  A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan.  From July 1, 2012 through June 30, 2014, we incurred net charge-offs of $1.2 million on our non-owner occupied one- to four-family loans.  At June 30, 2014, none of our non-owner occupied one- to four-family loans were delinquent 30 days or more.

A portion of our loans are commercial real estate and multi-family loans and construction loans, which carry greater credit risk than loans secured by owner occupied one- to four-family real estate.  We intend to increase our focus on commercial real estate and multi-family loans and construction loans, and to begin making commercial business loans which also carry greater credit risk.

At June 30, 2014, commercial real estate and multi-family loans totaled $11.1 million, or 16.2% of our loan portfolio, and construction loans totaled $2.8 million, or 4.1% of our loan portfolio.  We have recently started to originate commercial business loans.  Given their larger balances and the complexity of the underlying collateral, commercial real estate, multi-family, construction and commercial business loans generally expose a lender to greater credit risk than loans secured by owner occupied one- to four-family real estate. These loans, as well as consumer loans, also have greater credit risk than owner-occupied residential real estate for the following reasons:

●	commercial real estate and multi-family loans – repayment is dependent on income being generated in amounts sufficient to cover operating expenses, property maintenance and debt service;

●
construction loans – repayment is generally dependent on the borrower’s ability to sell the completed project, the value of the completed project, or the successful operation of the borrower’s business after completion;

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●	commercial business loans – repayment is generally dependent upon the successful operation of the borrower’s business; and

●	consumer loans – repayment is dependent on the borrower’s continuing stability and the collateral may not provide an adequate source of repayment.

If loans that are collateralized by real estate or other business assets or consumer assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.

Furthermore, a key component of our business strategy is to increase our origination of commercial real estate and multi-family loans, and, to a lesser extent, construction loans in our market area to diversify our loan portfolio and increase our yields.  Our portfolios of both owner-occupied and non-owner occupied commercial real estate and multi-family loans is expected to increase significantly. The proposed increase in these types of loans significantly increases our exposure to the risks inherent in these types of loans.

Commercial real estate and multi-family loans, particularly those secured by non-owner-occupied properties, expose us to greater risk of non-payment and loss than loans secured by owner-occupied one-to four-family properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream.  In addition, the physical condition of non-owner-occupied properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.  Furthermore, some of our non-owner-occupied borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan.

Our provision for loan losses and net loan charge-offs have increased significantly in recent years, and we may be required to make further increases in our provision for loan losses and to charge-off additional loans in the future, which could adversely affect our results of operations.  If our allowance for loan losses is not sufficient to cover actual loan losses, we may be required to make additional provisions for loan losses, which would cause our earnings to decrease.

We recorded provisions for loan losses of $290,000 and $1.1 million, respectively, for the years ended June 30, 2014 and 2013 that were charged against income for those periods, and incurred net charge-offs of $151,000 and $1.5 million, respectively, during the same periods.  The levels of provisions and charge-offs was partially related to the resolution and management of our non-owner occupied residential real estate and subprime loan portfolios.  While our allowance for loan losses was $1.5 million, or 2.2% of total loans, at June 30, 2014, we may be required to make additional material additions to our allowance for loan losses that would materially decrease our net income.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers, our borrowers’ cash flow and the value of the real estate and other assets serving as collateral for the repayment of many of our loans.  In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions.  If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover probable incurred losses in our loan portfolio, resulting in future additions to our allowance.

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Lending money is a substantial part of our business and each loan carries a certain risk that it may not be repaid in accordance with its terms, or that any underlying collateral will not be sufficient to assure repayment. This risk is affected by, among other things, cash flow of the borrower and/or the project being financed, the changes and uncertainties as to the future value of the collateral, in the case of a collateralized loan, the duration of the loan, the character and creditworthiness of a particular borrower, and changes in economic and industry conditions.

We maintain an allowance for loan losses, which we believe is the amount considered necessary to reflect probable incurred losses in our loan portfolio.  The allowance is funded by provisions for loan losses charged to expense.  The amount of this allowance is determined by our management through periodic reviews and consideration of several factors, including, but not limited to: our general allowance for loan losses, based on our historical default and loss experience, certain macroeconomic factors, and management’s expectations of future events; our specific allowance for loan losses, based on our evaluation of impaired loans and their underlying collateral; and an unallocated allowance for loan losses to provide for other credit losses inherent in our portfolio that may not have been contemplated in the other loss factors.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes.  Continuing deterioration in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for loan losses. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.  In addition, if charge-offs in future periods exceed the allowance for loan losses we will need additional provisions to replenish the allowance for loan losses.  Any additional provisions will result in a decrease in net income and capital, and may have a material adverse effect on our financial condition and results of operations.

If our nonperforming assets increase, our earnings will be adversely affected.

At June 30, 2014, our nonperforming assets, which consist of non-accruing loans and real estate owned, were $1.6 million, or 1.8% of total assets.  Our nonperforming assets adversely affect our net income in various ways:

●
we record interest income only on a cash basis for certain non-accrual loans, unless collection of remaining recorded principal balance is doubtful, and any nonperforming investment securities and we do not record interest income for real estate owned;

●	we must provide for probable loan losses through a current period charge to the provision for loan losses;

●
noninterest expense increases when we write down the value of properties in our real estate owned portfolio to reflect changing market values; non-interest income decreases when we recognize other-than-temporary impairment on nonperforming investment securities;

●	there are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees related to our real estate owned; and

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●	the resolution of nonperforming assets requires the active involvement of management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our nonperforming assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our financial condition and results of operations.

We had material weaknesses in our internal control over financial reporting during our fiscal year 2013 and 2014, which could affect our ability to provide accurate financial statements.

In connection with the audit of our fiscal 2013 and 2014 financial statements, our independent registered public accounting firm issued a letter to our audit committee identifying three material weaknesses in our internal control over financial reporting. A material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses related to (i) our process and conclusion with respect to our assessment of the ability to realize our net deferred tax assets, (ii) weaknesses identified in the fiscal 2013 allowance for loan loss (“ALL”) calculation, and (iii) weaknesses identified in the fiscal 2014 ALL calculation. Information surrounding each material weakness is as follows:

Deferred Tax Asset Valuation Allowance: An effective internal control was not in place to evaluate our ability to realize the Bank’s net deferred tax asset. Management had originally concluded that no valuation allowance was required at June 30, 2012 despite the Bank having a three-year cumulative loss. Management also originally concluded that a partial valuation allowance was required at June 30, 2013. Operating income for fiscal 2013 failed to meet projections and resulted in further operating losses. During the Bank’s annual audit it was concluded that a full deferred tax asset valuation allowance was necessary as of June 30, 2013 and 2012. As a result, adjustments were recorded in the 2013 financial statements to recognize the full valuation allowance applied to the net deferred tax asset. The adjustments had the effect of reducing our retained earnings at July 1, 2012 by $720,000 and increasing our net loss for the fiscal year ended June 30, 2013 by $216,000. We continue to apply a full valuation allowance to the net deferred tax asset as of June 30, 2014. Our management has addressed this material weakness by implementing a control which requires a review of the quarter-end deferred tax asset analysis by both an appropriate member of our management and an independent third party. Although we believe this control is adequate, the aforementioned control has not been in place for a sufficient period to ensure the material weakness has been remediated.

ALL Calculation: An internal control applied to the preparation and review of the ALL calculation did not operate with sufficient precision to detect potential misstatements. The following deficiencies were noted in the fiscal 2013 ALL calculation:

●	The ALL calculation improperly included participation loans sold and selected other “gross” loan balances which resulted in an ALL overstatement.

●	A spreadsheet formula error understated expected selling costs on impaired loans resulting in an ALL understatement.

●	The Bank had three loans on nonaccrual status, two of which required additional specific reserves. These loans were not identified as impaired.

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The following deficiencies were noted in the fiscal 2014 ALL calculation:

●	The calculation of general ALL reserves included a misclassification of commercial lines of credit within the consumer loan segment.

●
During fiscal 2014, our lending staff made certain changes to the coding of loans. As a result, the classifications used in the fiscal 2014 calculation were inconsistent with those used in the 2013 calculation.

The following deficiencies related to the ALL calculation for both fiscal 2013 and 2014:

●	An undetected coding error resulted in an impaired loan being included in an incorrect loan segment.

●
The Bank had identified one loan as an impaired troubled debt restructuring. Evaluation of the collateral resulted in a corresponding specific reserve on the loan, yet the Bank continued to carry the loan on accruing status.

●	The Bank applied an estimated “cost to sell” percentage to impaired loans that was not documented and was less than actual sales costs.

The aggregate effect of the above ALL calculation deficiencies resulted in a $99,000 understatement of the calculated ALL balance recorded on the balance sheet as of June 30, 2013, and a $99,000 understatement of provision expense for the year ended June 30, 2013. The largest component related to the finding that two loans on nonaccrual status required an impairment allowance totaling $87,000 in fiscal 2013. The impairment reserves for these two loans were recorded in fiscal 2014 because appraisals related to these properties were dated between 80 and 130 days following the fiscal year end. The aggregate effect of the above ALL calculation deficiencies resulted in a $25,000 understatement of the calculated ALL balance recorded on the balance sheet as of June 30, 2014, and a $74,000 overstatement of provision expense for the year ended June 30, 2014. The effect of the ALL deficiencies, individually and in the aggregate, were not deemed material to the Bank’s financial condition, results of operations, cash flows and related disclosures as of and for the years ended June 30, 2013 and 2014. As such, the adjustments were not recorded in the Bank’s financial statements except as noted above. However, the imprecision of controls noted above gave rise to a reasonable possibility that a material misstatement of the Bank’s financial statements could occur without detection on a timely basis.

Subsequent to fiscal 2014, management has implemented revisions to the ALL calculation to address these deficiencies. Furthermore, management has implemented a more precise supervisory review procedure applied to the ALL calculation. The enhanced review specifically includes review of (1) loan classifications within the calculation, both individually and in the aggregate, (2) the measurement of impairment applied to impaired loans, and (3) the estimated costs to sell percentage applied to impaired loans. Although we believe these controls are adequate, the aforementioned controls have not been in place for a sufficient period to ensure the material weakness has been remediated.

We are in the process of upgrading our internal control over financial reporting in connection with our transition from a private to a public company. However, there can be no assurance that we will be able to maintain effective internal control over financial reporting in the future. Any future failure to maintain effective internal control over financial reporting could impair the reliability of our financial statements which in turn could harm our business, impair investor confidence and subject us to regulatory penalties.

We have a high concentration of loans secured by real estate in our market area.  Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

We have relatively few loans outside of our market area, and, as a result, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans.  During the last several years, economic conditions and real estate values within our market area have declined significantly.  We believe that such conditions have contributed to our non-performing assets, loan charge-offs and our provisions for loan losses.

More generally, the United States experienced a severe economic recession in 2008 and 2009, the effects of which have continued through 2012 and 2013. Recent growth has been slow and

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unemployment remains at high levels; as a result, economic recovery is expected to be slow.  Loan portfolio quality has remained poor at many financial institutions reflecting, in part, the weak United States economy and high unemployment rates.  In addition, the value of real estate collateral supporting many commercial real estate and multi-family loans and home mortgages throughout the United States has declined.  The real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans in many markets across the United States.

We believe that the unfavorable economic conditions of the past several years will continue to have an unfavorable impact on our operations as long as they persist.

If our real estate owned is not properly valued or if our allowance for loan losses is insufficient, our earnings could be reduced.

We obtain updated valuations when a loan has been foreclosed and the property taken in as real estate owned and at certain other times during the holding period of the asset. Our net book value (“NBV”) in the loan at the time of foreclosure and thereafter is compared to the updated fair value of the foreclosed property less estimated selling costs (fair value).  A charge-off is recorded for any excess in the asset’s NBV over its fair value less estimated selling costs.  If our valuation process is incorrect, or if property values decline, the fair value of our real estate owned may not be sufficient to recover our carrying value in such assets, resulting in the need for additional charge-offs.  Significant charge-offs to our real estate owned could have a material adverse effect on our financial condition and results of operations.  In addition, bank regulators periodically review our real estate owned and may require us to recognize further charge-offs.  Any increase in our charge-offs may have a material adverse effect on our financial condition and results of operations.

We have a significant amount of net operating losses that we may not be able to utilize.

In recent years, we have generated significant net operating losses and unrealized tax losses (collectively, “NOLs”).  As of June 30, 2014, we had an estimated federal NOL carryforward of $3.2 million.  A valuation allowance has been recorded against the entire future tax benefit.  These NOLs generally may be carried forward for a 20-year period to offset future taxable income and reduce our federal income tax liability.  As a result of our reorganization and conversion from the mutual to stock form of ownership and our contemporaneous stock offering, we may incur an “ownership change” under Section 382 of the Internal Revenue Code (“Section 382”).  An ownership change will occur if after the reorganization, the persons who are considered “owners” of Mt. Washington Savings Bank before the reorganization, i.e., our members, own less than 50% of the stock holding company’s common stock immediately after the reorganization.  This could occur if we are required to sell a significant number of our shares in a community or syndicated offering to persons other than our members.  In addition, an ownership change will occur if, over a rolling three-year period, the percentage of the company stock owned by shareholders holding 5% or more of our common stock has increased by more than 50 percentage points over the lowest percentage of common stock owned by such shareholders during the three year period.

In general, if a company incurs an ownership change under Section 382, the company’s ability to utilize an NOL carryforward to offset its taxable income becomes limited to a certain amount per year.  This limitation is computed by multiplying our fair market value immediately before the ownership change (if the ownership change occurs as a result of the conversion and stock offering,) by a rate equal to the long-term tax-exempt rate for the month in which the ownership change occurs.  The federal NOL carryforwards expire substantially beginning in 2031.

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If we are unable to offset our taxable income to the maximum permitted amount, we would incur additional income tax liability, which would adversely affect our results of operations.

Impairment of our deferred tax assets could require charges to earnings, which could result in a negative impact on our results of operations.

Deferred tax assets are only recognized to the extent it is more likely than not they will be realized.  When our management determined it was not more likely than not that the deferred tax assets will be realized, a valuation allowance with a charge to earnings was reflected in the period.  At June 30, 2014, our net deferred tax asset was carried in our financial statements at a zero balance, which included a valuation allowance of $2.1 million, and was disallowed for regulatory capital purposes.  Based on the levels of taxable income (loss) in prior years and management’s expectation of profitability in the current year and future years, management has determined that $179,000 of additional valuation allowance was required at June 30, 2014.  If we are required in the future to take an additional valuation allowance with respect to our deferred tax asset, our financial condition and results of operations could be negatively affected.

Future changes in interest rates could reduce our profits and asset values.

Future changes in interest rates could impact our financial condition and results of operations.

Net income is the amount by which net interest income and non-interest income exceeds non-interest expense and the provision for loan losses. Net interest income makes up a majority of our income and is based on the difference between:

●	interest income earned on interest-earning assets, such as loans and securities; and

●	interest expense paid on interest-bearing liabilities, such as deposits and borrowings.

We are vulnerable to changes in interest rates including the shape of the yield curve because of a mismatch between the terms to repricing of our assets and liabilities.  For the years ended June 30, 2014 and 2013, our net interest margin was 2.53% and 2.86%, respectively.  Our asset/liability management committee utilizes a computer simulation model to provide an analysis of estimated changes in net interest income in various interest rate scenarios.  At June 30, 2014, in the event of an immediate 100 basis point decrease in interest rates, our model projects a decrease in our net interest income of 2.4%, and in the event of an immediate 100 basis point increase in interest rates, our model projects an increase in our net interest income of 2.1%. Although management believes it has implemented effective asset and liability management strategies to reduce the potential effects of changes in interest rates on our results of operations, any substantial, unexpected or prolonged change in market interest rates could have a material adverse effect on our financial condition and results of operations. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet.

Changes in interest rates also affect the current market value of our interest-earning securities portfolio.  Generally, the value of securities moves inversely with changes in interest rates.  At June 30, 2014, the fair value of our securities classified as available for sale totaled $5.4 million.  Unrealized net gains on available-for-sale securities totaled $20,000 at June 30, 2014 and are reported as a separate component of retained earnings.  However, a rise in interest rates could cause a decrease in the fair value of securities available for sale in future periods which would have an adverse effect on shareholders’ equity.  Additionally, increases in interest rates may decrease loan demand and/or make it more difficult for borrowers to repay adjustable-rate loans.   Conversely, a reduction in interest rates can result in

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increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs.  This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities.

Historically low interest rates may adversely affect our net interest income and profitability.

In recent years it has been the policy of the Federal Reserve Board to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, market rates on the loans we have originated and the yields on securities we have purchased have been at lower levels than available prior to 2008. This has been a significant factor in the decrease in the amount of our interest income to $3.0 million for the year ended June 30, 2014 from $3.2 million for the year ended June 30, 2013.  As a general matter, our interest-bearing assets reprice or mature slightly more quickly than our interest-earning liabilities, which have resulted in decreases in net interest income as interest rates decreased.  However, our ability to lower our interest expense is limited at these interest rate levels while the average yield on our interest-earning assets may continue to decrease.  The Federal Reserve Board has indicated its intention to maintain low interest rates for the next several years.  Accordingly, our net interest income (the difference between interest income earned on assets and interest expense paid on liabilities) may continue to decrease, which will have an adverse effect on our profitability.

Income from secondary mortgage market operations is volatile, and we may incur losses or charges with respect to our secondary mortgage market operations which would negatively affect our earnings.

We have recently implemented a policy of selling in the secondary market a large majority of the longer-term fixed-rate residential mortgage loans that we originate, earning non-interest income in the form of gains on sale.  In fiscal 2014, we sold certain loans to private investors.  We have obtained approval from the FHLB to sell loans effective November 2013.  When interest rates rise, the demand for mortgage loans, particularly refinancing of existing mortgage loans, tends to fall and may reduce the number of loans available for sale.  In addition to interest rate levels, weak or deteriorating economic conditions also tend to reduce loan demand.  Although we originate, and intend to continue originating, loans on a “best efforts” basis, and we sell, and intend to continue selling, loans in the secondary market without recourse, we are required and will continue to be required to give customary representations and warranties to the buyers.  If we breach those representations and warranties, the buyers will be able to require us to repurchase the loans and we may incur a loss on the repurchase.

Liquidity risk could impair our ability to fund operations and jeopardize our financial condition, growth and prospects.

Liquidity is essential to our business. An inability to raise funds through deposits, borrowings, the sale of loans and other sources could have a substantial negative effect on our liquidity. We rely on customer deposits and advances from the FHLB-Cincinnati and other borrowings to fund our operations.  At June 30, 2014, we had $17.3 million of FHLB advances outstanding with an additional $18.4 million of available borrowing capacity, including $5.0 million available under a line of credit agreement.  Although we have historically been able to replace maturing deposits and advances if desired, we may not be able to replace such funds in the future if, among other things, our financial condition, the financial condition of the FHLB, or market conditions change. Our access to funding sources in amounts adequate to finance our activities or the terms of which are acceptable could be impaired by factors that affect us specifically or the financial services industry or economy in general. Factors that could detrimentally impact our access to liquidity sources include a decrease in the level of our business activity as a result of a downturn in the markets where our loans are concentrated, or adverse regulatory action

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against us.  Our ability to borrow could also be impaired by factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations about the prospects for the financial services industry in light of the recent turmoil faced by banking organizations and the continued deterioration in credit markets.

Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates. Although we consider our sources of funds adequate for our liquidity needs, we may seek additional debt in the future to achieve our long-term business objectives. Additional borrowings, if sought, may not be available to us or, if available, may not be available on reasonable terms. If additional financing sources are unavailable, or are not available on reasonable terms, our financial condition, results of operations, growth and future prospects could be materially adversely affected.  Finally, if we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs.  In this case, our operating margins and profitability would be adversely affected.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers.  Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios.  Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings also make it more difficult to offer competitive salaries and benefits.  In addition, our smaller customer base makes it difficult to generate meaningful non-interest income from such activities as securities and insurance brokerage.  Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

Strong competition within our market areas may limit our growth and profitability.

Competition in the banking and financial services industry is intense.  In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere.  Some of our competitors have greater name recognition and market presence that benefit them in attracting business, and offer certain services that we do not or cannot provide.  In addition, larger competitors may be able to price loans and deposits more aggressively than we do, which could affect our ability to grow and remain profitable on a long-term basis.  Our profitability depends upon our continued ability to successfully compete in our market area.  If we must raise interest rates paid on deposits or lower interest rates charged on our loans, our net interest margin and profitability could be adversely affected.  For additional information see “Business of Mt. Washington Savings Bank—Market Area and Competition.”

The financial services industry could become even more competitive as a result of new legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking.  Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems. Many of our competitors have fewer regulatory constraints and

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may have lower cost structures. Additionally, due to their size, many competitors may be able to achieve economies of scale and, as a result, may offer a broader range of products and services as well as better pricing for those products and services than we can.

Government responses to economic conditions may adversely affect our operations, financial condition and earnings.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) has changed the bank regulatory framework.  For example, it has created an independent Consumer Financial Protection Bureau that has assumed the consumer protection responsibilities of the various federal banking agencies, established more stringent capital standards for banks and bank holding companies and gives the Federal Reserve Board exclusive authority to regulate savings and loan holding companies.  The legislation has also resulted in new regulations affecting the lending, funding, trading and investment activities of banks and bank holding companies.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as Mt. Washington Savings Bank, including the authority to prohibit “unfair, deceptive or abusive” acts and practices.  Banks and savings institutions with $10.0 billion or less in assets will continue to be examined by their applicable bank regulators.  The legislation also weakens the federal preemption available for national banks and Ohio savings institutions, and gives state attorneys general the ability to enforce applicable federal consumer protection laws.  The Dodd-Frank Act also requires the federal banking agencies to promulgate rules requiring mortgage lenders to retain a portion of the credit risk related to loans that are securitized and sold to investors.  We expect that such rules would make it more difficult for us to sell loans into the secondary market.  Bank regulatory agencies also have been responding aggressively to concerns and adverse trends identified in examinations.  Ongoing uncertainty and adverse developments in the financial services industry and in the domestic and international credit markets, and the effect of new legislation and regulatory actions in response to these conditions, may adversely affect our operations by restricting our business activities, including our ability to originate or sell loans, modify loan terms, or foreclose on property securing loans.

The full impact of the Dodd-Frank Act on our business will not be known until all of the regulations implementing the statute are adopted and implemented.  As a result, we cannot at this time predict the extent to which the Dodd-Frank Act will impact our business, operations or financial condition. However, compliance with these new laws and regulations may require us to make changes to our business and operations and will likely result in additional costs and divert management’s time from other business activities, any of which may adversely impact our results of operations, liquidity or financial condition.

Furthermore, the Federal Reserve Board, in an attempt to help the overall economy, has, among other things, adopted a low interest rate policy through its targeted federal funds rate and the purchase of mortgage-backed securities.  If the Federal Reserve Board increases the federal funds rate, market interest rates would likely rise, which may negatively affect the housing markets and the U.S. economic recovery.

The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain.

On July 9, 2013, the FDIC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act.  The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and all top-tier savings and loan holding companies.  Among other things, the rule establishes a new common

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equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.  The final rule also requires unrealized gains and losses on certain “available-for-sale” securities holdings to be included for purposes of calculating regulatory capital requirements unless a one-time opt-in or opt-out is exercised.  The rule limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.  The final rule becomes effective for Mt. Washington Savings Bank on January 1, 2015.  The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

Under the new capital standards, in order to be well-capitalized, Mt. Washington Savings Bank would be required to have a common equity to tier 1 capital ratio of 6.5% and a tier 1 capital ratio of 8.0%.  We have conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2014 and have determined that Mt. Washington Savings Bank meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.

The application of more stringent capital requirements for Mt. Washington Savings Bank could, among other things, result in lower returns on invested capital, require the raising of additional capital, and result in regulatory actions if we were to be unable to comply with such requirements.  Furthermore, the imposition of liquidity requirements in connection with the implementation of Basel III could result in our having to lengthen the term of our funding, restructure our business models, and/or increase our holdings of liquid assets. Implementation of changes to asset risk weightings for risk based capital calculations, items included or deducted in calculating regulatory capital and/or additional capital conservation buffers could result in management modifying its business strategy, and could limit our ability to make distributions, including paying out dividends or buying back shares.  Specifically, beginning in 2016, Mt. Washington Savings Bank’s ability to pay dividends will be limited if Mt. Washington Savings Bank does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders.  See “Regulation and Supervision—Federal Banking Regulation—New Capital Rule.”

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. We have established policies and procedures to prevent or limit the impact of system failures, interruptions, and security breaches, but such events may still occur and may not be adequately addressed if they do occur. In addition any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource a majority of our data processing to certain third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations

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could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability.  Any of these events could have a material adverse effect on our financial condition and results of operations.

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we would expect to file with the SEC.  Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price.  In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision, and examination by the Federal Reserve Board, the ODFI and the FDIC.  Such regulators govern the activities in which we may engage, primarily for the protection of depositors.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a financial institution, the classification of assets by a financial institution, and the adequacy of a financial institution’s allowance for loan losses.  Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on us and our operations.  Because our business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change.  Laws, rules and regulations may be adopted in the future that could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.  See “Regulation and Supervision” for a discussion of the regulations to which we are subject.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

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Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and limit an institution’s ability to foreclose on mortgage collateral. If proposals such as these, or other proposals limiting our rights as a creditor, are implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business.  A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas.  As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates.  If our reputation is negatively affected, by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and, therefore, our operating results may be materially adversely affected.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the stock offering.

If you purchase shares of common stock in the stock offering, you may not be able to sell them at or above the purchase price in the stock offering.  The purchase price in the offering is based upon an independent third-party appraisal of the pro forma market value of Mt. Washington Savings Bank, pursuant to federal banking regulations and subject to review and approval by the ODFI and the FDIC.  The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock.  Our aggregate pro forma market value as reflected in the final independent appraisal may exceed the market price of our shares of common stock after the completion of the offering, which may result in our stock trading below the initial offering price of $10.00 per share.

After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.  Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility.  These market fluctuations might not be related to the operating performance of particular companies whose shares are traded.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our Board of Directors may declare out of funds legally available for such payments.  We have made no decision with respect to the payment of dividends after the offering.  The declaration and payment of future cash dividends will be subject to, among other things, our then current and projected consolidated operating results, financial condition, tax considerations, future growth plans, general economic conditions, and

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other factors our Board of Directors deems relevant.  We may also be limited in the payment of dividends under statutory and regulatory provisions.  See “—Risks Related to Our Business—The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain”; “Regulation and Supervision—Federal Banking Regulation—Capital Requirements”; “—New Capital Rule”; “—Capital Distributions”; and “—Holding Company Regulation—Dividends.”

MW Bancorp will be dependent primarily upon the earnings of Mt. Washington Savings Bank for funds to pay dividends on our common shares.  The payment of dividends by Mt. Washington Savings Bank is subject to certain regulatory restrictions.  Federal law generally prohibits a depository institution from making any capital distributions (including payment of a dividend) to its parent holding company if the depository institution would hereafter be or continue to be undercapitalized, and dividends by a depository institution are subject to additional limitations.

In addition to any regulatory restrictions on the payment of dividends from Mt. Washington Savings Bank to MW Bancorp, U.S. tax laws applicable to Mt. Washington Savings Bank could cause a taxable recapture of accumulated bad debt reserves of up to $2 million to the extent that Mt. Washington Savings Bank makes a distribution to MW Bancorp if Mt. Washington Savings Bank does not have sufficient taxable earnings and profits at the time of such distribution.  The income tax liability resulting from such a distribution could be as great as $680,000.  No deferred tax liability has been recorded for this potential recapture liability.  Mt. Washington Savings Bank does not intend to make any distribution to MW Bancorp that would create such a federal tax liability even if Mt. Washington Savings Bank is otherwise permitted or able to make a dividend to MW Bancorp.  Taxable earnings and profits are generally increased by taxable income and tax-exempt income and decreased by income taxes payable and non-deductible expenses.

As a result, any payment of dividends in the future by MW Bancorp will be dependent, in large part, on Mt. Washington Savings Bank’s ability to satisfy these regulatory restrictions and its earnings, capital requirements, financial condition and other factors.

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock.  We expect that our common stock will be quoted on the OTC Pink Marketplace (OTCPK), subject to completion of the offering and compliance with certain conditions.  Sterne Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker.  The number of active buyers and sellers of the shares of common stock at any particular time may be limited.  Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.  In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited.  As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue.  If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share.  Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock.  This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

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You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

A statement reflecting ownership of shares of common stock purchased in the offering may not be delivered for several days after the completion of the offering and the commencement of trading in the common stock. Your ability to sell the shares of common stock before receiving your ownership statement will depend on arrangements you may make with a brokerage firm, and you may not be able to sell your shares of common stock until you have received your ownership statement. As a result, you may not be able to take advantage of fluctuations in the price of the common stock immediately following the offering.

The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers.  We have had negative earnings in recent periods, and we expect our return on equity to remain relatively low until we are able to implement our business plan and leverage the additional capital we receive from the stock offering.  Although we anticipate increasing net interest income using proceeds of the stock offering, our return on equity will be reduced by the capital raised in the stock offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt.  Assuming we are able to return to profitability, until we can implement our business plan and increase our net interest income through investment of the proceeds of the offering, we expect our return on equity to remain relatively low compared to our peer group, which may reduce the value of our shares.

Our stock-based benefit plans will increase our costs, which will reduce our income.

We anticipate that our employee stock ownership plan will purchase up to 8.0% of the total shares of common stock sold in the stock offering, with funds borrowed from MW Bancorp. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $578,000 at the minimum of the offering range and $899,300 at the adjusted maximum of the offering range.  We will record annual employee stock ownership plan expense in an amount equal to the average fair value of shares of common stock committed to be released to employees.  If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

We also intend to adopt one or more stock-based benefit plans after the stock offering that would award participants (at no cost to them) shares of our common stock and/or options to purchase shares of our common stock.  The number of shares reserved for awards of restricted stock or grants of stock options under any initial stock-based benefit plan may not exceed 4% and 10%, respectively, of the total shares sold in the offering, if these plans are adopted within 12 months after the completion of the conversion.  We may reserve shares of common stock for stock awards and stock options in excess of these amounts, provided the stock-based benefit plan is adopted more than one year following the stock offering.

Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 0%; the expected option life is ten years; the risk free interest rate is 2.71% (based on the ten-year Treasury rate) and the volatility rate on the shares of common stock is 19.97% (based on an index of publicly traded thrift institutions), the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $3.56 per

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option granted.  Assuming this value is amortized over a five-year vesting period, the corresponding annual pre-tax expense associated with the stock options in the first year after the offering would be $80,000 at the adjusted maximum of the offering range.  In addition, assuming that all shares of restricted stock are awarded at a price of $10.00 per share, and that the awards vest over a five-year period, the corresponding annual pre-tax expense associated with restricted stock awarded under the stock-based benefit plan would be $90,000 at the adjusted maximum of the offering range in the first year after the offering.  Moreover, if we grant shares of common stock or options in excess of these amounts, such grants would increase our costs further.

The fair value of the shares of restricted stock on the date granted under the stock-based benefit plan will be expensed by us over the vesting period of the shares.  If the shares of restricted stock to be granted under the plan are repurchased in the open market (rather than issued directly from authorized but unissued shares by MW Bancorp) and cost the same as the purchase price in the stock offering, the reduction to stockholders’ equity due to the stock-based benefit plan would be between $289,000 at the minimum of the offering range and $449,650 at the adjusted maximum of the offering range.  To the extent we repurchase shares of common stock in the open market to fund the grants of shares under the plan, and the price of such shares exceeds the offering price of $10.00 per share, the reduction to stockholders’ equity would exceed the range described above.  Conversely, to the extent the price of such shares is below the offering price of $10.00 per share, the reduction to stockholders’ equity would be less than the range described above.

The implementation of stock-based benefit plans will dilute your ownership interest.

We intend to adopt one or more stock-based benefit plans, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the stock offering.  If these stock-based benefit plans are funded from the issuance of authorized but unissued shares of common stock, stockholders would experience a reduction in ownership interest totaling 12.28%.  Although the implementation of the stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering.  Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs and the dilution to other shareholders.

If we adopt stock-based benefit plans within one year following the completion of the stock offering, then we may grant shares of common stock or stock options under our stock-based benefit plans for up to 4% and 10%, respectively, of our total outstanding shares.  The amount of stock awards and stock options available for grant under the stock-based benefit plans may exceed these amounts, provided the stock-based benefit plans are adopted more than one year following the stock offering.  Although the implementation of the stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such a plan will be at the discretion of our Board of Directors. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our costs, which will reduce our income.”  Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans will dilute your ownership interest.”

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We have entered into an employment agreement and change in control agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.

In anticipation of the conversion and subject to the receipt of any necessary regulatory approvals, we have entered into an employment agreement with our President and Chief Executive Officer, and change in control agreements with three other officers.  In the event of termination of employment other than for cause, or in the event of certain types of termination following a change in control, as set forth in the employment agreement and change in control agreements, the agreements provide for cash severance benefits that would cost us up to $817,000 in the aggregate based on information as of June 30, 2014.  These amounts may be reduced, if necessary, to an amount that would not qualify the payments to be deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.  For additional information see “Management of MW Bancorp, Inc.—Executive Officer Compensation.”

We have broad discretion in using the proceeds of the stock offering.  Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $5.4 million and $5.6 million of the net proceeds of the offering in Mt. Washington Savings Bank.  We also expect to use a portion of the net proceeds we retain to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan.  We may use the remaining net proceeds to invest in short-term and other investments, repurchase shares of common stock, pay dividends, or for other general corporate purposes.  Mt. Washington Savings Bank intends to use the net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring a new branch, or for other general corporate purposes.  However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. Also, certain of these uses, such as opening new branches, paying dividends and repurchasing common stock, may require the approval of the ODFI, the FDIC or the Federal Reserve Board.  We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at the time that is most beneficial to MW Bancorp, Mt. Washington Savings Bank or the shareholders.  For additional information see “How We Intend To Use The Proceeds From The Offering.”

Certain provisions of our articles of incorporation and bylaws, and state and federal law could prevent or impede the ability of stockholders to obtain representation on our board of directors, and may discourage hostile acquisitions of control of MW Bancorp, Inc., which could negatively affect our stock value.

Certain provisions in our articles of incorporation and bylaws may discourage attempts to acquire MW Bancorp, pursue a proxy contest for control of MW Bancorp, assume control of MW Bancorp by a holder of a large block of common stock, and remove MW Bancorp’s management, all of which shareholders might think are in their best interests. These provisions include:

●
restrictive requirements regarding eligibility for service on the board of directors, including age restrictions, residency requirements, a prohibition on service by persons who are or have been the subject of certain legal or regulatory proceedings, a prohibition on service by persons who are party to agreements that may affect their voting discretion, a prohibition on service by persons who have lost more than one campaign for election,

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and a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service;

●	the election of directors to staggered terms of three years;

●	provisions requiring advance notice of shareholder proposals and director nominations;

●	a limitation on the right to vote more than 10% of the outstanding shares of common stock;

●	a prohibition on cumulative voting;

●	a requirement that the calling of a special meeting by shareholders requires the request of a majority of all votes entitled to be cast at the special meeting;

●	a requirement that directors may only be removed for cause and by a majority of the votes entitled to be cast;

●
the board of directors’ ability to cause MW Bancorp to issue preferred stock without shareholder approval, any series of which may have rights and privileges senior to the common stock being offered in the Offering ; and

●	the requirement of the vote of 80% of the votes entitled to be cast in order to amend certain provisions of the articles of incorporation, including those set forth above.

For further information, see “Restrictions on Acquisition of MW Bancorp, Inc.—MW Bancorp, Inc.’s Articles of Incorporation and Bylaws.”

Federal regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of Mt. Washington Savings Bank or MW Bancorp without the prior approval of the FDIC.  In addition, the business corporation law of Maryland, the state where MW Bancorp is incorporated, provides for certain restrictions on acquisition of MW Bancorp See “Restrictions on Acquisitions of MW Bancorp, Inc.—Maryland Corporate Law,” “—Mt. Washington Savings Bank’s Articles of incorporation” and “—Change in Control Regulations.”

A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans.

Our board of directors and executive officers intend to purchase in the aggregate approximately 17.3% and 12.8% of our common stock at the minimum and maximum of the offering range, respectively. These purchases, together with the purchase by the employee stock ownership plan of 8.0% of the aggregate shares sold in the offering, as well as the potential acquisition of common stock through the proposed equity incentive and stock award plan will result in ownership by insiders of MW Bancorp, Inc. and Mt. Washington Savings Bank of approximately 39.3% of the total shares issued in the offering at the minimum and approximately 34.8% of the total shares issued in the offering at the maximum of the offering range. The ownership by executive officers, directors and our stock plans could result in actions being taken that are not in accordance with other shareholders’ wishes, and could prevent any action requiring a supermajority vote under our articles of incorporation and bylaws (including the amendment of certain protective provisions of our articles and bylaws discussed immediately above).

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Our stock value may be negatively affected by federal regulations that restrict takeovers.

For three years following the stock offering, FDIC regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the FDIC, or successor regulator.  See “Restrictions on Acquisition of MW Bancorp, Inc.” for a discussion of applicable FDIC regulations regarding acquisitions.  Certain prospective investors may choose to purchase shares of a company if they believe that the company will be acquired, thereby potentially increasing its stock value. Because federal regulations will restrict any such acquisition of us or Mt. Washington Savings Bank for at least three years after the completion of the conversion, these regulations may negatively affect our stock value.

We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from various reporting requirements applicable to emerging growth companies, our common stock could be less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 ( the “JOBS Act”). We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a non-binding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Oxley Act”), including the additional level of review of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting. As a result, our stockholders may not have access to certain information they may deem important.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period. Taking advantage of any of these exemptions may adversely affect the value and trading price of our common stock.

We have elected to delay the adoption of new and revised accounting pronouncements, which means that our financial statements may not be comparable to those of other public companies.

As an “emerging growth company” we have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

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SELECTED FINANCIAL AND OTHER DATA
OF MT. WASHINGTON SAVINGS BANK

The following tables set forth selected historical financial and other data of Mt. Washington Savings Bank for the periods and at the dates indicated.  The information at and for the years ended June 30, 2014 and 2013 is derived in part from, and should be read together with, the audited financial statements and notes thereto of Mt. Washington Savings Bank beginning at page F-1 of this prospectus.  The following information is only a summary, and should be read in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

	At June 30,
	2014	2013
	(In thousands)
Selected Financial Condition Data:
Total assets	$89,113	$82,422
Cash and cash equivalents	4,470	4,064
Available-for-sale securities	5,416	11,517
Held-to-maturity securities	2,374	—
Federal Home Loan Bank stock	1,164	1,164
Loans receivable, net	67,284	58,732
Foreclosed assets	158	812
Premises and equipment	385	282
Accrued interest receivable	187	162
Cash surrender value of life insurance	3,282	3,188
Total liabilities	80,284	73,142
Deposits:
Time	46,055	47,716
Other	14,655	11,468
FHLB advances	17,333	11,579
Other liabilities	2,241	2,379
Total equity	8,829	9,280

	For the Years Ended June 30,
	2014	2013
	(In thousands)
Selected Operating Data:
Interest income	$2,981	$3,194
Interest expense	921	946
Net interest income	2,060	2,248
Provision for loan losses	290	1,144
Net interest income after provision for loan losses	1,770	1,104
Non-interest income	291	164
Non-interest expense	2,572	4,565
Loss before income taxes	(511)	(3,297)
Income tax expense (benefit)	(29)	—
Net loss	$(482)	$(3,297)

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	At or For the Years Ended June 30,
	2014	2013
	(Dollars in thousands)

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets (ratio of net income (loss) to average total assets)	(0.57)%	(4.00)%
Return on average equity (ratio of net income (loss) to average total equity)	(5.35)%	(27.58)%
Interest rate spread (1)	2.41%	2.71%
Net interest margin (2)	2.53%	2.86%
Efficiency ratio (3)	109.40%	189.26%
Non-interest expense to average total assets	3.03%	5.55%
Average interest-earning assets to average interest-bearing liabilities	110.79%	112.43%
Loans to deposits	113.32%	101.59%
Average equity to average total assets	10.60%	14.52%

Asset Quality Ratios:
Non-performing assets to total assets	1.79%	3.20%
Non-performing loans to total loans	2.09%	3.04%
Allowance for loan losses to non-performing loans	106.81%	76.56%
Allowance for loan losses to total loans	2.23%	2.33%
Net charge-offs to average outstanding loans	0.24%	2.56%

Capital Ratios:
Equity to total assets at end of period	9.91%	11.26%
Total capital (to risk-weighted assets) (4)	20.6%	23.2%
Tier I capital (to risk-weighted assets) (4)	19.3%	21.9%
Tier I capital (to total adjusted assets) (4)	10.0%	11.4%

Other Data:
Number of full service banking offices	1	1
Full-time equivalent employees	12	12
Total assets per employee	$7,426	$6,869

(1)	The interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(4)	Bank only capital ratios presented.

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RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data of Mt. Washington Savings Bank for the periods and at the dates indicated.  The data presented at September 30, 2014 and for the three months ended September 30, 2014 and 2013 are derived from unaudited financial statements but reflect all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the three months ended September 30, 2014 are not necessarily indicative of the results to be achieved for the remainder of the year ending June 30, 2015 or for any other period.

	At September 30,	At June 30,
	2014	2014
	(In thousands)
	(unaudited)
Selected Financial Condition Data:
Total assets	$90,373	$89,113
Cash and cash equivalents	1,254	4,470
Interest-bearing deposits in other banks	3,598	3,998
Available-for-sale securities	4,526	5,416
Held-to-maturity securities	2,079	2,374
Federal Home Loan Bank stock	1,164	1,164
Loans receivable, net	73,053	67,284
Foreclosed assets	189	158
Premises and equipment	377	385
Accrued interest receivable	195	187
Cash surrender value of life insurance	3,305	3,282
Total liabilities	81,562	80,284
Deposits:
Time	44,168	46,055
Other	17,379	14,655
FHLB advances	18,719	17,333
Other liabilities	1,296	2,241
Total equity	8,811	8,829

	For the Three Months Ended September 30,
	2014	2013
	(In thousands) (unaudited)
Selected Operating Data:
Interest income	$790	$702
Interest expense	242	221
Net interest income	548	481
Provision for loan losses	15	30
Net interest income after provision for loan losses	533	451
Non-interest income	40	82
Non-interest expense	575	572
Loss before income taxes	(2)	(39)
Income tax expense (benefit)	—	(15)
Net loss	$(2)	$(24)

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	At or For the Three Months Ended September 30,
	2014	2013
	(Dollars in thousands) (unaudited)

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets (ratio of net income (loss) to average total assets) (1)	(0.01)%	(0.12)%
Return on average equity (ratio of net income (loss) to average total equity) (1)	(0.09)%	(1.03)%
Interest rate spread (1) (2)	2.48%	2.34%
Net interest margin (1) (3)	2.59%	2.46%
Efficiency ratio (1) (4)	97.79%	101.60%
Non-interest expense to average total assets (1)	2.60%	2.83%
Average interest-earning assets to average interest-bearing liabilities	109.05%	110.83%
Loans to deposits	120.69%	98.40%
Average equity to average total assets	9.97%	11.57%

Asset Quality Ratios:
Non-performing assets to total assets	1.70%	2.49%
Non-performing loans to total loans	1.81%	2.78%
Allowance for loan losses to non-performing loans	115.23%	88.05%
Allowance for loan losses to total loans	2.08%	2.44%
Net charge-offs to average outstanding loans	0.00%	0.00%

Capital Ratios:
Equity to total assets at end of period	9.75%	11.28%
Total capital (to risk-weighted assets) (5)	18.73%	24.01%
Tier I capital (to risk-weighted assets) (5)	17.50%	22.73%
Tier I capital (to total adjusted assets) (5)	9.87%	11.4%

Other Data:
Number of full service banking offices	1	1
Full-time equivalent employees	12	12
Total assets per employee	$7,531	$7,426

(1)	Ratios are annualized.
(2)	The interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Bank only capital ratios presented.

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Comparison of Financial Condition at September 30, 2014 and June 30, 2014

Total Assets. Total assets were $90.4 million at September 30, 2014, an increase of $1.3 million, or 1.4%, over the $89.1 million at June 30, 2014. The increase was primarily comprised of an increase in net loans, including loans held for sale, of $5.8 million, which was partially offset by a decrease in cash and cash equivalents of $3.2 million and a decrease in investment securities of $1.2 million.

Net Loans. Net loans, including loans held for sale, increased by $5.8 million, or 8.6%, to $73.1 million at September 30, 2014 from $67.3 million at June 30, 2014. During the three months ended September 30, 2014, we originated $11.7 million of loans, $7.7 million of which were one- to four-family residential real estate loans, $2.2 million of which were construction loans and $1.5 million of which were commercial real estate loans, and sold $532,000 of loans in the secondary market. During the three months ended September 30, 2014, one- to four-family residential real estate loans increased $3.8 million, or 7.0%, to $57.9 million at September 30, 2014, from $54.1 million at June 30, 2014; commercial real estate loans increased $1.6 million, or 17.9%, to $10.6 million at September 30, 2014; and construction loans increased $460,000, or 16.5%, to $3.3 million at September 30, 2014.   Increases in loan balances reflect our strategy to grow and diversify our loan portfolio, with an emphasis on increasing commercial and multi-family residential loans, as a shift in strategy from our traditional focus on one-to four-family residential loans.  Such growth has been achieved amid strong competition for commercial real estate, multi-family and one- to four-family residential mortgage loans in our market area in the current low interest rate environment.

During the latter part of fiscal 2013, we initiated a program to sell certain fixed-rate, 30-year term mortgage loans in the secondary market.  We have sold loans on both a servicing released and servicing retained basis, in transactions with the FHLB-Cincinnati, through its mortgage purchase program, and other investors.  We sold $532,000 of loans in the three months ended September 30, 2014.  Total loans sold and serviced accumulated to $1.0 million at September 30, 2014.  Management intends to continue this sales activity in future periods.

Interest-Bearing Time Deposits in Other Financial Institutions.   Interest-bearing time deposits in other banks decreased by $400,000, or 10.0%, to a total of $3.6 million at September 30, 2014, compared to $4.0 million at June 30, 2014.  Management began to invest in certificates of deposit during the year ended June 30, 2013, to increase the yield on liquid assets beyond the rates available in overnight funds.

Investment Securities. Investment securities decreased $1.2 million, or 15.2%, to $6.6 million at September 30, 2014 from $7.8 million at June 30, 2014.  The decrease consisted primarily of called securities and principal repayments on mortgage-backed securities during the three months ended September 30, 2014.

The yield on our investment securities decreased to 1.29% for the three months ended September 30, 2014 from 1.73% for the three months ended September 30, 2013, as a result of the maturity and sales of securities during the period and the continuing low interest rate environment. At September 30, 2014, investment securities classified as available-for-sale and held-to-maturity consisted entirely of government-sponsored mortgage-backed securities.

Foreclosed Assets. Foreclosed assets totaled $189,000 at September 30, 2014 compared to $158,000 at June 30, 2014, as we sold $47,000 of foreclosed properties and added $77,000 of assets through foreclosure.  At September 30, 2014, our foreclosed assets included three parcels of one- to four-family residential real estate.

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Deposits. Deposits increased by $837,000, or 1.4%, to $61.5 million at September 30, 2014 from $60.7 million at June 30, 2014. Our core deposits, which consist of all deposit account types except certificates of deposit, increased $2.7 million, or 18.6%, to $17.4 million at September 30, 2014 from $14.7 million at June 30, 2014.  Certificates of deposit decreased $1.9 million, or 4.1%, to $44.2 million at September 30, 2014 from $46.1 million at June 30, 2014. During the three months ended September 30, 2014, management continued its strategy of pursuing growth in demand accounts and other lower cost core deposits.  Demand accounts were first offered by the Bank during the year ended June 30, 2013 and totaled $5.1 million at September 30, 2014.  Management intends to continue its efforts to increase core deposits, with a special emphasis on growth in consumer and business demand deposits.

Federal Home Loan Bank Advances.   Federal Home Loan Bank advances increased $1.4 million, or 8.0%, to $18.7 million at September 30, 2014 from $17.3 million at June 30, 2014. Management has pursued a strategy of periodically increasing these advances to take advantage of this low-cost source of funding during the low interest rate environment for growth in the Bank’s loans and investments.  The aggregate cost of these advances was 1.56% at September 30, 2014, compared to the Bank’s cost of deposits of 1.16% at that date.

Total Equity. Total equity decreased $18,000, or 0.2%, to $8.8 million at September 30, 2014 and June 30, 2014. The decrease resulted from a net loss of $2,000 during the three months ended September 30, 2014, and a $16,000 increase in the accumulated other comprehensive loss.

Comparison of Operating Results for the Three Months Ended September 30, 2014 and September 30, 2013

General.   Our net loss for the three months ended September 30, 2014 was $2,000, compared to a net loss of $24,000 for the three months ended September 30, 2013, a decrease of $22,000, or 91.7%. The decrease in net loss was primarily due to a $67,000 increase in net interest income and a $15,000 decrease in the provision for loan losses, which were partially offset by a $42,000 decrease in noninterest income, a $3,000 increase in noninterest expenses and a $15,000 increase in federal income taxes.

Interest Income. Interest income increased $88,000, or 12.5%, to $790,000 for the three months ended September 30, 2014 from $702,000 for the three months ended September 30, 2013. This increase was primarily attributable to a $100,000 increase in interest on loans receivable, which was partially offset by a $16,000 decrease in interest on investment securities. The average balance of loans during the three months ended September 30, 2014 increased by $10.5 million, or 17.4%, from the balance for the three months ended September 30, 2013, while the average yield on loans decreased by seven basis points to 4.21% for the three months ended September 30, 2014 from 4.28% for the three months ended September 30, 2013. The decrease in average yield on loans was due to the declining interest rate environment, as well as an increase in payoffs of higher interest rate loans as customers refinanced loans at lower interest rates. The average balance of investment securities decreased $1.8 million to $7.4 million for the three months ended September 30, 2014 from $9.3 million for the three months ended September 30, 2013, while the average yield on investment securities decreased by 44 basis points to 1.29% for the three months ended September 30, 2014 from 1.73% for the three months ended September 30, 2013. The decrease in average yield on securities was due to the declining interest rate environment, as well as our decision to invest in shorter-term securities, which generally bear interest at a lower rate than longer-term securities.  Interest income on other interest-bearing deposits, including certificates of deposit in other financial institutions, increased $4,000, or 20.0%, for the three months ended September 30, 2014, as an increase in the average yield of 50 basis points, to 1.41% for the three months ended September 30, 2014, was partially offset by a decrease in the average balance of $1.9 million period-to-period.

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Interest Expense. Total interest expense increased $21,000, or 9.5%, to $242,000 for the three months ended September 30, 2014 from $221,000 for the three months ended September 30, 2013. Interest expense on deposit accounts increased $1,000, or 0.6%, to $178,000 for the three months ended September 30, 2014 from $177,000 for the three months ended September 30, 2013. The increase was primarily due to an increase of $1.2 million, or 2.1%, in the average balance of deposits to $60.7 million for the three months ended September 30, 2014, which was partially offset by a decrease of two basis points in the average cost of interest-bearing deposits to 1.17% for the three months ended September 30, 2014 from 1.19% for the three months ended September 30, 2013, reflecting the declining interest rate environment.

Interest expense on FHLB advances increased $20,000 to $64,000 for the three months ended September 30, 2014 from $44,000 for the three months ended September 30, 2013. The average balance of advances increased by $6.0 million, or 54.8%, to $17.1 million for the three months ended September 30, 2014 compared to the three months ended September 30, 2013, while the average cost of these advances decreased by nine basis points to 1.50% from 1.59%.  As noted above, management elected to increase outstanding advances as a source of lower-cost funding.

Net Interest Income . Net interest income increased $67,000, or 13.9%, to $548,000 for the three months ended September 30, 2014 compared to $481,000 for the three months ended September 30, 2013. The increase reflected the increase in the interest rate spread to 2.48% for the three months ended September 30, 2014 from 2.34% for the three months ended September 30, 2013, while the average net interest earning assets decreased $596,000 period-to-period.  Our net interest margin increased to 2.59% for the three months ended September 30, 2014 from 2.46% for the three months ended September 30, 2013. The interest rate spread and net interest margin were impacted by a continuation of a low interest rate environment.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $15,000 for the three months ended September 30, 2014 and $30,000 for the three months ended September 30, 2013. The allowance for loan losses was $1.6 million, or 2.08% of total loans, at September 30, 2014, compared to $1.5 million, or 2.23% of total loans, at June 30, 2014. The decrease in the provision for loan losses in the three months ended September 30, 2014 compared to the same period in 2013 was due primarily to lesser balances of nonperforming loans and delinquent loans in the 2014 period.  Total nonperforming loans were $1.3 million at September 30, 2014, compared to $1.6 million at September 30, 2013. Classified loans declined to $2.1 million at September 30, 2014, compared to $2.5 million at September 30, 2013, and total loans past due greater than 30 days were $496,000 and $1.3 million at those respective dates.  Net charge-offs totaled $1,000 for the three months ended September 30, 2014, compared to net recoveries of $2,000 for the three months ended September 30, 2013.  As a percentage of nonperforming loans, the allowance for loan losses was 115.23% at September 30, 2014 compared to 88.05% at September 30, 2013.  Management has continued a strategy focused on resolution of problem loans and a reduction of the Bank’s volume of nonperforming loans.   The provision for loan losses in the three months ended September 30, 2014 and 2013 was attributable primarily to estimated losses recognized on certain impaired loans as well as the Bank’s overall growth in loans and the change in the loan product mix, as the Bank continued its efforts to diversify the loan portfolio from its traditional focus on one-to four-family residential loans.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover probable incurred losses in the loan portfolio at September 30, 2014 and 2013. While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.

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Non-Interest Income . Non-interest income decreased $42,000, or 51.2%, to $40,000 for the three months ended September 30, 2014 from $82,000 for the three months ended September 30, 2013. The decrease was primarily due to the effects of a gain on sale of foreclosed assets of $44,000 in the 2013 period compared to a gain on sale of $1,000 in 2014.

Gains on sales of loans amounted to $9,000 in the 2014 period, compared to $4,000 in the 2013 period, as the Bank continued a program to sell certain loans in the secondary market.

Non-Interest Expense. Non-interest expense increased $3,000, or 0.5%, to $575,000 for the three months ended September 30, 2014 compared to $572,000 for the three months ended September 30, 2013. The increase was due primarily to an $11,000 increase in data processing and a $30,000 increase in professional services, primarily due to costs associated with the conversion, which were partially offset by a $13,000 decrease in compensation expense and a $19,000 decrease in franchise taxes.

Non-interest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

Federal Income Taxes.   Federal income tax credits decreased by $15,000 due to a benefit of $15,000 recognized for the three months ended September 30, 2013.  The federal income tax benefit related primarily to the tax effects of changes in the accumulated other comprehensive income, required as a result of the full impairment valuation allowance maintained on the Bank’s deferred tax assets in fiscal 2014.  Management evaluated the deferred tax asset based upon a projection of future operating results and determined that a full impairment valuation allowance was required at both September 30, 2014 and 2013.  The Bank has a total valuation allowance on its net deferred tax assets of $2.1 million at September 30, 2014.  The deferred tax asset will only be recognized in future periods when it is more likely than not that the net deferred tax asset can be realized, primarily through the generation of sustainable taxable income.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “believe,” “contemplate,” “continue,” “target” and words of similar meaning.  These forward-looking statements include, but are not limited to:

●	statements of our goals, intentions and expectations;

●	statements regarding our business plans, prospects, growth and operating strategies;

●	statements regarding the asset quality of our loan and investment portfolios; and

●	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	our ability to manage our operations under the current adverse economic conditions nationally and in our market area;

●	adverse changes in the financial industry, securities, credit and national local real estate markets (including real estate values);

●
significant increases in our loan losses, including as a result of our inability to resolve classified and non-performing assets or reduce risks associated with our loans, and management’s assumptions in determining the adequacy of the allowance for loan losses;

●	credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in our allowance for loan losses and provision for loan losses;

●	the use of estimates in determining fair value of certain of our assets, which may prove to be incorrect and result in significant declines in valuations;

●	competition among depository and other financial institutions;

●	our ability to successfully implement our business plan and to grow our franchise to improve profitability;

●	our success in increasing our one- to four-family, commercial and industrial and consumer lending, and selling one- to four-family loans in the secondary market;

●	our ability to attract and maintain deposits and our success in introducing new financial products;

●	our ability to improve our asset quality even as we increase our commercial real estate and multi-family and commercial business lending;

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●
changes in interest rates generally, including changes in the relative differences between short term and long term interest rates and in deposit interest rates, that may affect our net interest margin and funding sources;

●	fluctuations in the demand for loans, which may be affected by the number of unsold homes, land and other properties in our market areas and by declines in the value of real estate in our market area;

●	changes in consumer spending, borrowing and savings habits;

●	declines in the yield on our assets resulting from the current low interest rate environment;

●	risks related to a high concentration of loans secured by real estate located in our market area;

●
the results of examinations by our regulators, including the possibility that our regulators may, among other things, require us to increase our allowance for loan losses, write down assets, change our regulatory capital position, limit our ability to borrow funds or maintain or increase deposits, or prohibit us from paying dividends, which could adversely affect our dividends and earnings;

●	changes in the level of government support of housing finance;

●	our ability to enter new markets successfully and capitalize on growth opportunities;

●
changes in laws or government regulations or policies affecting financial institutions, including the Dodd-Frank Act and the JOBS Act, which could result in, among other things, increased deposit insurance premiums and assessments, capital requirements, regulatory fees and compliance costs, particularly the new capital regulations, and the resources we have available to address such changes;

●
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;

●
changes in our compensation and benefit plans, and our ability to retain key members of our senior management team and to address staffing needs in response to product demand or to implement our strategic plans;

●	loan delinquencies and changes in the underlying cash flows of our borrowers;

●	our ability to control costs and expenses, particularly those associated with operating as a publicly traded company;

●	the failure or security breaches of computer systems on which we depend;

●	the ability of key third-party service providers to perform their obligations to us;

●	changes in the financial condition or future prospects of issuers of securities that we own; and

●	other economic, competitive, governmental, regulatory and operational factors affecting our operations, pricing, products and services described elsewhere in this prospectus.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.  Please see “Risk Factors” beginning on page 16.

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HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $6.1 million and $8.7 million, or $10.1 million if the offering range is increased by 15%.

We intend to distribute the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of
	722,500 shares		850,000 shares		977,500 shares		1,124,125 shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$7,225		$8,500		$9,775		$11,241
Less offering expenses	(1,110)		(1,110)		(1,110)		(1,110)
Net offering proceeds (2)	$6,115	100.0%	$7,390	100.0%	$8,665	100.0%	$10,131	100.0%

Distribution of net proceeds:
To Mt. Washington Savings Bank	$(5,400)	(88.3)%	$(5,600)	(75.8)%	$(5,600)	(64.6)%	$(5,600)	(55.3)%
To fund loan to employee stock ownership plan	$(578)	(9.5)%	$(680)	(9.2)%	$(782)	(9.0)%	$(899)	(8.9)%
Retained by MW Bancorp	$137	2.2%	$1,110	15.0%	$2,283	26.4%	$3,632	35.8%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)	Assumes that all shares of common stock are sold in the subscription and community offerings.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Mt. Washington Savings Bank’s deposits.  The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

MW Bancorp intends to fund a loan to the employee stock ownership plan to purchase shares of common stock in the stock offering.  MW Bancorp may also use the proceeds it retains from the offering:

●	to invest in short-term and other securities consistent with our investment policy;

●	to pay cash dividends to our stockholders;

●	to repurchase shares of our common stock subject to compliance with applicable regulatory requirements; and

●	for other general corporate purposes.

With the exception of the funding of the loan to the employee stock ownership plan, MW Bancorp has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, we intend to invest a substantial portion of the net proceeds in investment grade securities, including securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government agencies and U.S. Government-sponsored enterprises.

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See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion.  Under applicable federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the appropriate Federal regulator) or tax qualified employee stock benefit plans.

We anticipate that MW Bancorp will invest, at the minimum, midpoint, maximum and adjusted maximum of the offering range, approximately $5.4 million, $5.6 million, $5.6 million and $5.6 million, respectively, of the net proceeds from the stock offering in Mt. Washington Savings Bank.  Mt. Washington Savings Bank intends to use the net proceeds it receives from the stock offering:

●	to fund new residential, commercial real estate and multi-family, commercial business, construction and consumer loans;

●	to enhance existing products and services and to support the development of new products and services;

●	to invest in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government-sponsored enterprises and other securities in accordance with our investment policy;

●
to expand our retail banking franchise, including the consideration of establishing or acquiring a new branch or acquiring another financial institution as opportunities arise, although we do not currently have any understandings or agreements to establish or acquire any new branch offices or other financial institution; and

●	for other general corporate purposes.

Mt. Washington Savings Bank has not quantified its plans for use of the offering proceeds for each of the foregoing purposes. Initially, a substantial portion of the net proceeds will be invested in securities issued by U.S. Government agencies and mortgage-backed securities issued by U.S. Government-sponsored enterprises.  The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of opportunities to expand our operations through establishing or acquiring new branches, our ability to receive regulatory approval for any such expansion activities, and overall market conditions.  We currently have no understandings or agreements to acquire other banks, thrifts, branches thereof or other financial services companies.  There can be no assurance that we would be able to consummate any acquisition.  We are considering the possibility of opening a new branch office during the next several years.  However, we have no specific arrangements or understandings nor have we identified a location for such branch, and there can be no assurance that such branch expansion will be implemented.  If we do open an additional branch, that would result in increased overhead expense.

OUR DIVIDEND POLICY

Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to statutory and regulatory requirements.  Specifically, the Federal Reserve Board has issued a policy statement providing that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition.  Regulatory guidance also provides for

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prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition. No decision has been made with respect to the payment of dividends.  In determining whether to pay a cash dividend and the amount of such cash dividend, the board of directors is expected to take into account a number of factors, including regulatory capital requirements, our financial condition and results of operations, other uses of funds for the long-term value of stockholders, tax considerations, statutory and regulatory limitations and general economic conditions.  In addition, beginning in 2016, Mt. Washington Savings Bank’s ability to pay dividends will be limited if Mt. Washington Savings Bank does not have the capital conservation buffer required by the new capital rules, which may limit our ability to pay dividends to stockholders.  See “Regulation and Supervision—Federal Banking Regulation—New Capital Rule.” No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future.  Special cash dividends, stock dividends or returns of capital, to the extent permitted by regulations and policies of the Federal Reserve Board, the ODFI and the FDIC, may be paid in addition to, or in lieu of, regular cash dividends.

We will file a consolidated federal tax return with Mt. Washington Savings Bank.  Accordingly, it is anticipated that any cash distributions that we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.  Additionally, pursuant to regulations of the Federal Reserve Board, during the three-year period following the stock offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

Pursuant to our articles of incorporation, we are authorized to issue preferred stock.  If we issue preferred stock, the holders thereof may have a priority over the holders of our shares of common stock with respect to the payment of dividends.  For a further discussion concerning the payment of dividends on our shares of common stock, see “Description of Capital Stock of MW Bancorp, Inc.—Common Stock.”  Dividends we can declare and pay will depend, in part, upon receipt of dividends from Mt. Washington Savings Bank, because initially we will have no source of income other than dividends from Mt. Washington Savings Bank and earnings from the investment of the net proceeds from the sale of shares of common stock retained by MW Bancorp and interest payments received in connection with the loan to the employee stock ownership plan.  Regulations of the ODFI, the FDIC and the Federal Reserve Board impose limitations on “capital distributions” by savings institutions.  See “Regulation and Supervision—Federal Banking Regulation—Capital Distributions.”

Any payment of dividends by Mt. Washington Savings Bank to us that would be deemed to be drawn out of Mt. Washington Savings Bank’s bad debt reserves, if any, would require a payment of taxes at the then-current tax rate by Mt. Washington Savings Bank on the amount of earnings deemed to be removed from the reserves for such distribution. Mt. Washington Savings Bank does not intend to make any distribution to us that would create such a federal tax liability.  See “Taxation.”

MARKET FOR THE COMMON STOCK

MW Bancorp is a newly formed company and has never issued capital stock.  Mt. Washington Savings Bank, as a mutual institution, has never issued capital stock. Accordingly, there is no established market for our common stock. MW Bancorp expects that its common stock will be quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group.  Sterne, Agee & Leach, Inc. has advised us that it intends to make a market in our common stock following the conversion and stock offering, but it is under no obligation to do so.

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The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker.  The number of active buyers and sellers of the shares of common stock at any particular time may be limited.  Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment.  In addition, our public “float,” which is the total number of our outstanding shares less the shares held by our employee stock ownership plan and our directors and executive officers, is likely to be quite limited.  As a result, it is unlikely that an active trading market for the common stock will develop or that, if it develops, it will continue.  Furthermore, we cannot assure you that, if you purchase shares of common stock, you will be able to sell them at or above $10.00 per share.  Purchasers of common stock in this stock offering should have long-term investment intent and should recognize that there will be a limited trading market in the common stock.  This may make it difficult to sell the common stock after the stock offering and may have an adverse impact on the price at which the common stock can be sold.

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HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At June 30, 2014, Mt. Washington Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Mt. Washington Savings Bank at June 30, 2014, and the pro forma equity capital and regulatory capital of Mt. Washington Savings Bank after giving effect to the sale of shares of common stock at $10.00 per share.  The table assumes the receipt by Mt. Washington Savings Bank of $5.4 million, $5.6 million, $5.6 million and $5.6 million, respectively at the minimum, midpoint, maximum and adjusted maximum of the offering range.  See “How We Intend to Use the Proceeds from the Offering.”

	Mt. Washington
	Savings Bank
	Historical at		Pro Forma at June 30, 2014, Based Upon the Sale in the Offering of (1)
	June 30, 2014		722,500 shares		850,000 shares		977,500 shares		1,124,125 shares (2)
	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)	Amount	Percent of Assets (3)
	(Dollars in thousands)

Equity	$8,829	9.91%	$13,362	14.14%	$13,409	14.16%	$13,256	14.00%	$13,080	13.81%

Tier 1 leverage capital	$8,922	10.00%	$13,455	14.24%	$13,502	14.26%	$13,349	14.09%	$13,173	13.91%
Tier 1 leverage capital requirement (4)	4,456	5.00	4,726	5.00	4,736	5.00	4,736	5.00	4,736	5.00
Excess	$4,466	5.00%	$8,729	9.24%	$8,766	9.26%	$8,613	9.09%	$8,437	8.91%

Tier 1 risk-based capital (5)	$8,922	19.30%	$13,455	28.44%	$13,502	28.51%	$13,349	28.19%	$13,173	27.82%
Risk-based requirement	2,774	6.00	2,839	6.00	2,841	6.00	2,841	6.00	2,841	6.00
Excess	$6,148	13.30%	$10,616	22.44%	$10,661	22.51%	$10,508	22.19%	$10,332	21.82%

Total risk-based capital (5)	$9,511	20.57%	$14,045	29.69%	$14,092	29.76%	$13,939	29.44%	$13,763	29.06%
Risk-based requirement	4,623	10.00	4,731	10.00	4,735	10.00	4,735	10.00	4,735	10.00
Excess	$4,888	10.57%	$9,314	19.69%	$9,357	19.76%	$9,204	19.44%	$9,028	19.06%

Reconciliation of capital infused into Mt. Washington Savings Bank:
Net offering proceeds			$6,115		$7,390		$8,665		$10,131
Proceeds to Mt. Washington Savings Bank			$5,400		$5,600		$5,600		$5,600
Less: Common stock acquired by employee stock ownership plan			578		680		782		899
Less: Common stock acquired by stock-based incentive plan			289		340		391		450
Pro forma increase			$4,533		$4,580		$4,427		$4,251

(1)
Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the shares of common stock sold in the stock offering with funds we lend and that our stock-based equity plan purchases 4% of the shares sold in the offering for restricted stock awards.  Pro forma capital calculated under generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans.  See “Management” for a discussion of the employee stock ownership plan.

(2)
As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(3)	Tier 1 leverage capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4)
The current tier 1 leverage capital requirement is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% tier 1 leverage capital ratio requirement for all other financial institutions.

(5)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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CAPITALIZATION

The following table presents the historical capitalization of Mt. Washington Savings Bank at June 30, 2014 and the pro forma consolidated capitalization of MW Bancorp after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

	Mt. Washington	Pro Forma at June 30, 2014 Based upon the Sale in the Offering at $10.00 per Share of
	Savings Bank at June 30, 2014	722,500 Shares	850,000 Shares	977,500 Shares	1,124,125 Shares (1)
	(Dollars in thousands, except per share amounts)

Deposits (2)	$60,710	$60,710	$60,710	$60,710	$60,710
Borrowings	17,333	17,333	17,333	17,333	17,333
Total deposits and borrowings	$78,043	$78,043	$78,043	$78,043	$78,043

Stockholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized (post-conversion)	$—	$—	$—	$—	$—
Common stock, $0.01 par value, 30,000,000 shares authorized (post-conversion); shares to be issued as reflected (3)	—	7	9	10	11
Additional paid-in capital (4)	—	6,108	7,381	8,655	10,120
Retained earnings (5)	8,922	8,922	8,922	8,922	8,922
Accumulated other comprehensive loss	(93)	(93)	(93)	(93)	(93)

Less:
Common stock held by employee stock ownership plan (6)	—	578	680	782	899
Common stock to be acquired by stock-based benefit plan (7)	—	289	340	391	450
Total stockholders’ equity	$8,829	$14,077	$15,199	$16,321	$17,611

Pro forma shares outstanding	—	722,500	850,000	977,500	1,124,125

Total stockholders’ equity as a percentage of total assets (2)	9.91%	14.92%	15.92%	16.89%	17.99%
Tangible equity as a percentage of tangible assets (2)	10.01%	15.02%	16.02%	16.99%	18.08%
Tangible book value per share	$—	$19.61	$17.99	$16.79	$15.75

(1)
As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares or changes in market conditions following the commencement of the subscription and community offerings.

(2)
Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)
No effect has been given to the issuance of additional shares of MW Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the offering, an amount up to 10% of the shares of MW Bancorp common stock sold in the offering will be reserved for issuance upon the exercise of options under the plans.

(4)	On a pro forma basis, common stock and additional paid-in capital have been revised to reflect the number of shares of MW Bancorp common stock to be outstanding.
(5)	The retained earnings of Mt. Washington Savings Bank will be substantially restricted after the conversion. See “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.”
(6)
Assumes that 8% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from MW Bancorp.  The loan will be repaid principally from Mt. Washington Savings Bank’s contributions to the employee stock ownership plan.  Since MW Bancorp will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on MW Bancorp’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(7)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the offering will be purchased for grant by one or more stock-based benefit plans in open market purchases by MW Bancorp.  The dollar amount of common stock to be purchased is based on the $10.00 per share subscription price in the offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering.  As MW Bancorp accrues compensation expense to reflect the vesting of shares pursuant to the stock-based benefit plan, the credit to equity will be offset by a charge to noninterest expense. Implementation of the stock-based benefit plans will require stockholder approval.

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PRO FORMA DATA

The following tables summarize historical data of Mt. Washington Savings Bank and pro forma data of MW Bancorp at and for the year ended June 30, 2014.  This information is based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.

The net proceeds in the tables are based upon the following assumptions:

●	all shares of common stock will be sold in the subscription and community offering;

●
our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering with a loan from MW Bancorp.  The loan will be repaid in substantially equal payments of principal and interest (at the prime interest rate, adjusted annually) over a period of twenty (20) years; and

●	expenses of the stock offering, including fees and expenses to be paid to Sterne, Agee & Leach, Inc., will be $1.1 million.

Pro forma earnings on net proceeds have been calculated assuming the stock has been sold at the beginning of the period and the net proceeds have been invested at a yield of 1.52% for the year ended June 30, 2014.  This represents the five-year U.S. Treasury Note rate as of August 8, 2014, which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by regulations of the ODFI and the FDIC.  The pro forma after-tax yield on the net proceeds from the offering is also assumed to be 1.52% for the year ended June 30, 2014 based on an assumed effective tax rate of -0-%, due to our net operating loss carryforwards and the full valuation allowance applied to our net deferred tax assets.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net loss and stockholders’ equity by the indicated number of shares of common stock.  We adjusted the earnings figures to give effect to the shares of common stock purchased by the employee stock ownership plan.  We computed per share amounts for each period as if the shares of common stock were outstanding at the beginning of each period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of stock-based benefit plans.  Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of our outstanding shares of common stock at the same price for which they were sold in the stock offering.  We assume that shares of common stock are granted under the plans in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plans will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock.  In preparing the tables below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years.  We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $3.56 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 19.97% for the shares of common stock, no dividend yield, an expected option life of 10 years and a risk-free interest rate of

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2.71%.  Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of -0-%) for a deduction equal to the grant date fair value of the options.

We may reserve shares for the exercise of stock options and the grant of stock awards under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of our total outstanding shares if the stock-based benefit plans are adopted more than one year following the stock offering.  In addition, we may grant options and award shares that vest more rapidly than over a five-year period if the stock-based benefit plans are adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at the minimum, midpoint, maximum and adjusted maximum of the offering range approximately $5.4 million, $5.6 million, $5.6 million and $5.6 million, respectively, of the net proceeds from the stock offering to Mt. Washington Savings Bank, and we will retain the remainder of the net proceeds from the stock offering.  We will use portions of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to: (i) withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering; (ii) our results of operations after the stock offering; or (iii) changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations.  Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP.  We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value.  Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated.  Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

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	At or for the year ended June 30, 2014 Based upon the Sale at $10.00 Per Share of
	722,500 Shares		850,000 Shares		977,500 Shares		1,124,125 Shares (1)
	(Dollars in thousands, except per share amounts)

Gross proceeds of offering	$7,225		$8,500		$9,775		$11,241
Less: Expenses	(1,110)		(1,110)		(1,110)		(1,110)
Estimated net proceeds	6,115		7,390		8,665		10,131
Less: Common stock acquired by ESOP (2)	(578)		(680)		(782)		(899)
Less: Common stock acquired by stock-based benefit plans (3)	(289)		(340)		(391)		(450)
Estimated net cash proceeds as adjusted	$5,248		$6,370		$7,492		$8,782

For the year ended June 30, 2014
Consolidated net earnings (loss):
Historical	$(482)		$(482)		$(482)		$(482)
Pro forma adjustments:
Income on adjusted net proceeds	84		102		120		140
Employee stock ownership plan (2)	(29)		(34)		(39)		(45)
Stock awards (3)	(58)		(68)		(78)		(90)
Stock options (4)	(51)		(61)		(70)		(80)
Pro forma net loss	$(536)		$(543)		$(549)		$(557)

Loss per share:
Historical	$(0.72)		$(0.61)		$(0.53)		$(0.46)
Pro forma adjustments:
Income on adjusted net proceeds	0.13		0.13		0.13		0.14
Employee stock ownership plan (2)	(0.04)		(0.04)		(0.04)		(0.04)
Stock awards (3)	(0.09)		(0.09)		(0.09)		(0.09)
Stock options (4)	(0.08)		(0.08)		(0.08)		(0.08)
Pro forma loss per share	$(0.80)		$(0.69)		$(0.61)		$(0.53)

Offering price to pro forma net loss per share	(12.50	)x	(14.49	)x	(16.39	)x	(18.87	)x
Number of shares used in loss per share calculations	667,590		785,400		903,210		1,038,692

At June 30, 2014
Stockholders’ equity:
Historical	$8,829		$8,829		$8,829		$8,829
Estimated net proceeds	6,115		7,390		8,665		10,131
Less: Common stock acquired by ESOP (2)	(578)		(680)		(782)		(899)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(289)		(340)		(391)		(450)
Pro forma stockholders’ equity (5)	14,077		15,199		16,321		17,611
Intangible assets and unrealized losses	90		90		90		90
Pro forma tangible equity	$14,167		$15,289		$16,411		$17,701

Stockholders’ equity per share:
Historical	$12.22		$10.39		$9.03		$7.85
Estimated net proceeds	8.46		8.69		8.86		9.01
Less: Common stock acquired by ESOP (2)	(0.80)		(0.80)		(0.80)		(0.80)
Less: Common stock acquired by stock-based benefit plans (3)(4)	(0.40)		(0.40)		(0.40)		(0.40)
Pro forma stockholders’ equity per share (5)	19.48		17.88		16.69		15.66
Intangible assets and unrealized losses	0.13		0.11		0.10		0.09
Pro forma tangible equity	$19.61		$17.99		$16.79		$15.75

Pro forma price to book value	51.33%		55.93%		59.92%		63.86%
Pro forma price to tangible book value	51.33%		55.93%		59.92%		63.86%
Number of shares outstanding for pro forma book value per share calculations	722,500		850,000		977,500		1,124,125

(Footnotes begin on following page)

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(1)
As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)
Assumes that 8% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from MW Bancorp.  Mt. Washington Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  Mt. Washington Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  Financial Accounting Standards Board Accounting Standards Codification 718-40, “Employers’ Accounting for Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Mt. Washington Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective tax rate of -0-%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 2,890, 3,400, 3,910 and 4,497 shares were committed to be released during the year ended June 30, 2014, respectively, at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of income per share calculations.

(3)
If approved by MW Bancorp’s stockholders, one or more stock-based benefit plans may purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion or a lesser number if Mt. Washington Savings Bank has a tier 1 leverage ratio of less than 10.00% within one year of the completion of the conversion).  Stockholder approval of the stock-based benefit plans, and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from MW Bancorp or through open market purchases.  The funds to be used by the stock-based benefit plans to purchase the shares will be provided by MW Bancorp.  The table assumes that (i) the stock-based benefit plans acquire the shares through open market purchases at $10.00 per share, (ii) 20% of the amount contributed to the stock-based benefit plans is amortized as an expense during the year, and (iii) the stock-based benefit plans expense reflects an effective tax rate of -0-%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock equal to 4% of the shares sold in the offering are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 3.85%.

(4)
If approved by MW Bancorp’s stockholders, one or more stock-based benefit plans may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering (or possibly a greater number of shares if the plan is implemented more than one year after completion of the conversion). Stockholder approval of the stock-based benefit plans may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock options to be granted under stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.56 for each option, and the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options.  The actual expense of the stock options to be granted under the stock-based benefit plans will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share.  If a portion of the shares to satisfy the exercise of options under the stock-based benefit plans is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  Assuming stockholder approval of the stock-based benefit plans and that shares of common stock used to fund stock options (equal to 10% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 9.09%.

(5)
The retained earnings of Mt. Washington Savings Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Regulation and Supervision.” The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations.  The information in this section has been derived from the audited and unaudited financial statements, which appear beginning on page F-1 of this prospectus.  You should read the information in this section in conjunction with the business and financial information regarding Mt. Washington Savings Bank provided in this prospectus.

Overview

Mt. Washington Savings Bank provides financial services to individuals and businesses from our main office in Cincinnati, Ohio.  Our primary market area includes Hamilton County, Ohio, and, to a lesser extent, Warren, Butler and Clermont Counties, Ohio. We also conduct a moderate level of business in the northern Kentucky region and make loans secured by properties in Campbell, Kenton and Boone Counties.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with borrowings and funds generated from operations, in one- to four-family residential real estate loans, and, to a lesser extent, commercial real estate and multi-family loans, construction loans, commercial business loans and consumer loans.  At June 30, 2014, $54.1 million, or 78.6% of our total loan portfolio, was comprised of one- to four-family residential real estate loans.  We also invest in securities, which consist primarily of mortgage-backed securities issued by U.S. government sponsored entities and, to a lesser extent, U.S. government agency obligations and certificates of deposit.

We offer a variety of deposit accounts, including checking accounts, NOW accounts, savings accounts, money market accounts and certificate of deposit accounts.  We utilize advances from the FHLB-Cincinnati for asset/liability management purposes and, to a much lesser extent, for additional funding for our operations.  At June 30, 2014, we had $17.3 million in advances outstanding with FHLB-Cincinnati.

Our results of operations depend primarily on our net interest income.  Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest we pay on our interest-bearing liabilities.  Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense.  Non-interest income currently consists primarily of gain (loss) on securities transactions and the sale of foreclosed real estate, income from bank owned life insurance and miscellaneous other income.  Non-interest expense currently consists primarily of expenses related to compensation and employee benefits, occupancy and equipment, data processing, franchise taxes, federal deposit insurance premiums, impairment losses on foreclosed real estate and other operating expenses.

Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.  See “Risk Factors—Risks Related to Our Business” and “Forward-Looking Statements.”

Since fiscal 2011, we have incurred significant losses and declines in our capital ratios.  During the years ended June 30, 2014 and 2013, we had a net loss of $482,000 and $3.3 million, respectively.  These losses were primarily related to classified and non-performing loans, primarily non-owner occupied residential real estate loans and sub-prime loans originated prior to 2012.  Our new management team has aggressively focused on reducing classified and non-performing assets.  Our non-performing assets have decreased to $1.6 million, or 1.8% of total assets, at June 30, 2014, compared to $2.6 million, or 3.2% of

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total assets at June 30, 2013, and our classified assets have decreased to $2.1 million, or 2.3% of total assets, at June 30, 2014, compared to $3.4 million, or 4.1% at June 30, 2013.  We discontinued originations of subprime loans in 2012, subject to very limited exceptions, and we make non-owner occupied residential real estate loans on a more limited basis using more stringent underwriting standards.

Business Strategy

Our current business strategy is to operate as a well-capitalized and profitable community bank dedicated to serving the needs of our consumer and business customers, and offering personalized and efficient customer service. In connection with our change in management, we have changed our strategy to focus on relationship-based banking, diversifying our loan portfolio, increasing the yield of our loan portfolio and improving and managing our asset quality.  Subject to market conditions and our asset-liability analysis, we expect to significantly increase our commercial real estate and multi-family loans and, to a lesser extent, construction loans.  We have developed and will continue to develop a broader, more flexible array of residential, commercial and consumer loan products specifically suited to current and potential customers in our market area, hire additional personnel with commercial lending experience and continue to focus on our customer service. Highlights of our current business strategy include:

●
Increasing our origination of commercial real estate and multi-family loans, and to a lesser extent, construction loans and commercial business loans.  We intend to continue to increase our origination of commercial real estate and multi-family real estate loans and, to a lesser extent, construction loans in order to increase the yield of, and reduce the term to repricing of, our total loan portfolio. Between June 30, 2013 and June 30, 2014, commercial real estate loans increased $4.1 million, or 83%, multi-family loans increased $1.6 million, or 293%, and construction loans increased $2.1 million, or 275%.  Our business strategy calls for each of these loan categories, particularly commercial real estate (both owner-occupied and non-owner-occupied) and multi-family loans, to continue to grow significantly over the next few years. Although we had no commercial business loans at June 30, 2014, we expect to originate a moderate amount of commercial business loans, including SBA loans, in the future, which loans may be sold in the secondary market. The additional capital raised in the stock offering will increase our commercial real estate and multi-family lending capacity by enabling us to originate more loans and loans with larger balances.  See “Business of Mt. Washington Savings Bank—Lending Activities—Commercial Real Estate and Multi-Family Lending.”

●
Increasing our “core” deposit base. We have traditionally relied primarily on certificates of deposit as our primary source of deposit funds.  We are aggressively seeking to broaden our deposit account offerings, and to build our core deposit base.  Core deposits include all deposit account types except certificates of deposit. Core deposits are our least costly source of funds, which improves our interest rate spread, and represent our best opportunity to develop customer relationships that enable us to cross-sell our full complement of products and services. Core deposits also contribute non-interest income from account-related fees and services and are generally less sensitive to withdrawal when interest rates fluctuate.  As part of our efforts to broaden our deposit account offerings, we commenced offering business and personal checking accounts in May 2013.  We are also placing greater emphasis on money market accounts through advertising and cross selling current customers.  In May 2014, we introduced a suite of business banking services, including all-in-one checking and online business banking.  At June 30, 2014, core deposits represented 24.1% of our total deposits compared to 19.4% at June 30, 2013.  While we expect certificates of deposit to continue to remain an important source of funding, we expect to continue to improve our funding mix by expanding our deposit offerings and marketing lower cost core retail deposits.

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We aggressively market core deposits through concentrated advertising and public relations. In recent years, we have significantly expanded and improved the products and services we offer our retail and business deposit customers who maintain core deposit accounts and have improved our infrastructure for electronic banking services, including online banking, mobile banking, bill pay, eStatements, merchant capture, and business online cash management tools that include ACH origination, direct deposit, payroll, federal tax payment, and wire transfer capabilities. The deposit infrastructure we have established can accommodate significant increases in retail and business deposit accounts without additional capital expenditure.

●
Implementing a growth strategy.  We intend to pursue a growth strategy for the foreseeable future, with the goal of improving the profitability of our business through increased net interest income and new sources of non-interest income.  We anticipate significant growth in our commercial real estate and multi-family loan portfolio.  To a lesser extent we anticipate growth in our construction and commercial business loan portfolio.

●
Continuing to attract and retain customers by offering more products and services, including mobile banking with check image capture, online business banking, remote deposit capture and night drop services, and executing our cross-marketing strategy, including community outreach programs to enhance our profile in our market area, and increase our relationships with small- to mid-sized businesses and professionals. In an effort to grow our banking franchise, since 2013 we have introduced/placed emphasis on checking and money market accounts, enhanced our direct marketing efforts to local businesses and professionals, and established a stronger culture of cross-selling our products to existing customers. We have also increased our emphasis on small business deposit accounts/small business lending operations in order to attract commercial, professional and high net worth customers.  Additionally we have introduced/expanded our electronic banking offerings to include services such as online banking and remote deposit capture, mobile banking and check capture.  We believe that our expanded banking products and services will enhance our opportunities to cross sell to our existing customers and potential new customers and to grow our franchise.

●
Improving and managing asset quality.  Since 2012, our current management team has taken aggressive actions to improve our asset quality by disposing of classified and non-performing assets.  As a result, our non-performing assets have decreased to $1.6 million at June 30, 2014 from $2.6 million at June 30, 2013.  We also stopped originating subprime loans and substantially reduced originations of non-owner occupied one- to four-family residential loans, which represent the types of loans that have caused the most delinquencies.  We have also emphasized maintaining strong asset quality by implementing more conservative underwriting guidelines, and sound loan administration. We will continue to emphasize maintaining strong asset quality in the future.

●
Continuing to emphasize one- to four-family residential mortgage loans while selling most of our newly originated longer-term, fixed-rate residential loans.   We have been and will continue to be a significant one- to four-family residential mortgage lender to borrowers in our market area.  As of June 30, 2014, $54.1 million, or 60.7%, of our total assets consisted of one- to four-family residential mortgage loans.

We historically have held all of our loan originations, including our fixed-rate one- to four-family residential mortgage loans, in our loan portfolio.  However, in May 2013, in order to better manage the interest rate sensitivity of our loan portfolio, we adopted a

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program of selling substantially all of our new fixed-rate one- to four-family residential mortgage loans with terms to maturity of 15 years or greater in the secondary market.

Anticipated Increase in Noninterest Expense

Following the completion of the conversion, our noninterest expense is expected to increase because of the increased costs associated with operating as a public company, and the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of one or more stock-based benefit plans, if approved by our stockholders, no earlier than six months after the completion of the conversion.  For further information, see “Summary—Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion;” “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our costs, which will reduce our income;” and “Management —Benefits to be Considered Following Completion of the Stock Offering” and “—Future Stock Benefit Plans.”  We also expect to continue to incur expenses due to our relatively high level of non-performing and classified assets, and the resulting decreases in interest income, possible increases in provisions for loan losses, potential losses on real estate owned and professional fees and other expenses related to the liquidation of real estate owned.  See “Risks Factors—Risks Related to Our Business—We incurred significant operating losses during the past several years and may not achieve profitability by implementing our business strategies.”  Finally, after the conversion, we expect that we will add additional accounting and lending staff, which will increase our compensation costs.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with U.S. generally accepted accounting principles. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represent our critical accounting policies:

Allowance for Loan Losses. The allowance for loan losses is the estimated amount considered necessary for probable incurred credit losses in the loan portfolio at the balance sheet date. The allowance is established through the provision for losses on loans which is charged against income. In determining the allowance for loan losses, management makes significant estimates and has identified this policy as one of our most critical accounting policies.

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Management performs a quarterly evaluation of the allowance for loan losses. Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change.

The analysis has two components, specific and general allowances. The specific percentage allowance is for unconfirmed losses related to loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. If the fair value of the loan is less than the loan’s carrying value, a charge is recorded for the difference. The general allowance, which is for loans reviewed collectively, is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent twelve quarters. All periods are evenly weighted within the twelve quarter loss history. The methodology used in calculation of loss factors is consistently applied to all loan segments. This analysis establishes historical loss percentages and qualitative factors that are applied to the loan groups to determine the amount of the allowance for loan losses necessary for loans that are reviewed collectively. The qualitative component is critical in determining the allowance for loan losses as certain trends may indicate the need for changes to the allowance for loan losses based on factors beyond the historical loss history. Not incorporating a qualitative component could misstate the allowance for loan losses. Actual loan losses may be significantly more than the allowances we have established which could result in a material negative effect on our financial results.

Deferred Tax Assets. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Determining the proper valuation allowance for deferred taxes is critical in properly valuing the deferred tax asset and the related recognition of income tax expense or benefit. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. At June 30, 2014, our deferred tax asset was reduced by a $2.1 million valuation allowance, which represented full impairment of our deferred tax assets.  The Company maintained a full valuation allowance against its net deferred tax asset as of and for the years ended June 30, 2014 and 2013.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The Company estimates the fair value of a financial instrument and any related asset impairment using a variety of valuation methods. Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value. When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value. When observable market prices do not exist, the Company estimates fair value. These estimates are subjective in nature and imprecision in estimating these factors can impact the amount of gain or loss recorded. A more detailed description of the fair values measured at each level of the fair value hierarchy and the methodology

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utilized by the Company can be found in Note 13 of the Financial Statements — “Disclosures About Fair Value of Assets and Liabilities.”

Material Weaknesses in Internal Controls

In connection with the audit of our fiscal 2013 and 2014 financial statements, our independent registered public accounting firm issued a letter to our audit committee identifying three material weaknesses in our internal control over financial reporting. A material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses related to (i) our process and conclusion with respect to our assessment of the ability to realize our net deferred tax assets, (ii) weaknesses identified in the fiscal 2013 allowance for loan loss (“ALL”) calculation, and (iii) weaknesses identified in the fiscal 2014 ALL calculation. Information surrounding each material weakness is as follows:

Deferred Tax Asset Valuation Allowance: An effective internal control was not in place to evaluate our ability to realize the Bank’s net deferred tax asset. Management had originally concluded that no valuation allowance was required at June 30, 2012 despite the Bank having a three-year cumulative loss. Management also originally concluded that a partial valuation allowance was required at June 30, 2013. Operating income for fiscal 2013 failed to meet projections and resulted in further operating losses. During the Bank’s annual audit it was concluded that a full deferred tax asset valuation allowance was necessary as of June 30, 2013 and 2012. As a result, adjustments were recorded in the 2013 financial statements to recognize the full valuation allowance applied to the net deferred tax asset. The adjustments had the effect of reducing our retained earnings at July 1, 2012 by $720,000 and increasing our net loss for the fiscal year ended June 30, 2013 by $216,000. We continue to apply a full valuation allowance to the net deferred tax asset as of June 30, 2014. Our management has addressed this material weakness by implementing a control which requires a review of the quarter-end deferred tax asset analysis by both an appropriate member of our management and an independent third party. Although we believe this control is adequate, the aforementioned control has not been in place for a sufficient period to ensure the material weakness has been remediated.

ALL Calculation: An internal control applied to the preparation and review of the ALL calculation did not operate with sufficient precision to detect potential misstatements. The following deficiencies were noted in the fiscal 2013 ALL calculation:

●	The ALL calculation improperly included participation loans sold and selected other “gross” loan balances which resulted in an ALL overstatement.

●	A spreadsheet formula error understated expected selling costs on impaired loans resulting in an ALL understatement.

●	The Bank had three loans on nonaccrual status, two of which required additional specific reserves. These loans were not identified as impaired.

The following deficiencies were noted in the fiscal 2014 ALL calculation:

●	The calculation of general ALL reserves included a misclassification of commercial lines of credit within the consumer loan segment.

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●
During fiscal 2014, our lending staff made certain changes to the coding of loans. As a result, the classifications used in the fiscal 2014 calculation were inconsistent with those used in the 2013 calculation.

The following deficiencies related to the ALL calculation for both fiscal 2013 and 2014:

●	An undetected coding error resulted in an impaired loan being included in an incorrect loan segment.

●
The Bank had identified one loan as an impaired troubled debt restructuring. Evaluation of the collateral resulted in a corresponding specific reserve on the loan, yet the Bank continued to carry the loan on accruing status.

●	The Bank applied an estimated “cost to sell” percentage to impaired loans that was not documented and was less than actual sales costs.

The aggregate effect of the above ALL calculation deficiencies resulted in a $99,000 understatement of the calculated ALL balance recorded on the balance sheet as of June 30, 2013, and a $99,000 understatement of provision expense for the year ended June 30, 2013. The largest component related to the finding that two loans on nonaccrual status required an impairment allowance totaling $87,000 in fiscal 2013. The impairment reserves for these two loans were recorded in fiscal 2014 because appraisals related to these properties were dated between 80 and 130 days following the fiscal year end. The aggregate effect of the above ALL calculation deficiencies resulted in a $25,000 understatement of the calculated ALL balance recorded on the balance sheet as of June 30, 2014, and a $74,000 overstatement of provision expense for the year ended June 30, 2014. The effect of the ALL deficiencies, individually and in the aggregate, were not deemed material to the Bank’s financial condition, results of operations, cash flows and related disclosures as of and for the years ended June 30, 2013 and 2014. As such, the adjustments were not recorded in the Bank’s financial statements except as noted above. However, the imprecision of controls noted above gave rise to a reasonable possibility that a material misstatement of the Bank’s financial statements could occur without detection on a timely basis.

Subsequent to fiscal 2014, management has implemented revisions to the ALL calculation to address these deficiencies. Furthermore, management has implemented a more precise supervisory review procedure applied to the ALL calculation. The enhanced review specifically includes review of (1) loan classifications within the calculation, both individually and in the aggregate, (2) the measurement of impairment applied to impaired loans, and (3) the estimated costs to sell percentage applied to impaired loans. Although we believe these controls are adequate, the aforementioned controls have not been in place for a sufficient period to ensure the material weakness has been remediated.

We are in the process of upgrading our internal control over financial reporting in connection with our transition from a private to a public company. However, there can be no assurance that we will be able to maintain effective internal control over financial reporting in the future. Any future failure to maintain effective internal control over financial reporting could impair the reliability of our financial statements which in turn could harm our business, impair investor confidence and subject us to regulatory penalties.

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Comparison of Financial Condition at June 30, 2014 and June 30, 2013

Total Assets. Total assets were $89.1 million at June 30, 2014, an increase of $6.7 million, or 8.1%, over the $82.4 million at June 30, 2013. The increase was primarily comprised of an increase in net loans of $8.6 million and an increase in interest-bearing time deposits in other financial institutions of $1.7 million, which were partially offset by a decrease in investment securities of $3.7 million.

Net Loans. Net loans increased by $8.6 million, or 14.6%, to $67.3 million at June 30, 2014 from $58.7 million at June 30, 2013. During the year ended June 30, 2014, we originated $ 20.3 million of loans, $ 7.7 million of which were one- to four-family residential real estate loans, and sold $884,000 of loans in the secondary market. During the year ended June 30, 2014, one- to four-family residential real estate loans increased $513,000, or 1.0%, to $54.1 million at June 30, 2014, from $53.6 million at June 30, 2013; multi-family loans increased $1.6 million, or 293%, to $2.1 million at June 30, 2014; commercial real estate loans increased $4.1 million, or 83.0%, to $9.0 million at June 30, 2014; and construction and land loans increased $2.1 million, or 275%, to $2.8 million at June 30, 2014.   Increases in loan balances reflect our strategy to grow and diversify our loan portfolio, with an emphasis on increasing commercial and multi-family residential loans, as a shift in strategy from our traditional focus on one-to four-family residential loans.  Such growth has been achieved amid strong competition for commercial real estate, multi-family and one- to four-family residential mortgage loans in our market area in the current low interest rate environment.  During the latter part of fiscal 2013, we initiated a program to sell certain fixed-rate, 30-year term mortgage loans in the secondary market.  We have sold loans on both a servicing released and servicing retained basis, in transactions with the FHLB-Cincinnati, through its mortgage purchase program, and other investors.  We sold $884,000 of loans in fiscal 2014, retaining servicing on loans sold of $491,000 at June 30, 2014.  Management intends to continue this sales activity in future periods.

Interest Bearing Deposits in Other Financial Institutions.  During the year ended June 30, 2014, management increased the Bank’s investment in certificates of deposit in other banks by $1.7 million, or 77.7%, to a total of $4.0 million, compared $2.3 million at June 30, 2013.  Management began to invest in these certificates of deposit during the year ended June 30, 2013, to increase the yield on liquid assets beyond the rates available in overnight funds.

Investment Securities. Investment securities decreased $3.7 million, or 32.4%, to $7.8 million at June 30, 2014 from $11.5 million at June 30, 2013.  Mortgage-backed securities, including collateralized mortgage obligations, increased $1.5 million, or 24.9%, to $7.3 million at June 30, 2014 from $5.8 million at June 30, 2013 and, U. S. Government agency securities increased to $502,000 at June 30, 2014. These increases were partially offset by sales of corporate securities of $1.2 million and sales of equity securities, consisting entirely of mutual fund investments, of $3.6 million during the year ended June 30, 2014. Aggregate securities purchases were $5.1 million in the year ended June 30, 2014 which were more than offset by sales, maturities and repayments of $8.8 million.

The yield on our investment securities decreased to 1.86% for the year ended June 30, 2014 from 2.90% for the year ended June 30, 2013, as a result of the maturity and sales of securities during the period and the continuing low interest rate environment. At June 30, 2014, investment securities classified as available-for-sale consisted entirely of government-sponsored mortgage-backed securities and U.S. government agency securities, while the held-to-maturity portfolio was comprised solely of mortgage-backed securities.

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Foreclosed Assets. Foreclosed assets decreased $654,000, or 80.5%, to $158,000 at June 30, 2014 from $812,000 at June 30, 2013, as we sold $719,000 of foreclosed properties, added $158,000 of assets through foreclosure.  At June 30, 2014, our foreclosed assets included three parcels of one- to four-family residential real estate.

Deposits. Deposits increased by $1.5 million, or 2.6%, to $60.7 million at June 30, 2014 from $59.2 million at June 30, 2013. Our core deposits increased $3.2 million, or 27.8%, to $14.7 million at June 30, 2014 from $11.5 million at June 30, 2013.  Certificates of deposit decreased $1.6 million, or 3.5%, to $46.1 million at June 30, 2014 from $47.7 million at June 30, 2013. During the year ended June 30, 2014, management continued its strategy of pursuing growth in demand accounts and other lower cost core deposits.  Demand accounts were first offered by the Bank during the year ended June 30, 2013 and totaled $128,000 at June 30, 2013.  Management intends to continue its efforts to increase core deposits, with a special emphasis on growth in consumer and business demand deposits.

Federal Home Loan Bank Advances.  Federal Home Loan Bank advances increased $5.8 million, or 49.7%, to $17.3 million at June 30, 2014 from $11.6 million at June 30, 2013. Management has pursued a strategy of periodically increasing these advances to take advantage of this low-cost source of funding during the low interest rate environment for growth in the Bank’s loans and investments.  The aggregate cost of these advances was 1.51% at June 30, 2014, compared to the Bank’s cost of deposits of 1.18% at that date.

Total Equity. Total equity decreased $451,000, or 4.9%, to $8.8 million at June 30, 2014 from $9.3 million at June 30, 2013. The decrease resulted from a net loss of $482,000 during the year ended June 30, 2014, which was partially offset by a $31,000 decrease in accumulated other comprehensive loss.

Comparison of Operating Results for the Years Ended June 30, 2014 and June 30, 2013

General.  Our net loss for the year ended June 30, 2014 was $482,000, compared to a net loss of $3.3 million for the year ended June 30, 2013, a decrease of $2.8 million, or 85.4%. The decrease in net loss was primarily due to an $854,000 decrease in the provision for loan losses, a $127,000 increase in noninterest income, a $2.0 million decrease in noninterest expenses and a $29,000 decrease in federal income taxes, all of which were partially offset by a $188,000 decrease in net interest income.

Interest Income. Interest income decreased $213,000, or 6.7%, to $3.0 million for the year ended June 30, 2014 from $3.2 million for the year ended June 30, 2013. This decrease was primarily attributable to a $63,000 decrease in interest on loans receivable and a $160,000 decrease in interest on investment securities. The average balance of loans during the year ended June 30, 2014 increased by $2.9 million, or 4.9%, from the balance for the year ended June 30, 2013, while the average yield on loans decreased by 31 basis points to 4.31% for the year ended June 30, 2014 from 4.62% for the year ended June 30, 2013. The decrease in average yield on loans was due to the declining interest rate environment, as well as an increase in payoffs of higher interest rate loans as customers refinanced loans at lower interest rates. The average balance of investment securities decreased $1.9 million to $10.2 million for the year ended June 30, 2014 from $12.1 million for the year ended June 30, 2013, while the average yield on investment securities decreased by 104 basis points to 1.86% for the year ended June 30, 2014 from 2.90% for the year ended June 30, 2013. The decrease in average yield on securities was due to the declining interest rate environment, as well as our decision to invest in shorter-term securities, which generally bear interest at a lower rate than longer-term securities.  Interest income on other interest-bearing deposits, including certificates of deposit in other financial institutions, increased $10,000, or 14.3%, for the year ended June 30, 2014, as an increase in the average balance of $1.8 million was partially offset by a decline in the average yield of 11 basis points, to 0.95% for the year ended June 30, 2014.

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Interest Expense. Total interest expense decreased $25,000, or 2.6%, to $921,000 for the year ended June 30, 2014 from $946,000 for the year ended June 30, 2013. Interest expense on deposit accounts decreased $60,000, or 7.8%, to $711,000 for the year ended June 30, 2014 from $771,000 for the year ended June 30, 2013. The decrease was primarily due to a decrease of 12 basis points in the average cost of interest-bearing deposits to 1.18% for the year ended June 30, 2014  from 1.30% for the year ended June 30, 2013, reflecting the declining interest rate environment, which was partially offset by an increase of $732,000, or 1.2%, in the average balance of deposits to $60.2 million for the year ended June 30, 2014 from $59.5 million for the year ended June 30, 2013.

Interest expense on FHLB advances increased $35,000 to $210,000 for the year ended June 30, 2014 from $175,000 for the year ended June 30, 2013. The average balance of advances increased by $2.9 million to $13.4 million for the year ended June 30, 2014 compared to the year ended June 30, 2013, while the average cost of these advances decreased by nine basis points to 1.57% from 1.66%.  As noted above, management elected to increase outstanding advances as a source of lower-cost funding.

Net Interest Income. Net interest income decreased $188,000, or 8.4%, to $2.1 million for the year ended June 30, 2014 compared to the year ended June 30, 2013. The decrease reflected a decline in the interest rate spread to 2.41% for the year ended June 30, 2014 from 2.71% for the year ended June 30, 2013, while the average net interest earning assets decreased $761,000 year to year.  Our net interest margin decreased to 2.53% for the year ended June 30, 2014 from 2.86% for the year ended June 30, 2013. The interest rate spread and net interest margin were impacted by a continuation of a low interest rate environment.

Provision for Loan Losses. Based on our analysis of the factors described in “Critical Accounting Policies—Allowance for Loan Losses,” we recorded a provision for loan losses of $290,000 for the year ended June 30, 2014 and $1.1 million for the year ended June 30, 2013. The allowance for loan losses was $1.5 million, or 2.23% of total loans, at June 30, 2014, compared to $1.4 million, or 2.33% of total loans, at June 30, 2013. The decrease in the provision for loan losses in the 2014 period compared to the 2013 period was due primarily to lesser balances of nonperforming loans, delinquent loans and net charge-offs in the 2014 period.  Total nonperforming loans were $1.4 million at June 30, 2014, compared to $1.8 million at June 30, 2013. Classified loans declined to $1.9 million at June 30, 2014, compared to $2.6 million at June 30, 2013, and total loan past due greater than 30 days were $832,000 and $1.9 million at those respective dates.  Net charge-offs totaled $151,000 for the year ended June 30, 2014, a decrease of $1.4 million from the $1.5 million of net charge-offs for the year ended June 30, 2013.  As a percentage of nonperforming loans, the allowance for loan losses was 106.8% at June 30, 2014 compared to 76.6% at June 30, 2013.  At the beginning of the fiscal year ended June 30, 2012, the Bank’s new management team initiated a strategy focused on resolution of problem loans and a reduction of the Bank’s volume of nonperforming loans.  These efforts continued during the year ended June 30, 2014.  The provision for loan losses in the years ended June 30, 2014 and 2013 was attributable primarily to estimated losses recognized on certain impaired loans as well as the Bank’s overall growth in loans and the change in the loan product mix, as the Bank continued its efforts to diversify the loan portfolio from its traditional focus on one-to four-family residential loans.

The allowance for loan losses reflects the estimate we believe to be appropriate to cover incurred probable losses which were inherent in the loan portfolio at June 30, 2014 and 2013. While we believe the estimates and assumptions used in our determination of the adequacy of the allowance are reasonable, such estimates and assumptions could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions, and the increase in future provisions that may be required may adversely impact our financial condition and results of operations. In addition, bank regulatory agencies periodically review our allowance for loan losses and may require an increase in the

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provision for possible loan losses or the recognition of further loan charge-offs, based on judgments different than those of management.

Non-Interest Income. Non-interest income increased $127,000, or 77.4%, to $291,000 for the year ended June 30, 2014 from $164,000 for the year ended June 30, 2013. The increase was primarily due to the effects of a gain on sale of securities of $3,000 in 2014 compared to a net loss on securities transactions of $45,000 in 2013, and a $95,000 increase in gains on sales of foreclosed assets.  During fiscal 2013, management elected to restructure the investment portfolio to reduce interest rate risk in the low interest rate environment and initiated a plan to sell certain investments in U.S. Government agency, municipal and equity securities.  The sales occurred in both 2014 and 2013 and resulted in recognition of net gains on sale totaling $3,000 in 2014 and $164,000 in 2013.  In addition, management determined that the Bank’s investment in three mutual funds was other-than-temporarily impaired and accordingly recognized a charge of $209,000 in 2013.  These mutual fund investments were sold in July 2013.  The sales proceeds were redeployed into both new loan originations and investment securities with shorter duration periods.

Gains on sales of loans amounted to $19,000 in 2014, as the Bank initiated a program to sell certain loans in the secondary market in fiscal 2013.

Non-Interest Expense. Non-interest expense decreased $2.0 million, or 43.7%, to $2.6 million for the year ended June 30, 2014 compared to the year ended June 30, 2013. The decrease was due primarily to a $1.3 million decrease in the directors deferred compensation benefits, as the Bank elected to terminate the plan in fiscal 2013, a $274,000 decrease in impairment losses on foreclosed assets, a $255,000 decrease in data processing and a $247,000 decrease in professional services, which were partially offset by a $150,000, or 72.1%, increase in other expense.  The decrease in impairment losses on foreclosed assets was due primarily to a decline in the volume of foreclosures year to year.

During 2011, the Bank’s offer to purchase another financial institution in the Cincinnati area was accepted.  During fiscal 2013, the Bank incurred a $278,000 de-conversion fee paid to the Bank’s former data processing services provider, as the Bank elected to change its data services provider in contemplation of the proposed merger.  The Bank was unable to gain approval of the proposed acquisition from its primary regulatory authority and the proposed transaction failed.  The decrease in professional services related primarily to a decrease in the volume of nonperforming loans and foreclosed real estate.  The increase in other expense included $90,000 in costs related to a delay in the mutual-to-stock conversion process and pro-rata increases in other expenses year to year.

Non-interest expense can be expected to increase because of costs associated with operating as a public company and increased compensation costs related to possible implementation of one or more stock-based benefit plans, if approved by our stockholders.

Federal Income Taxes.  Federal income taxes decreased by $29,000 due to a benefit of $29,000 for the year ended June 30, 2014.  The federal income tax benefit related primarily to the tax effects of changes in the accumulated other comprehensive income, required as a result of the full impairment valuation allowance recorded on the Bank’s deferred tax assets in 2014.  Management evaluated the deferred tax asset based upon a projection of future operating results and determined that a full impairment valuation allowance was required at both June 30, 2014 and 2013.  The Bank has a total valuation allowance on its deferred tax assets of $2.1 million at June 30, 2014.  The deferred tax asset will only be recognized in future periods upon the Company’s ability to realize and maintain profitable results of operations.

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Average Balances and Yields

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated.  All average balances are daily average balances.  Nonaccrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of net deferred costs, discounts and premiums that are accreted to interest income.

	At June 30, 2014	For the Years Ended June 30,
		2014			2013
	Yield/Rate	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
		(Dollars in thousands)
Interest-earning assets:
Loans	4.21%	$62,891	$2,710	4.31%	$59,963	$2,773	4.62%
Investment securities	2.02%	10,256	191	1.86%	12,123	351	2.90%
Other interest-earning assets (1)	1.61%	8,381	80	0.95%	6,603	70	1.06%
Total interest-earning assets	3.69%	81,528	2,981	3.66%	78,689	3,194	4.06%
Noninterest-earning assets		4,973			5,293
Allowance for loan losses		(1,497)			(1,660)
Total assets		$85,004			$82,322

Interest-bearing liabilities:
Demand accounts	0.72%	$530	1	0.19%	$—	—	—
Money market accounts	0.48%	2,357	11	0.47%	372	1	0.27%
Savings accounts	0.20%	10,035	20	0.20%	10,254	10	0.10%
Certificates of deposit	1.45%	47,287	679	1.44%	48,851	760	1.56%
Total deposits	1.18%	60,209	711	1.18%	59,477	771	1.30%
FHLB advances	1.51%	13,382	210	1.57%	10,514	175	1.66%

Total interest-bearing liabilities	1.25%	73,591	921	1.25%	69,991	946	1.35%
Noninterest-bearing liabilities		2,404			375
Total liabilities		75,995			70,366
Equity		9,009			11,956
Total liabilities and equity		$85,004			$82,322

Net interest income			$2,060			$2,248
Net interest rate spread (2)	2.44%			2.41%			2.71%
Net interest-earning assets (3)		$7,937			$8,698
Net interest margin (4)				2.53%			2.86%
Average interest-earning assets to interest-bearing liabilities		110.79%			112.43%

(1)	Consists of stock in the FHLB and interest bearing deposits in other banks.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

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Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated.  The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume).  The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate).  The total column represents the sum of the prior columns.  For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated to the changes due to volume and the changes due to rate in proportion to the relationship of the absolute dollar amounts of change in each.

	For the Years Ended June 30, 2014 vs. 2013
	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate
	(In thousands)
Interest-earning assets:
Loans	$131	(194)	$(63)
Investment securities	(48)	(112)	(160)
Other interest-earning assets	18	(8)	10
Total interest-earning assets	101	(314)	(213)

Interest-bearing liabilities:
Demand accounts	1	—	1
Money market accounts	9	1	10
Savings accounts	—	10	10
Certificates of deposit	(23)	(58)	(81)
Total deposits	(13)	(47)	(60)
FHLB advances	46	(11)	35

Total interest-bearing liabilities	33	(58)	(25)

Change in net interest income	$68	$(256)	$(188)

Management of Market Risk

General.  Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates.  Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates.  Our Asset-Liability Committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.

Our asset/liability management strategy attempts to manage the impact of changes in interest rates on net interest income, our primary source of earnings.  Among the techniques we use to manage interest rate risk are:

●
originating commercial real estate and multi-family, construction, consumer and commercial business loans, all of which tend to have shorter terms and higher interest rates than one- to four-family residential real estate loans, and which generate customer relationships that can result in larger non-interest bearing checking accounts;

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●
selling substantially all of our newly-originated longer-term fixed-rate one- to four-family residential real estate loans that we originate and retaining the shorter-term fixed-rate and adjustable-rate one- to four-family residential real estate loans that we originate, subject to market conditions and periodic review of our asset/liability management needs;

●
reducing our dependence on certificates of deposit to support lending and investment activities and increasing our reliance on core deposits, including checking accounts, money market accounts and savings accounts, which are less interest rate sensitive than certificates of deposit; and

●
lengthening the weighted average maturity of our liabilities through longer-term wholesale funding sources such as fixed-rate advances from the Federal Home Loan Bank of Cincinnati with terms to maturity of 15 to 20 years.

Our Board of Directors is responsible for the review and oversight of our Asset/Liability Committee, which is comprised of our executive management team and other essential operational staff.  This committee is charged with developing and implementing an asset/liability management plan, and meets at least quarterly to review pricing and liquidity needs and assess our interest rate risk.  We currently utilize a third-party modeling program, prepared on a quarterly basis, to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors.

Net Portfolio Value.  We compute amounts by which the net present value of an institution’s cash flow from assets, liabilities and off-balance sheet items (the institution’s net portfolio value or “NPV”) would change in the event of a range of assumed changes in market interest rates.  We measure our interest rate risk and potential change in our NPV through the use of a financial model provided by an outside consulting firm.  This model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value.  Historically, the model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments.  However, given the current low level of market interest rates, an NPV calculation for an interest rate decrease of greater than 100 basis points has not been prepared.  A basis point equals one-hundredth of one percent, and 100 basis points equals one percent.  An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

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The table below sets forth, as of June 30, 2014, the estimated changes in the net present value of equity that would result from the designated changes in the United States Treasury yield curve under an instantaneous parallel shift for Mt. Washington Savings Bank.  Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

At June 30, 2014
		Estimated Increase (Decrease) in EVE		EVE as Percentage of Economic Value of Assets (3)
Changes in Interest Rates (basis points) (1)	Estimated EVE (2)	Amount	Percent	EVE Ratio	Changes in Basis Points
	(Dollars in thousands)
+300	$7,504	$(3,653)	(32)%	9.1%	(3.1)%
+200	8,413	(2,744)	(25)	9.8	(2.4)
+100	9,775	(1,382)	(12)	11.1	(1.1)
0	11,157	—	—	12.2	—
-100	12,236	1,079	10	13.0	0.8

(1)	Assumes instantaneous parallel changes in interest rates.
(2)	EVE or Economic Value of Equity at Risk measures the Bank’s exposure to equity due to changes in a forecast interest rate environment.
(3)	EVE Ratio represents Economic Value of Equity divided by the economic value of assets which should translate into built in stability for future earnings.

The table above indicates that at June 30, 2014, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would experience a 10% increase in net portfolio value.  In the event of an instantaneous 100 basis point increase in interest rates, we would experience a 12% decrease in net portfolio value.

Rate Shift (1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(In thousands)

+400	$2,278	8.5%
+300	2,234	6.4%
+200	2,188	4.2%
+100	2,144	2.1%
Level	2,100	—
-100	2,049	(2.4)%

(1)	The calculated changes assume an immediate shock of the static yield curve.

Depending on the relationship between long-term and short-term interest rates, market conditions and consumer preference, we may place greater emphasis on maximizing our net interest margin than on strictly matching the interest rate sensitivity of our assets and liabilities.  We believe that the increased net income which may result from an acceptable mismatch in the actual maturity or re-pricing of our assets and liabilities can, during periods of declining or stable interest rates, provide sufficient returns to justify an increased exposure to sudden and unexpected increases in interest rates.

We do not engage in hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage backed securities.

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Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business.  Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures.  Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from maturities and calls of securities.  We also have the ability to borrow from the FHLB-Cincinnati.  At June 30, 2014, we had the capacity to borrow approximately $13.4 million from the FHLB-Cincinnati and an additional $5.0 million on a line of credit with the FHLB-Cincinnati.  At June 30, 2014, we had $17.3 million outstanding in advances from the FHLB-Cincinnati.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and short-term investments including interest-bearing demand deposits. The levels of these assets are dependent on our operating, financing, lending, and investing activities during any given period.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities.  Net cash used in operating activities was $588,000 and $311,000 for the years ended June 30, 2014 and 2013, respectively. Net cash used in investing activities, which consists primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, proceeds from the sale of securities and proceeds from maturing securities and pay downs on mortgage-backed securities, was $6.3 million and $2.2 million for the years ended June 30, 2014 and 2013, respectively.  During the years ended June 30, 2014 and 2013, we purchased $5.1 million and $6.1 million, respectively and sold $6.6 million and $5.7 million, respectively, in securities held as available-for-sale.  Net cash provided by (used in) financing activities, consisting primarily of the activity in deposit accounts and Federal Home Loan Bank advances, was $7.3 million and $(1.1) million for the years ended June 30, 2014 and 2013, respectively, resulting from our strategy of borrowing at lower interest rates to fund loan originations.

We are committed to maintaining a strong liquidity position.  We monitor our liquidity position on a daily basis.  We anticipate that we will have sufficient funds to meet our current funding commitments.  Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

At June 30, 2014, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital level of $8.9 million, or 10.0% of adjusted total assets, which is above the well-capitalized required level of $4.5 million, or 5.0%; and total risk-based capital of $9.5 million, or 20.6% of risk-weighted assets, which is above the well-capitalized required level of $4.6 million, or 10.0%.  At June 30, 2013, we exceeded all of our regulatory capital requirements with a Tier 1 leverage capital level of $9.4 million, or 11.4% of adjusted total assets, which is above the well-capitalized required level of $4.1 million, or 5.0%; and total risk-based capital of $9.9 million, or 23.2% of risk-weighted assets, which is above the well-capitalized required level of $4.3 million, or 10.0%.  Accordingly, Mt. Washington Savings Bank was categorized as well capitalized at June 30, 2014 and 2013.  Management is not aware of any conditions or events since the most recent notification that would change our category.

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit.  While these contractual obligations represent our future cash requirements, a significant portion of

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commitments to extend credit may expire without being drawn upon.  Such commitments are subject to the same credit policies and approval process accorded to loans we make.  At June 30, 2014, we had outstanding commitments to originate loans of $11.5 million, including undisbursed funds on construction loans and funds available on undrawn lines of credit.  We anticipate that we will have sufficient funds available to meet our current lending commitments.  Certificates of deposit that are scheduled to mature in less than one year from June 30, 2014 totaled $19.3 million.  Management expects that a substantial portion of the maturing certificates of deposit will be renewed.  However, if a substantial portion of these deposits is not retained, we may utilize Federal Home Loan Bank advances or raise interest rates on deposits to attract new accounts, which may result in higher levels of interest expense.

Contractual Obligations.  In the ordinary course of our operations, we enter into certain contractual obligations.  Such obligations include data processing services, operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities.

Recent Accounting Pronouncements

Please refer to Note 15 to the Financial Statements for the years ended June 30, 2014 and 2013 beginning on page F-1 for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation.  The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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BUSINESS OF MW BANCORP, INC.

MW Bancorp, Inc. is incorporated in the State of Maryland, and has not engaged in any business to date.  Upon completion of the conversion, MW Bancorp will own all of the issued and outstanding stock of Mt. Washington Savings Bank.  We intend to contribute a significant portion of the net proceeds from the stock offering to Mt. Washington Savings Bank.  MW Bancorp, Inc. will retain the remainder of the net proceeds from the stock offering and use a portion of the retained net proceeds to make a loan to the employee stock ownership plan.  At a later date, we may use the net proceeds to pay dividends to stockholders and repurchase shares of common stock, subject to our planned growth, capital needs and regulatory limitations.  We will invest our initial capital as discussed in “How We Intend to Use the Proceeds from the Offering.”

After the conversion and the offering are complete, MW Bancorp, Inc., as the holding company of Mt. Washington Savings Bank, will be authorized to pursue other business activities permitted by applicable laws and regulations, which may include the acquisition of banking and financial services companies.  See “Regulation and Supervision—Holding Company Regulation” for a discussion of the activities that are permitted for savings and loan holding companies.  We currently have no understandings or agreements to acquire other financial institutions although we may determine to do so in the future.  We may also borrow funds for reinvestment in Mt. Washington Savings Bank.

Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends we receive from Mt. Washington Savings Bank.  Mt. Washington Savings Bank is subject to regulatory limitations on the amount of dividends that it may pay.  See “Regulation and Supervision—Federal Banking Regulation—Capital Distributions.”  Initially, MW Bancorp, Inc. will neither own nor lease any property, but will instead pay a fee to Mt. Washington Savings Bank for the use of its premises, equipment and furniture.  At the present time, we intend to employ only persons who are officers of Mt. Washington Savings Bank to serve as officers of MW Bancorp, Inc.  We will, however, use the support staff of Mt. Washington Savings Bank from time to time.  We will pay a fee to Mt. Washington Savings Bank for the time devoted to MW Bancorp, Inc. by employees of Mt. Washington Savings Bank; however, these persons will not be separately compensated by MW Bancorp, Inc.  MW Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

BUSINESS OF MT. WASHINGTON SAVINGS BANK

General

Mt. Washington Savings Bank is an Ohio mutual savings and loan association that was originally organized in 1886 as a state-chartered mutual savings and loan association under the name The Mt. Washington Building Loan and Deposit Company.  The Bank subsequently changed its name several times, becoming Mt. Washington Savings Bank in November 2011. We conduct our operations from our main office in Cincinnati, Ohio.

Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential real estate loans, and, to a lesser extent, commercial real estate and multi-family loans, construction loans, commercial business loans and consumer loans.  At June 30, 2014, $54.1 million, or 78.6% of our total loan portfolio, was comprised of one- to four-family residential real estate loans.  We also invest in securities, which consist primarily of mortgage-backed securities issued by U.S. government sponsored entities and, to a lesser extent, U.S. government agency obligations and certificates of deposit.  We offer a variety of deposit accounts, including checking accounts, savings accounts, money market accounts and

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certificate of deposit accounts.  We utilize advances from the FHLB-Cincinnati for asset/liability management purposes and, to a much lesser extent, for additional funding for our operations.  At June 30, 2014, we had $17.3 million in advances outstanding with FHLB-Cincinnati.

All of the members of our current executive management team have joined Mt. Washington Savings Bank since May 2012.  Mr. Niesen’s and the management team’s primary focus to date has been to oversee Mt. Washington Savings Bank’s asset quality initiatives, troubled loan resolution and the implementation of new, more stringent underwriting and loan administration policies and procedures.  From July 1, 2012 through June 30, 2014, we experienced net losses of approximately $3.8 million, including net losses of $482,000 for the year ended June 30, 2014 and $3.3 million for the year ended June 30, 2013.  These losses were due primarily to approximately $1.7 million in net loan charge-offs and $175,000 in losses on impairment and sales of real estate owned, as we aggressively focused on reducing classified and nonperforming loans, particularly non-owner occupied residential real estate loans and subprime loans originated prior to 2012.

Despite significant losses in recent periods, we believe that our asset quality and portfolio management initiatives have been successful, and that the actions we took were necessary to enable us to pursue growth opportunities and to operate profitably in the future.  Our non-performing assets have decreased to $1.6 million, or 1.8% of total assets, at June 30, 2014, from approximately $2.6 million, or 3.2% of total assets at June 30, 2013.  Our classified assets have decreased to $2.1 million, or 2.3% of total assets, at June 30, 2014, from $3.4 million, or 4.1% of total assets at June 30, 2013.  These decreases were comprised primarily of decreases in our subprime loans which totaled $9.3 million and $10.9 million, or 13.5% and 18.2% of total loans at June 30, 2014 and 2013, respectively.

With our asset quality and troubled loan resolution initiatives well underway, we have begun to leverage our management team’s commercial banking experience to implement a strategic shift from traditional thrift operations to an institution whose balance sheet and operations more closely resemble that of a full-service community-focused commercial bank.  Subject to market conditions and our asset-liability analysis, we expect to significantly increase our commercial real estate lending, including loans secured by both owner-occupied and non-owner-occupied properties, our multi-family lending and our generation of low-cost core deposits, including personal and business checking accounts and money market accounts.  In order to diversify our portfolio and increase profitability, we also intend, to a lesser extent, to increase our construction loan portfolio, and to develop a portfolio of commercial business loans, including loans guaranteed by the SBA.  We will continue to originate one- to four- family real estate loans secured by properties in our market area.  However, we do not plan to originate additional subprime loans and will originate non-owner occupied one- to four-family residential real estate loans on a limited basis, and subject to more conservative loan underwriting standards that we have developed since 2012.

Market Area

We conduct our operations from our main office in Cincinnati, Ohio, which is located in Hamilton County, Ohio. Our office is located approximately 10 miles from downtown Cincinnati, and about 10 miles for the Ohio-Kentucky border.  We operate primarily on the east side of Cincinnati, Ohio and the surrounding areas.  Hamilton County, Ohio represents our primary geographic market area for loans and deposits with our remaining business operations conducted in the larger Cincinnati metropolitan area which includes Warren, Butler and Clermont Counties. We also conduct a moderate level of business in the northern Kentucky region and make loans secured by properties in Campbell, Kenton and Boone Counties.  We will, on occasion, make loans secured by properties located outside of our primary market.  The local economy is diversified with services, trade and manufacturing employment being the most prominent employment sectors in Hamilton County.  Hamilton County is primarily a developed and urban

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county.  The employment base is diversified and there is no dependence on one area of the economy for continued employment.  Major employers in the market include Proctor & Gamble, Kroger’s, Macy’s, Children’s Hospital, city and county governments and the University of Cincinnati.  Our future growth opportunities will be influenced by the growth and stability of the regional, state and national economies, other demographic trends and the competitive environment.

Hamilton County and Cincinnati have generally experienced a declining population since the 1990 census while the other counties in which we conduct business experienced population growth.  The population decline in both Hamilton County and the City of Cincinnati results from other counties and northern Kentucky being more successful in attracting new and existing businesses to locate within their areas through economic incentives, including less expensive real estate options for office facilities. Individuals are moving to these other areas to be closer to their place of employment, for newer, less expensive housing and more suburban neighborhoods.  From 2000 to 2010, Hamilton County’s population decreased by 5.1%, while population increases in the remainder of our market area ranged from a low of 5.5% in Kenton County, Kentucky to a high of 38.2% in Boone County, Kentucky.  The State of Ohio’s population increased by 1.6% during this period, and the United States’ population as a whole increased by 9.7%.  From 2010 to 2014, Hamilton County’s population increased by 0.01%, while population increases in the remainder of our market area ranged from a low of 0.76% in Campbell County, Kentucky to a high of 6.02% in Boone County, Kentucky.  The State of Ohio’s population increased by 0.05% during this period, and the United States’ population as a whole increased by 2.74%.  Median per capita income for Hamilton County as of 2014 ($28,462) was above comparable measures for both the United States and Ohio ($27,721 and $25,574, respectively), and median per household income for Hamilton County as of 2014 ($46,648) was below the same measures for both the United States and Ohio ($51,579 and $46,760, respectively).  Our market area has experienced a decrease in property values and building development since the economic crisis began in 2008, although the past several years have witnessed a partial recovery.

We believe that we have developed products and services that will meet the financial needs of our current and future customer base; however, we plan, and believe it is necessary, to expand the range of products and services that we offer to be more competitive in our market area. Marketing strategies focus on the strength of our knowledge of local consumer and small business markets, as well as expanding relationships with current customers and reaching out to develop new, profitable business relationships.

Competition

We face competition within our market area both in making loans and attracting deposits.  Our market area has a concentration of financial institutions that include large money center and regional banks, community banks and credit unions.  We also face competition from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds and insurance companies.  As of June 30, 2013, based on the most recent available FDIC data, our market share of deposits represented 0.10% of FDIC-insured deposits in Hamilton County, ranking us 22nd in market share of deposits.

Lending Activities

General.  Our principal lending activity is originating one- to four-family residential real estate loans, and, to a lesser extent, commercial real estate and multi-family loans and construction loans.  We also will originate consumer loans (including home equity lines of credit and automobile loans) and commercial business loans.  Prior to 2012, our previous management team engaged in significant non-owner occupied one- to four-family and subprime lending.  Since June 2012, we no longer make subprime loans, subject to very limited exceptions, and will make non-owner occupied single-family

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loans on a limited basis, subject to more stringent underwriting standards.  In recent years we have expanded our commercial real estate loan portfolio in an effort to diversify our overall loan portfolio, increase the yield of our loans and shorten asset duration.  We intend to continue to expand our commercial real estate and multi-family lending, and our construction lending, in the future.  We also recently began offering commercial business loans, including SBA loans.

Until recently, our practice has been to retain in our portfolio all of the loans we originate.  However, in May 2013, we implemented a policy of selling in the secondary market most of our newly originated fixed rate one- to four-family residential mortgage loans with terms to maturity greater than 15 years, while retaining shorter-term fixed-rate and adjustable rate one- to four-family residential mortgages.  Our decision to sell loans is based on our desire to manage interest rate risk, capital and our liquidity needs.  We may, at times, retain within our loan portfolio a modest amount of longer term residential mortgage loans.

In connection with our change in management, we have changed our strategy to focus on relationship-based banking, diversifying our loan portfolio, increasing the yield of our loan portfolio and improving and managing our asset quality.  Subject to market conditions and our asset-liability analysis, we expect to significantly increase our commercial real estate and multi-family loans and, to a lesser extent, construction loans.    We expect to develop a broader, more flexible array of residential, commercial and consumer loan products specifically suited to current and potential customers in our market area, hire additional personnel with commercial lending experience and continue to focus on our customer service.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Strategy” for more information regarding our future plans for lending activities.

Loan Portfolio Composition.  The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated.

	At June 30,
	2014		2013
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential:
Owner occupied	$45,255	65.8%	$44,739	74.4%
Non-owner occupied	8,814	12.8%	8,817	14.7%
Multi-family residential	2,124	3.1%	540	0.9%
Commercial	8,998	13.1%	4,918	8.2%
Construction	2,796	4.0%	745	1.2%
Total real estate	67,987	98.8%	59,759	99.4%
Consumer and other	812	1.2%	367	0.6%
Total loans	68,799	100.0%	60,126	100.0%
Other items:
Net deferred loan (fees) costs	22		4
Allowance for loan losses	(1,537)		(1,398)
Total loans, net	$67,284		$58,732

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Loan Portfolio Maturities and Yields.  The following table summarizes the scheduled repayments of our loan portfolio at June 30, 2014.  Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.  The table presents contractual maturities and does not reflect repricing or the effect of prepayments.

	One- to Four-Family		Multi-family residential		Commercial Real Estate
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

Due During the Years Ending June 30,
2015	$484	4.15%	$—	—%	$358	4.20%
2016	10	5.88	—	—	—	—
2017	61	4.68	—	—	6	4.75
2018 to 2019	186	5.16	—	—	161	3.95
2020 to 2024	4,725	3.42	386	3.75	978	2.50
2025 to 2029	8,401	3.77	576	4.13	2,558	3.99
2030 and beyond	40,202	4.50	1,162	4.14	4,937	4.40

Total	$54,069	4.29%	$2,124	4.06%	$8,998	4.06%

	Construction		Consumer and other		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)

Due During the Years Ending June 30,
2015	$2,422	3.49%	$22	3.64%	$3,286	3.66%
2016	—	—	4	13.90	14	8.10
2017	—	—	13	7.12	80	5.08
2018 to 2019	—	—	32	5.98	379	4.72
2020 to 2024	—	—	657	3.44	6,746	3.31
2025 to 2029	—	—	—	—	11,535	3.83
2030 and beyond	374	1.69	84	3.25	46,759	4.46

Total	$2,796	3.25%	$812	3.64%	$68,799	4.20%

Loan Approval Procedures and Authority.  Pursuant to applicable law, the aggregate amount of loans that we are permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Mt. Washington Savings Bank’s unimpaired capital and surplus (25% if the amount in excess of 15% is secured by “readily marketable collateral” or 30% for certain residential development loans).  In addition, we have established an in-house limit that is less than the legal limits on loans to one borrower.  At June 30, 2014, our largest credit relationship totaled $1.56 million and was secured by a primary residence.  Our second largest relationship at June 30, 2014 totaled $1.54 million and consisted of three loans secured by two one-to four-family properties and one multi-family property.  At June 30, 2014, all of these loans were performing in accordance with their terms.

Our lending is subject to written underwriting standards and origination procedures.  Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations.  The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, financial statements and tax returns.

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Generally, we require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.  We also require flood insurance if the property is determined to be in a flood zone area.

Our President and Chief Executive Officer and our Executive Vice President, Lending each have approval authority for up to $417,000 for secondary market residential mortgage loans that have also been approved through the secondary market automated approval process.  Loans that are not approved by this system are approved by our management loan committee, which consists of our President and Chief Executive Officer, and our Executive Vice President, Lending and two other members of management.  Policy exceptions are approved by the Board of Directors.  Our President and Chief Executive Officer and Executive Vice President, Lending each have approval authority for secured consumer loans up to $30,000 and for unsecured consumer loans up to $10,000.  Our board of directors may approve loans above those amounts.

Fixed and Adjustable-Rate Loan Schedule. The following table sets forth our fixed- and adjustable-rate loans at June 30, 2014 that are contractually due after June 30, 2015.

	Due After June 30, 2015
	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential:
Owner occupied	$38,314	$6,573	$44,887
Non-owner occupied	907	7,791	8,698
Multi-family residential	878	1,246	2,124
Commercial	3,128	5,512	8,640
Construction	291	83	374
Total real estate	43,518	21,205	64,723
Consumer and other	95	695	790
Total loans	$43,613	$21,900	$65,513

One- to Four-Family Residential Real Estate Lending.  The focus of our lending program has historically been the origination of one- to four-family residential real estate loans.  At June 30, 2014, we had $54.1 million of loans secured by one- to four-family real estate, representing 78.6% of our total loan portfolio.  We originate both fixed-rate and adjustable-rate residential mortgage loans.  At June 30, 2014, the one- to four-family residential mortgage loans held in our portfolio were comprised of 73.4% fixed-rate loans, and 26.6% adjustable-rate loans.

Prior to 2012, we engaged in significant non-owner occupied one- to four-family real estate lending.  Many of these loans were made to professional investors who owned a number of rental properties, and which did not provide sufficient rental cash flows to service the repayment of the loans.

There is a greater credit risk inherent in non-owner-occupied properties, than in owner-occupied properties since, like commercial real estate and multi-family loans, the repayment of these loans may depend, in part, on the successful management of the property and/or the borrower’s ability to lease the property.  A downturn in the real estate market or the local economy could adversely affect the value of properties securing these loans or the revenues derived from these properties which could affect the borrower’s ability to repay the loan.  We experienced high levels of delinquencies and charge-offs in our non-owner occupied residential loan portfolio, and our new management has taken aggressive steps to reduce our delinquent and non-performing assets in this portfolio.  See “—Non-Performing Assets” below.  As a result of these efforts, the amount of our non-owner-occupied one- to four-family residential real estate loans has decreased in recent years, although the balance of such loans remained stable at $8.8
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million at June 30, 2013 and June 30, 2014, respectively.  We expect to continue to reduce the balance of this type of loan in the future.

Our one- to four-family residential real estate loans are generally underwritten according to Fannie Mae and Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.”  We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Federal Housing Finance Agency for Fannie Mae, which as of June 30, 2014 was $417,000 for single-family homes in our market area.  We also originate loans above the lending limit for conforming loans, which are referred to as “jumbo loans.”  We also offer FHA, VA and Rural Housing Development loans, all of which we originate for sale on a servicing-released, non-recourse basis in accordance with FHA, VA and USDA guidelines.  We use an underwriter with expertise in FHA/VA lending.  Virtually all of our one- to four-family residential real estate loans are secured by properties located in our market area.

We generally limit the loan-to-value ratios of our one- to four-family residential mortgage loans to 80% of the purchase price or appraised value, whichever is lower.  In addition, we may make one- to four-family residential mortgage loans with loan-to-value ratios between 80% and 95% of the purchase price or appraised value, whichever is less, where the borrower obtains private mortgage insurance.

Our one- to four-family residential real estate loans typically have terms of 10 to 30 years.  Our adjustable-rate one- to four-family residential real estate loans generally have fixed rates for initial terms of five years, and adjust annually thereafter at a margin.  In recent years, this margin has been 2.75% over the weekly average yield on U.S. treasury securities adjusted to a constant maturity of one year.  The maximum amount by which the interest rate may be increased or decreased is generally 2.00% per adjustment period and the lifetime interest rate cap is generally 6.00% over the initial interest rate of the loan.

Although adjustable-rate mortgage loans may reduce to an extent our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower.  At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates.  Upward adjustments of the contractual interest rate are also limited by the maximum periodic and lifetime rate adjustments permitted by our loan documents.  Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in general interest rates may be limited during periods of rapidly rising interest rates.

We also originate home equity lines of credit and fixed-term home equity loans.  See “—Consumer Lending.”

We do not offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan).  We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We do not currently offer “subprime loans” on one-to four- family residential real estate loans (i.e., generally loans with credit scores less than 660).  However, prior to 2012, a portion of the residential loans originated under prior management consisted of loans to persons with credit scores that would cause such loans to be considered subprime.  Most of our subprime loans were secured by owner-occupied single-family residences.  At June 30, 2014, our subprime loans totaled $9.3 million.  This portfolio consists of 114 loans with an average balance

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outstanding as of June 30, 2014 of $82,000, of which $262,000 was 90 days or greater delinquent as of June 30, 2014.

Commercial Real Estate and Multi-Family Lending. Consistent with our strategy to expand our loan products and volume and to enhance the yield and reduce the term to maturity of our loan portfolio, we have sought to increase our commercial and multi-family real estate loans.  At June 30, 2014, our commercial real estate loans totaled $9.0 million and our multi-family loans totaled $2.1 million.  Subject to market conditions, we intend to continue to increase the proportion of these types of loans in the next few years.  Properties securing our commercial real estate loans at present primarily include business owner-occupied properties.  However, in the future, we expect that our commercial real estate loans will be secured by both owner-occupied and non-owner-occupied properties.  Our multi-family loans are typically secured by apartment complexes of up to 20 units managed by professional investors.   Substantially all of our commercial real estate and multi-family loans are secured by properties located in our primary market area.

Maturities for our commercial real estate and multi-family loans generally do not exceed 20 years.  Rates are generally adjustable based upon the Wall Street Journal prime interest rate.  The maximum loan-to-value ratio on our commercial real estate and multi-family loans is 75%.  We generally require a first mortgage for all commercial real estate loans, as well as a debt service coverage of 1.25:1 times.  At June 30, 2014, our largest outstanding commercial real estate loan was an $1.4 million loan secured by an automobile dealership.  Our largest multi-family real estate loan at June 30, 2014 was a $949,000 loan secured by an apartment building.  Both of these loans were performing in accordance with their original terms at June 30, 2014.

Our commercial real estate and multi-family loans generally have interest rates that are fixed for an initial term of three or five years, and adjust annually thereafter at a margin over the Wall Street Journal prime interest rate.  We consider a number of factors in originating commercial real estate loans.  We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan.  When evaluating the qualifications of the borrower, we consider the value of the property, the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions.  In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service).  All commercial real estate and multi-family loans are appraised by outside independent appraisers approved by the Board of Directors.  Our commercial real estate and multi-family loan reviews are handled by our Chief Credit Officer, with the assistance of our part-time Chief Credit Officer who has more than 20 years experience, including experience as a bank examiner.  In connection with the anticipated growth in our commercial real estate and multi-family loan portfolio, we intend to hire additional staff in the next few years, including a loan processor, a credit analyst and a commercial lender.

Personal guarantees are generally obtained from the principals of commercial real estate and commercial business loans.  Although this requirement may be waived depending upon the loan-to-value ratio and the debt service ratio associated with the loan, personal guarantees are obtained on substantially all business-related loans.

Commercial and multi-family real estate loans generally carry higher interest rates and have shorter terms than one- to four-family residential mortgage loans.  However, commercial real estate and multi-family loans entail greater credit risks compared to one- to four-family residential mortgage loans because they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, the payment of loans secured by income-producing properties typically

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depends on the successful operation of the property, as repayment of the loan generally is dependent, in large part, on sufficient income from the property to cover operating expenses and debt service.  Changes in economic conditions that are not in the control of the borrower or lender could affect the value of the collateral for the loan or the future cash flow of the property.  Additionally, any decline in real estate values may be more pronounced for commercial and multi-family real estate than residential properties.  In addition, the physical condition of non-owner-occupied properties is often below that of owner-occupied properties due to lax property maintenance standards, which has a negative impact on the value of the collateral properties.  Furthermore, some of our non-owner-occupied borrowers have more than one loan outstanding with us, which may expose us to a greater risk of loss compared to residential and commercial borrowers with only one loan.

Mt. Washington Savings Bank was approved as an SBA lender on October 29, 2013.  We intend to originate loans under the SBA 7(a) and SBA Express programs.  We also intend to finance owner-occupied businesses using the SBA 504 Program.  As of June 30, 2014, we have not originated any SBA loans.

Construction Lending.  At June 30, 2014, we had $2.8 million, or 4.1% of our total loan portfolio, in construction loans.  As part of our efforts to expand our loan products, we anticipate increasing our construction loans in the future based upon our relationships with local builders.  We make construction loans to individuals for the construction of their primary residences.  These loans generally have maximum terms of 12 months, and upon completion of construction convert to conventional amortizing mortgage loans.  Our construction loans have rates and terms comparable to one- to four-family residential real estate loans that we originate.  During the construction phase, the borrower generally pays interest only.  The maximum loan-to-value ratio of our owner-occupied construction loans is generally 80% of construction costs or completed-appraised-value, whichever is less.  Residential construction loans are generally underwritten pursuant to the same guidelines used for originating permanent residential mortgage loans.

We also make loans to builders for the construction of “presold” homes.  No more than two such loans may be outstanding to one builder/borrower at any time.  On a limited basis, we will make a “speculative” construction loan to a builder, where the dwelling has not been presold.  Typically we would not make more than one speculative construction loan to a builder at any time, and such loans are typically made only to builders with which we have a pre-existing relationship.  These loans generally have initial maximum terms of nine months, although the term may be extended to up to 18 months.  The loans generally carry variable rates of interest.  The maximum loan-to-value ratio of these construction loans is generally 80% of construction costs or completed-appraised-value, whichever is less.

We will also make loans for the construction of commercial buildings, although we had no such loans at June 30, 2014.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate.  Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions.  If the estimate of construction cost is inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property.  Moreover, if the estimated value of the completed project is inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the construction loan upon the sale of the property.  Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs.  In addition, the ultimate sale or rental of the property may not occur as anticipated.

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Commercial Business Loans.  At June 30, 2014, we had no commercial business loans outstanding.  As part of our business strategy to diversify and grow our loan portfolio, we will seek to expand our originations of commercial business loans, including term loans and variable lines of credit to small- and medium-sized companies in our primary market area.  Our commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture.  These loans are secured by business assets other than real estate, such as business equipment and inventory or accounts receivable.  The commercial business loans that we offer are floating-rate loans indexed to the prime rate as published in The Wall Street Journal and fixed-rate loans with terms ranging from one to seven years.  Our commercial business loan portfolio is expected to consist primarily of secured loans.

When making commercial business loans, we will consider the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the project cash flows of the business and the value of the collateral, if any.  We expect that virtually all of our loans will be guaranteed by the principals of the borrower.

Commercial business loans generally have a greater credit risk than residential mortgage loans.  Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment and other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business.  As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself.  Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.  We seek to minimize these risks through our underwriting standards.

Consumer Lending.  At June 30, 2014, we had $812,000, or 1.2% of our loan portfolio, in consumer loans, including $694,000 in home equity loans and lines of credit and $118,000 in other consumer loans.

Our home equity lines of credit (HELOC) and fixed-term equity loans are secured by owner occupied residential property.  HELOCs are variable rate, and are approved with a maximum maturity of 10 years.  Fixed-term home equity loans are generally originated in accordance with the same standards as one- to four-family residential mortgage loans. We extend home equity lines of credit and fixed-term equity loans on owner-occupied property regardless of whether we hold the first mortgage.  We do not extend home equity lines of credit unless the combined loan-to-value ratio of the first mortgage and the home equity line of credit or fixed-term equity loan is less than 70%, or less than 80% if we hold the first mortgage.

Home equity lines of credit and fixed-term equity loans have greater risk than one- to four-family residential real estate loans secured by first mortgages.  Our interest is generally subordinated to the interest of the institution holding the first mortgage.  Even where we hold the first mortgage, we face the risk that the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and costs of foreclosure and we may be unsuccessful in recovering the remaining balance from those customers.

Consumer loans other than home equity lines of credit and fixed-term equity loans have either a variable or fixed-rate of interest for a term of up to six years, depending on the type of collateral and the creditworthiness of the borrower.   Our consumer loans may be secured by deposits, automobiles, or recreational vehicles.  Automobile loans are generally limited to 95% of the purchase price (excluding sales tax) with respect to new vehicles, and 80% of NADA retail value or cost, whichever is less, with respect to used vehicles.

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Consumer loans generally have shorter terms to maturity, which reduces our exposure to changes in interest rates.  In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

Consumer loans generally have greater credit risk compared to longer-term loans secured by improved, owner-occupied real estate, particularly unsecured loans and consumer loans that are secured by rapidly depreciable assets, such as automobiles.  In these cases, any repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance.  As a result, consumer loan collections are dependent on the borrower’s continuing financial stability and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.

Loan Originations, Participations, Purchases and Sales.

We originate real estate and other loans through employee marketing and advertising efforts, our existing customer base, walk-in customers and referrals from customers.  All loans that we originate are underwritten pursuant to our policies and procedures.

Until recently, we have retained in our portfolio all of the loans that we have originated.  In May, 2013, as part of our interest rate risk management strategy, we initiated a secondary market program focused on selling some or all of our fixed rate one- to four-family mortgage loan originations with terms to maturity of 15 years or greater.  We are approved to sell mortgages to the Federal Home Loan Bank of Cincinnati, pursuant to its mortgage purchase program, and to several other private mortgage investors, including a mortgage company and a commercial bank.  We may seek approval to sell loans to Fannie Mae and/or Freddie Mac in the future.  We retain the servicing on all such loans that we sell to the Federal Home Loan Bank of Cincinnati, and we release the servicing on all such loans that are sold to other mortgage investors.  We intend to continue this practice in the future, subject to the pricing of retaining such servicing rights.

We sell our loans without recourse, except for customary representations and warranties provided in sales transactions.  Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans.  We retain a portion of the interest paid by the borrower on the loans we service as consideration for our servicing activities.  For the years ended June 30, 2014 and 2013, we sold $884,000 and $118,000, respectively, of mortgage loans.    Some of the mortgage loans were sold on a servicing-released basis and we retained servicing on certain of these loans.  At June 30, 2014, we serviced $491,000 of fixed-rate, one- to four-family residential real estate loans that we originated and sold in the secondary market.

We currently do not purchase loans or loan participations from third parties.  However, we may in the future elect to do so, depending upon market conditions, in order to supplement our loan productions.

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The following table sets forth our loan origination, purchase, sale and principal repayment activity during the years indicated.

	Years Ended June 30,
	2014	2013

Total loans at beginning of year	$60,126	$59,582

Loans originated:
Real estate loans:
One- to four-family residential:
Owner occupied	7,670	4,239
Non-owner occupied	2,207	1,590
Multi-family residential	—	229
Commercial	7,333	3,836
Construction	2,170	2,437
Total real estate	19,380	12,331
Consumer and other	933	213
Total loans	20,313	12,544

Loans purchased:
Real estate loans:
One- to four-family residential:
Owner occupied	—	—
Non-owner occupied	—	—
Multi-family residential	—	—
Commercial	—	—
Construction	—	—
Total real estate	—	—
Consumer and other	—	—
Total loans	—	—

Loans sold:
Real estate loans:
One- to four-family residential:
Owner occupied	(884)	(118)
Non-owner occupied	—	—
Multi-family residential	—	—
Commercial	—	—
Construction	—	—
Total real estate	(884)	(118)
Consumer and other	—	—
Total loans	(884)	(118)

Principal repayments	(10,756)	(11,882)

Net loan activity	8,673	544
Total loans at end of year	$68,799	$60,126

Delinquencies, Classified Assets and Non-Performing Assets

Delinquency Procedures.  When a borrower fails to make a required monthly payment by the due date, a late notice is generated stating the payment and late charges due.  Our policies provide that a late notice be sent when a loan is 15 days past due.  In addition, we may call the borrower when the loan is 15 days past due, and we attempt to cooperate with the borrower to determine the reason for nonpayment and to work with the borrower to establish a repayment schedule that will cure the delinquency.  Once the loan is considered in default, generally at 30 days past due, a certified letter is generally sent to the borrower explaining that the entire balance of the loan is due and payable, the loan is placed on non-accrual status, and additional efforts are made to contact the borrower.  If the borrower does not respond, we generally consider initiating foreclosure proceedings when the loan is 90 to 120 days past due.  If the loan is reinstated, foreclosure proceedings will be discontinued and the borrower will be permitted to continue to make payments.  In certain instances, we may modify the loan or grant a limited exemption from loan payments to allow the borrower to reorganize his or her financial affairs.

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When we acquire real estate as a result of foreclosure or by deed in lieu of foreclosure, the real estate is classified as foreclosed real estate until it is sold.  The real estate is recorded at estimated fair value at the date of acquisition less estimated costs to sell, and any write-down resulting from the acquisition is charged to the allowance for loan losses.  Subsequent decreases in the value of the property are charged to operations through the creation of a valuation allowance.  After acquisition, all costs in maintaining the property are expensed as incurred.  Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Troubled Debt Restructurings.  We occasionally modify loans to help a borrower stay current on his or her loan and to avoid foreclosure.  We consider modifications only after analyzing the borrower’s current repayment capacity, evaluating the strength of any guarantors based on documented current financial information, and assessing the current value of any collateral pledged. We generally do not forgive principal or interest on loans, but may do so if it is in our best interest and increases the likelihood that we can collect the remaining principal balance.  We may modify the terms of loans to lower interest rates (which may be at below market rates), to provide for fixed interest rates on loans where fixed rates are otherwise not available, or to provide for interest-only terms.  These modifications are made only when there is a reasonable and attainable workout plan that has been agreed to by the borrower and that is in our best interests.  At June 30, 2014, we had 20 loans totaling $1.7 million that were classified as troubled debt restructuring.  Of these, 13 loans totaling $883,000 were included in our non-accrual loans at such date because they were either not performing in accordance with their modified terms or had been performing in accordance with their modified terms for less than six months since the date of restructuring.

For the years ended June 30, 2014 and 2013, interest income that would have been recorded had our non-accruing troubled debt restructurings been current in accordance with their original terms was $87,000 and $46,000, respectively.  No interest income was recognized on such loans for the years ended June 30, 2014 and 2013, respectively.

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Delinquent Loans. The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	Loans Delinquent For						Total
	30-59 Days		60-89 Days		90 Days and Over
	Number	Amount	Number	Amount	Number	Amount	Number	Amount
At June 30, 2014
Real estate loans:
One- to four-family residential:
Owner occupied	5	$430	—	$—	4	$402	9	$832
Non-owner occupied	—	—	—	—	—	—	—	—
Multi-family residential	—	—	—	—	—	—	—	—
Commercial	—	—	—	—	—	—	—	—
Construction	—	—	—	—	—	—	—	—
Total real estate	5	430	—	—	4	402	9	832
Consumer and other	—	—	—	—	—	—	—	—
Total loans	5	$430	—	$—	4	$402	9	$832

At June 30, 2013
Real estate loans:
One- to four-family residential:
Owner occupied	8	$937	5	$611	2	$160	15	$1,708
Non-owner occupied	1	83	—	—	—	—	1	83
Multi-family residential	—	—	—	—	—	—	—	—
Commercial	2	106	—	—	—	—	2	106
Construction	—	—	—	—	—	—	—	—
Total real estate	11	1,126	5	611	2	160	18	1,897
Consumer and other	—	—	—	—	—	—	—	—
Total loans	11	$1,126	5	$611	2	$160	18	$1,897

Classified Assets.  Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the FDIC to be of lesser quality, as “substandard,” “doubtful” or “loss.”  An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any.  “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected.  Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.”  Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific allowance for loan losses is not warranted.  Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover losses that were both probable and reasonable to estimate.  General allowances represent allowances which have been established to cover accrued losses associated with lending activities that were both probable and reasonable to estimate, but which, unlike specific allowances, have not been allocated to particular problem assets.  When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount.  An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific allowances.

In connection with the filing of our periodic regulatory reports and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.  Loans are listed on the

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“watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or delinquency status, or if the loan possesses weaknesses although currently performing.  Management reviews the status of each loan on our watch list on a quarterly basis with the board of directors. If a loan deteriorates in asset quality, the classification is changed to “special mention,”  “substandard,”  “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on nonaccrual status and classified “substandard.”

The following table sets forth our amounts of classified assets, assets designated as special mention and total criticized assets (classified assets and loans designated as special mention) as of the date indicated.  Amounts shown at June 30, 2014 and 2013, include approximately $1.4 million and $1.8 million of nonaccrual loans, respectively.  The related specific valuation allowance in the allowance for loan losses for such nonperforming loans was $319,000 and $190,000 at June 30, 2014 and 2013, respectively.

	At June 30,
	2014	2013
	(In thousands)
Classified loans:
Substandard	$1,911	$2,601
Doubtful	—	—
Loss	—	—
Foreclosed assets	158	812
Total classified assets	2,069	3,413
Special mention	—	905
Total criticized assets	$2,069	$4,318

The decrease in classified assets to $2.1 million at June 30, 2014 from $3.4 million at June 30, 2013, was primarily due to the enhanced review of our nonperforming assets by our new senior management, which resulted in significant charge-offs and impairment losses on real estate owned. The largest components of classified loans were non-owner occupied one- to four-family loans and subprime loans originated prior to the change in management that occurred in 2012. At June 30, 2014, substandard assets consisted of $1.4 million one-to four-family owner occupied real estate loans and $482,000 of one-to four-family non-owner occupied real estate loans.  At June 30, 2014, our largest classified loan relationship was $209,000 secured by a one-to four-family real estate loan.

Non-Performing Assets.  Non-performing assets decreased to $1.6 million, or 1.8% of total assets, at June 30, 2014 from $2.6 million, or 3.2% of total assets, at June 30, 2013.  Less stringent underwriting practices by our previous management team, and our focus on non-owner occupied residential loans and subprime loans prior to 2012, and general economic conditions, including a decline in real estate values, are the primary cause of elevated levels of delinquencies and foreclosures in our loan portfolio.  The largest components of non-performing loans were non-owner occupied residential loans and subprime residential loans originated prior to the change in management that occurred in 2012.  At June 30, 2014, our largest non-performing loan relationship consisted of two one-to four-family owner occupied loans in the amount of $209,000.

We generally cease accruing interest on our loans when contractual payments of principal or interest have become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing.  A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured.  When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed.  Interest received on nonaccrual loans is applied against principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.  Troubled debt

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restructurings are loans that have renegotiated loan terms to assist borrowers who are unable to meet the original terms of their loans, with modifications to loan terms including a lower interest rate, a reduction in principal, or a longer term to maturity.  Troubled debt restructurings are restored to accrual status when the obligation is brought current, has performed in accordance with the revised contractual terms for six months and the ultimate collectability of the total contractual principal and interest is deemed probable.

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The following table sets forth information regarding our non-performing assets at the dates indicated.

	Years Ended June 30,
	2014	2013

Non-accrual loans:
Real estate loans:
One- to four-family residential:
Owner occupied	$997	$1,481
Non-owner occupied	442	345
Multi-family residential	—	—
Commercial	—	—
Construction	—	—
Total real estate	1,439	1,826
Consumer and other	—	—
Total non-accrual loans	$1,439	$1,826

Loans 90 days or more past due and still accruing:
Real estate loans:
One- to four-family residential:
Owner occupied	$—	$—
Non-owner occupied	—	—
Multi-family residential	—	—
Commercial	—	—
Construction	—	—
Total real estate	—	—
Consumer and other	—	—
Total loan 90 days or more past due and still accruing	$—	$—

Total non-performing loans	$1,439	$1,826

Foreclosed Assets:
Real estate loans:
One- to four-family residential:
Owner occupied	$158	$128
Non-owner occupied	—	563
Multi-family residential	—	—
Commercial	—	121
Construction	—	—
Total real estate	158	812
Consumer and other	—	—
Total foreclosed assets	158	812

Total non-performing assets	$1,597	$2,638

Troubled debt restructurings:
Real estate loans:
One- to four-family residential:
Owner occupied	$1,382	$1,305
Non-owner occupied	371	453
Multi-family residential	—	—
Commercial	—	—
Construction	—	—
Total real estate	1,753	1,758
Consumer and other	—	—
Total troubled debt restructured loans	$1,753	$1,758

Total non-performing loans and troubled debt restructurings (1)	$2,345	$2,611

Ratios:
Non-performing loans to total loans	2.09%	3.04%
Non-performing assets to total assets	1.79%	3.20%
Non-performing assets and troubled debt restructurings to total assets	2.63%	3.17%

(1)	Net of loans that are included in both nonaccrual status and troubled debt restructurings of $847,000 and $973,000 at June 30, 2014 and 2013, respectively.

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For the years ended June 30, 2014 and 2013, interest income that would have been recorded had our non-accruing loans been current in accordance with their original terms was $87,000 and $46,000, respectively.  No interest income was recognized on such loans for the years ended June 30, 2014 and 2013, respectively.

Non-performing owner occupied one- to four-family residential real estate loans totaled $997,000 at June 30, 2014 and consisted of 12 loans, the largest of which totaled $115,000.  Non-performing non-owner occupied one- to four-family real estate loans totaled $442,000 at June 30, 2014 and consisted of seven loan relationships.

Foreclosed real estate totaled $158,000 at June 30, 2014, which consisted of three owner occupied one- to four-family residential properties.

At June 30, 2014, our three largest non-performing loan relationships were loans of $115,000, $111,000 and $109,000, each secured by owner occupied one-to four-family real estate loan.

Other Loans of Concern.   There were no other loans at June 30, 2014 that are not already disclosed where there is information about possible credit problems of borrowers that caused management to have serious doubts about the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure of such loans in the future.

Allowance for Loan Losses

Analysis and Determination of the Allowance for Loan Losses.   Our allowance for loan losses is the amount considered necessary to reflect probable incurred losses in our loan portfolio.  We evaluate the need to establish allowances against losses on loans on a quarterly basis.  When additional allowances are necessary, a provision for loan losses is charged to earnings.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of two key elements: (1) specific allowances for identified impaired loans; and (2) a general valuation allowance on the remainder of the loan portfolio.  Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the entire portfolio.

We identify loans that may need to be charged off as a loss by reviewing all delinquent loans, classified loans, and other loans about which management may have concerns about collectability. For individually reviewed loans, the borrower’s inability to make payments under the terms of the loan as well as the shortfall in collateral value could result in our charging off the loan or the portion of the loan that was impaired.

Among other factors, we consider current general economic conditions, including current housing price depreciation, in determining the appropriateness of the allowance for loan losses for our residential real estate portfolio. We use evidence obtained from our own loan portfolio as well as published housing data on our local markets from third party sources we believe to be reliable as a basis for assumptions about the impact of housing depreciation.

Substantially all of our loans are secured by collateral. Loans 90 days past due and other classified loans are evaluated for impairment and general or specific allowances are established. Typically for a nonperforming real estate loan in the process of collection, the value of the underlying collateral is estimated using either the original independent appraisal, adjusted for current economic conditions and other factors, or a new independent appraisal, or evaluation and related general or specific allowances for loan losses are adjusted on a quarterly basis. If a nonperforming real estate loan is in the process of foreclosure and/or there are serious doubts about further collectability of principal or interest, and there is

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uncertainty about the value of the underlying collateral, we will order a new independent appraisal or evaluation if it has not already been obtained. Any shortfall would result in immediately charging off the portion of the loan that was impaired.

Specific Allowances for Identified Problem Loans.  We establish a specific allowance when loans are determined to be impaired.  Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses.  Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.  In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.

General Valuation Allowance on the Remainder of the Loan Portfolio.  We establish a general allowance for loans that are not classified as impaired to recognize the probable incurred losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets.  This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio.  The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date.  These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results.  The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.

As an integral part of their examination process, the FDIC and the ODFI will periodically review our allowance for loan losses.  Such agencies may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

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Allowance for Loan Losses. The following table sets forth activity in our allowance for loan losses for the periods indicated.

	At or For the Years Ended June 30,
	2014	2013
	(Dollars in thousands)

Balance at beginning of period	$1,398	$1,788

Charge-offs:
Real estate loans:
One- to four-family residential:
Owner occupied	(141)	(250)
Non-owner occupied	—	(1,294)
Multi-family residential	—	—
Commercial	(25)	(115)
Construction and land	—	—
Total real estate	(166)	(1,659)
Consumer and other	—	—
Total charge-offs	(166)	(1,659)

Recoveries:
Real estate loans:
One- to four-family residential:
Owner occupied	9	75
Non-owner occupied	—	48
Multi-family residential	—	—
Commercial	3	—
Construction and land	—	—
Total real estate	12	123
Consumer and other	3	2
Total recoveries	15	125

Net charge-offs	(151)	(1,534)
Provision for loan losses	290	1,144

Balance at end of period	$1,537	$1,398

Ratios:
Net charge-offs to average loans outstanding	0.24%	2.56%
Allowance for loan losses to non-performing loans at end of period	106.81%	76.56%
Allowance for loan losses to total loans at end of period	2.23%	2.33%

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Allocation of Allowance for Loan Losses.  The following table sets forth the allowance for loan losses allocated by loan category and the percent of loans in each category to total loans at the dates indicated.  The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At June 30,
	2014		2013
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family	$1,343	78.6%	$1,281	89.1%
Multi-family residential	33	3.1	19	0.9
Commercial	105	13.1	77	8.2
Construction and land	56	4.0	15	1.2
Total real estate	1,537	98.8	1,392	99.4
Consumer and other	—	1.2	6	0.6
Total loans	$1,537	100.0%	$1,398	100.0%
Total allocated allowance

Unallocated allowance	$—		$—

Total allowance for loan losses	$1,537		$1,398

At June 30, 2014, our allowance for loan losses represented 2.23% of total loans and 106.81% of non-performing loans and at June 30, 2013, our allowance for loan losses represented 2.33% of total loans and 76.56% of non-performing loans.  There were $151,000 and $1.5 million in net loan charge-offs during the years ended June 30, 2014 and 2013, respectively.

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations.  Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result.  Furthermore, as an integral part of its examination process, the FDIC and ODFI will periodically review our allowance for loan losses.  The FDIC and ODFI may require that we increase our allowance based on its judgments of information available to it at the time of its examination.  Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Investment Activities

General.  The goals of our investment policy are to provide and maintain liquidity to meet day-to-day, cyclical and long-term liquidity needs, to help mitigate interest rate and market risk within the parameters of our interest rate risk policy, and to generate a dependable flow of earnings within the context of our interest rate and credit risk objectives.  In recent years, our strategy has been to invest in mortgage-backed securities with terms to maturity of 10 to 15 years.  Subject to loan demand and our interest rate risk analysis, we will increase the balance of our investment securities portfolio when we have excess liquidity.  We expect to initially invest a substantial portion of the proceeds of the offering in short-term and other investments, including U.S. government securities, and mortgaged-backed securities issued by U.S. government agencies and U.S. government sponsored entities.

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Our investment policy was adopted by the board of directors.  The investment policy is reviewed annually by the board of directors.  Authority to make investments under the approved investment policy is delegated to our President and Chief Executive Officer and our Chief Financial Officer.  We utilize the services of a third party investment advisor for specific recommendations and review of our investment portfolio and investment activities.  The investment portfolio is reviewed quarterly by the Bank’s investment committee.  The President reports to the board of directors on at least a quarterly basis with respect to liquidity, credit quality, market risk and recent investment activity.

Our current investment policy permits, with certain limitations, investments in United States Treasury securities; securities issued by the United States Government and its agencies or government sponsored enterprises including mortgage-backed securities (“MBS”) and collateralized mortgage obligations (“CMO”) issued by Fannie Mae, Ginnie Mae and Freddie Mac; corporate bonds and obligations; debt securities of state and municipalities; commercial paper; certifications of deposits in other financial institutions and mutual funds.

Our current investment policy does not permit investment in stripped mortgage-backed securities, complex securities and derivatives as defined in federal banking regulations and other high-risk securities.  Our current policy does not permit hedging activities, such as engaging in futures, options or swap transactions, or investing in high-risk mortgage derivatives, such as collateralized mortgage obligation residual interests, real estate mortgage investment conduit residual interests or stripped mortgage-backed securities.

U.S. Government and Agency Obligations.  At June 30, 2014, we had U.S. government and agency securities with a carrying value of $502,000, which constituted 6.4% of our securities portfolio.  While these securities generally provide lower yields than other investments in our securities investment portfolio, we maintain these investments, to the extent appropriate, for liquidity purposes, as collateral for borrowings and for prepayment protection.

Mortgage-Backed Securities and Collateralized Mortgage Obligations.  At June 30, 2014, we had mortgage-backed securities with a carrying value of $4.9 million, which constituted 63.1% of our securities portfolio, and CMOs with a carrying value of $2.4 million, which constituted 30.5% of our securities portfolio.  Mortgage-backed securities are securities issued in the secondary market that are collateralized by pools of mortgages. Certain types of mortgage-backed securities are commonly referred to as “pass-through” certificates because the principal and interest of the underlying loans is “passed through” to investors, net of certain costs, including servicing and guarantee fees.  Mortgage-backed securities typically are collateralized by pools of one- to four-family or multifamily mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages.  The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Mt. Washington Savings Bank.  The interest rate of the security is lower than the interest rates of the underlying loans to allow for payment of servicing and guaranty fees. All of our mortgage-backed securities are either backed by Ginnie Mae, a United States Government agency, or government-sponsored enterprises, such as Fannie Mae and Freddie Mac.

Residential mortgage-backed securities issued by United States Government agencies and government-sponsored enterprises are more liquid than individual mortgage loans because there is an active trading market for such securities.  In addition, residential mortgage-backed securities may be used to collateralize our borrowings.  Investments in residential mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such interests, thereby affecting the net yield on our securities.  Current prepayment speeds determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

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Our investment policy also authorizes the investment in CMOs, also insured or issued by Freddie Mac, Fannie Mae and Ginnie Mae.  We limit CMO investments to those classes of CMOs carrying the most stable cash flows and lowest prepayment risk of any class of CMOs and which pass the Federal Financial Institutions Examination Council’s average life restriction tests at the time of purchase.

Securities of State and Political Subdivisions.  At June 30, 2014, we had no securities of state and political subdivisions.   At June 30, 2013, we had securities of state and political subdivisions with a carrying value of $919,000, which constituted 8.0% of our securities portfolio.  These securities were sold during the fiscal year ended June 30, 2014.

Corporate Debt Securities.  At June 30, 2014, we held no corporate debt securities.  At June 30, 2013, we held corporate debt securities with a carrying value of $1.2 million, which constituted 10.4% of our securities portfolio.  These securities were sold during the fiscal year ended June 30, 2014.

Federal Home Loan Bank Stock. We hold common stock of the FHLB-Cincinnati in connection with our borrowing activities totaling $1.2 million at June 30, 2014 and 2013.  The Federal Home Loan Bank common stock is carried at cost and classified as restricted equity securities.  We may be required to purchase additional Federal Home Loan Bank stock if we increase borrowings in the future.

Equity Securities. We held no equity securities at June 30, 2014.  At June 30, 2013, we held mutual funds with a carrying value of $3.6 million, net of an other-than-temporary impairment recognized of $209,000.  These mutual funds were sold in July 2013.

The following table sets forth the composition of our investment securities portfolio at the dates indicated, excluding stock of the FHLB-Cincinnati.

	At June 30,
	2014		2013
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Available for Sale:
Mortgage-backed securities of U.S. government sponsored entities	$4,896	$4,914	$5,906	$5,836
U.S. Government and agency securities	500	502	—	—
State and political subdivisions	—	—	899	919
Corporate securities	—	—	1,216	1,200
Equity securities	—	—	3,562	3,562
	5,396	5,416	11,853	11,517
Held to maturity: Mortgage-backed securities of U.S. Government sponsored entities	2,374	2,326	—	—

Total	$7,770	$7,742	$11,583	$11,517

At June 30, 2014, we had no investments in a single entity (other than United States government or agency sponsored securities) that had an aggregate book value in excess of 10% of our total equity.

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Securities Portfolio Maturities and Yields.  The composition and contractual maturities of the investment securities portfolio at June 30, 2014 are summarized in the following table. Note, however, that mortgage-backed securities are anticipated to be repaid in advance of their contractual maturities as a result of projected mortgage loan prepayments.  In addition, under the structure of some of our CMOs, the short- and intermediate-tranche interests have repayment priority over the longer term tranches of the same underlying mortgage pool.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Securities available-for-sale:
Mortgage-backed securities of U.S. government sponsored entities	$—	—%	$—	—%	$2,911	1.73%	$1,985	1.49%	$4,896	$4,914	1.64%
U.S. Government and agency securities	—	—	—	—	500	2.56	—	—	500	502	2.56
Total securities available for sale	$—	—%	$—	—%	$3,411	1.85%	$1,985	1.49%	$5,396	$5,416	1.72%

Securities held-to-maturity:
Mortgage-backed securities of U.S. government sponsored entities	$—	—%	$—	—%	$—	—%	$2,374	2.64%	$2,374	$2,326	2.64%

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The following table shows our securities portfolio purchase, sale, repayment and amortization activity during the periods indicated:

	For the years ended June 30,
	2014	2013
	(In thousands)

Total at beginning of period	$11,517	$14,902

Purchases of:
Mortgage-backed securities of U.S. government sponsored entities	2,779	3,296
U.S. Government and agency securities	1,401	—
State and political subdivisions	937	813
Corporate securities	—	1,219
Equity securities	—	756
	5,117	6,084
Deduct:
Mortgage-backed securities of U.S. government sponsored entities	(1,307)	(1,737)
U.S. Government and agency securities	(900)	(1,910)
State and political subdivisions	(1,841)	(2,886)
Corporate securities	(1,208)	(98)
Equity securities	(3,562)	(2,515)
Amortization of (premium) discount, net	(86)	(86)
Change in unrealized net gain/loss	60	(237)
Net activity	(3,727)	(3,385)

Total at end of period (1)	$7,790	$11,517

(1)	Includes securities held to maturity of $2.4 million.

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities.  We also use borrowings, primarily Federal Home Loan Bank of Cincinnati advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds.  In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets.  While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. We may utilize repurchase agreements or Fed funds sold as funding sources, although we have not used these funding sources during recent periods.

We have recently expanded and improved the products and services we offer our retail and business deposit customers and have improved our infrastructure for electronic banking services.  We began offering both personal and business checking accounts in May 2013.  Since May 2013, we have provided our customers with free access to the ATM network of a larger regional bank with numerous offices throughout our market area and beyond.  In May 2013, we substantially upgraded our capabilities and commenced offering online banking services, including bill pay, remote deposit capture, eStatements and debit cards.  We have enhanced online banking services particularly for our business customers in 2014, including merchant capture, online cash management tools, ACH, wire transfer capabilities, mobile banking and night drop services.  The deposit infrastructure we have established can accommodate significant increases in retail and business deposit accounts without significant additional capital expenditure.

Deposits. Our deposits are generated primarily from our primary market area.  We offer a selection of deposit accounts, including non-interest-bearing and interest-bearing checking accounts,

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statement savings accounts, variable rate money market accounts, and certificates of deposit.  We have not in the past used, and currently do not hold any, brokered or Internet deposits.  Depending on our future needs, we may participate in the Certificate of Deposit Registry Service (“CDARS”) and the Qwickrate programs as alternative funding sources, but do not anticipate doing so in the near future.

Our deposits are primarily obtained from areas surrounding our main office, and therefore deposit generation is significantly influenced by general and local economic conditions, changes in prevailing interest rates, internal pricing decisions and competition in our market area, which includes numerous financial institutions of varying sizes offering a wide range of products and services.  Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis.  Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals.  Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits has been and will continue to be significantly affected by market conditions, including competition and prevailing interest rates.  At June 30, 2014, $46.1 million, or 75.9% of our total deposit accounts, were certificates of deposit, of which $19.3 million had maturities of one year or less.

The following table sets forth the distribution of our average total deposit accounts, by account type, for the periods indicated.

	For the Years Ended June 30,
	2014			2013
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)

Deposit type:
Demand deposit accounts:
Interest bearing	$530	0.9%	0.19%	$—	—%	—%
Non-interest bearing
Money market accounts	2,357	3.9%	0.47%	372	0.6%	0.27%
Savings accounts	10,035	16.7%	0.20%	10,254	17.2%	0.10%
Certificates of deposit	47,287	78.5%	1.44%	48,851	82.2%	1.56%

Total deposits	$60,209	100.0%	1.18%	$59,477	100.00%	1.30%

The following table sets forth our deposit activities for the periods indicated.

	At or For the Years Ended June 30,
	2014	2013
	(Dollars in thousands)

Beginning balance	$59,184	$61,754
Net deposits (withdrawals) before interest credited	815	(3,341)
Interest credited	711	771
Net increase (decrease) in deposits	1,526	(2,570)
Ending balance	$60,710	$59,184

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The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

	At June 30,
	2014	2013
	(In thousands)
Interest Rate:
Less than 1.00%	$19,303	$16,303
1.00% to 1.99%	14,400	19,316
2.00% to 2.99%	12,087	11,265
3.00% to 3.99%	265	472
4.00% to 4.99%	—	360
5.00% to 5.99%	—	—

Total	$46,055	$47,716

Maturities of Certificates of Deposit Accounts. The following table sets forth the amount and maturities of certificates of deposit accounts at the dates indicated.

	At June 30, 2014
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total
	(Dollars in thousands)
Interest Rate Range:
Less than 1.00%	$14,990	$4,313	$—	$—	$19,303	41.9%
1.00% to 1.99%	3,593	3,379	3,772	3,656	14,400	31.3%
2.00% to 2.99%	661	3,208	6,993	1,225	12,087	26.2%
3.00% to 3.99%	58	—	207	—	265	0.6%
4.00% to 4.99%	—	—	—	—	—	—%
5.00% to 5.99%	—	—	—	—	—	—%

Total	$19,302	$10,900	$10,972	$4,881	$46,055	100.0%

As of June 30, 2014, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was $18.9 million.

The following table sets forth the maturity of  certificates as of June 30, 2014.

At June 30, 2014
(In thousands)

Three months or less	$6,410
Over three months through six months	4,866
Over six months through one year	8,026
Over one year to three years	21,872
Over three years	4,881

Total	$46,055

Borrowings.  We may obtain advances from the FHLB-Cincinnati upon the security of our capital stock in the FHLB-Cincinnati and certain of our mortgage loans.  Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities.  To the extent such borrowings have different terms to reprice than our deposits, they can change our interest rate risk profile.  During the past several years, we have increased our balance of

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FHLB-Cincinnati advances, and have used laddered terms to maturity of between 15 to 20 years and fixed rates.  See Note 6 to the Financial Statements for information on the maturity of our FHLB-Cincinnati advances.  At June 30, 2014, we had $17.3 million in outstanding advances from the FHLB-Cincinnati.  At June 30, 2014, based on available collateral and our ownership of FHLB stock, and based upon our internal policy, we had access to additional FHLB-Cincinnati advances of up to $13.4 million, and an additional $5.0 million on a line of credit with the FHLB-Cincinnati.

The following table sets forth information concerning balances and interest rates on our FHLB-Cincinnati advances at the dates and for the periods indicated.  We did not have any borrowings other than FHLB-Cincinnati advances at the dates or during the periods indicated.

	At or For the Years Ended June 30,
	2014	2013
	(Dollars in thousands)

Balance at end of period	$17,333	$11,579
Average balance during period	$13,382	$10,514
Maximum outstanding at any month end	$17,333	$11,599
Weighted average interest rate at end of period	1.51%	1.57%
Average interest rate during period	1.57%	1.66%

Properties

At June 30, 2014, the net book value of our properties was $154,000, and the net book value of our furniture, fixtures and equipment (including computer software) was $231,000.  We believe that our current facilities are adequate to meet our present and foreseeable needs, other than modest and customary repair and replacement needs.

Information as to our only office and real estate as of June 30, 2014 is set forth below.

Location	Leased or Owned	Year Acquired or Leased	Square Footage	Net Book Value of Real Property
				(In thousands)
Main Office: (including land)

2110 Beechmont Ave Cincinnati, Ohio 45230	Owned	1928	2,200	$154

Subsidiary Activities

Upon completion of the Conversion, Mt. Washington Savings Bank will become the wholly-owned subsidiary of MW Bancorp.  Mt. Washington Savings Bank has no subsidiaries.

Legal Proceedings

We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. At June 30, 2014, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

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Expense and Tax Allocation Agreements

Mt. Washington Savings Bank will enter into an agreement with MW Bancorp to provide it with certain administrative support services, whereby Mt. Washington Savings Bank will be compensated at not less than the fair market value of the services provided.  In addition, Mt. Washington Savings Bank and MW Bancorp will enter into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

Employees

As of June 30, 2014 we had 12 full-time equivalent employees.  Our employees are not represented by any collective bargaining group.  Management believes that we have a good working relationship with our employees.

REGULATION AND SUPERVISION

General

As an Ohio-chartered savings and loan association, Mt. Washington Savings Bank is subject to examination and regulation by the ODFI and the FDIC.  The federal and state systems of regulation and supervision establishes a comprehensive framework of activities in which Mt. Washington Savings Bank may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund, and not for the protection of security holders.  Under this system of regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates.  Mt. Washington Savings Bank also is regulated to a lesser extent by the Federal Reserve Board, which governs the reserves to be maintained against deposits and other matters.  Mt. Washington Savings Bank must comply with consumer protection regulations issued by the Consumer Financial Protection Bureau.  Mt. Washington Savings Bank also is a member of and owns stock in the Federal Home Loan Bank of Cincinnati, which is one of the twelve regional banks in the Federal Home Loan Bank System.  The ODFI and the FDIC examine Mt. Washington Savings Bank and prepare reports for the consideration of its Board of Directors on any operating deficiencies.  Mt. Washington Savings Bank’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a much lesser extent, state law, especially in matters concerning the ownership of deposit accounts, the form and content of Mt. Washington Savings Bank’s loan documents and certain consumer protection matters.

As a savings and loan holding company, MW Bancorp will be subject to examination and supervision by, and be required to file certain reports with, the Federal Reserve Board.  MW Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to Mt. Washington Savings Bank and MW Bancorp.  This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on Mt. Washington Savings Bank and MW Bancorp.  Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on MW Bancorp, Mt. Washington Savings Bank and their operations.

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Dodd-Frank Act

The Dodd-Frank Act made significant changes to the regulatory structure for depository institutions and their holding companies.  However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions.  The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions.  The legislation also established a floor for capital of insured depository institutions that cannot be lower than the standards in effect upon passage, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act created a new governmental authority, the Consumer Financial Protection Bureau, with broad powers to supervise and enforce consumer protection laws.  The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, such as Mt. Washington Savings Bank.  The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets.  Banks and savings institutions with $10 billion or less in total assets are still examined for compliance by their applicable bank regulators.  The new legislation also gave state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for FDIC insurance assessments.  Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution, rather than on total deposits.  The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and noninterest-bearing transaction accounts had unlimited deposit insurance through December 31, 2012.  The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments.  The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not.  Further, the legislation requires that originators of securitized loans retain a percentage of the risk for transferred loans, directs the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contains a number of reforms related to mortgage origination.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations or have not been issued in final form.  Their impact on our operations cannot yet fully be assessed.  However, there is a significant possibility that the Dodd-Frank Act will result in an increased regulatory burden and compliance, operating and interest expense for Mt. Washington Savings Bank and MW Bancorp.

State Banking Regulation

The ODFI is responsible for the regulation and supervision of Ohio savings institutions in accordance with the laws of the State of Ohio.  Ohio law prescribes the permissible investments and activities of Ohio savings and loan associations, including the types of lending that such associations may engage in and the investments that such associations may make.  The ability of Ohio associations to engage in these state-authorized investments or activities is subject to oversight and approval by the FDIC, if such investments or activities are not permissible for a federally chartered savings and loan association.

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The ODFI also has authority to grant the necessary approvals for the payment of dividends and any mergers involving or acquisitions of control of Ohio savings institutions.  The ODFI may initiate certain supervisory measures or formal enforcement actions against Ohio associations.  Ultimately, if the grounds provided by law exist, the ODFI may place an Ohio association in conservatorship or receivership.

The ODFI conducts regular examinations of Mt. Washington Savings Bank.  Such examinations are usually conducted jointly with the FDIC.  The ODFI imposes assessments on Ohio associations based on their asset size to cover the cost of supervision and examination.

Federal Banking Regulation

Capital Requirements.  Federal regulations require savings associations to meet three minimum capital standards: a 4.00% Tier 1 to risk-weighted assets ratio, a 4.00% Tier 1 to total assets ratio (3% for savings associations receiving the highest rating on the CAMELS rating system), and an 8% risk-based capital ratio.

The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively.  In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 200%, assigned by the regulations, based on the risks believed inherent in the type of asset.  Tier 1 capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships.  The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values.  Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

At June 30, 2014, Mt. Washington Savings Bank’s capital exceeded all applicable requirements.  See “Historical and Pro Forma Regulatory Capital Compliance.”

New Capital Rule.  On July 9, 2013, the FDIC and the other federal bank regulatory agencies issued a final rule that will revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act.  The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more and all top-tier savings and loan holding companies.

The rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4.0% to 6.0% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.

The rule also includes changes in what constitutes regulatory capital, some of which are subject to a two-year transition period.  These changes include the phasing-out of certain instruments as qualifying capital.  In addition, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital.  Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated

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subsidiaries over designated percentages of common stock will be required to be deducted from capital, subject to a two-year transition period.  Finally, Tier 1 capital will include accumulated other comprehensive income (which includes all unrealized gains and losses on available for sale debt and equity securities), subject to a two-year transition period.  Mt. Washington Savings Bank has the one-time option in the first quarter of 2015 to permanently opt out of the inclusion of accumulated other comprehensive income in its capital calculation.  Mt. Washington Savings Bank is considering whether to opt out in order to reduce the impact of market volatility on its regulatory capital levels.

The new capital requirements also include changes in the risk-weights of assets to better reflect credit risk and other risk exposures.  These include a 150% risk weight (up from 100%) for certain high volatility commercial real estate acquisition, development and construction loans and non-residential mortgage loans that are 90 day past due or otherwise on non-accrual status; a 20% (up from 0%) credit conversion factor for the unused portion of a commitment with an original maturity of one year or less that is not unconditionally cancellable; a 250% risk weight (up from 100%) for mortgage servicing and deferred tax assets that are not deducted from capital; and increased risk-weights (from 0% to up to 600%) for equity exposures.

Finally, the rule limits capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amount necessary to meet its minimum risk-based capital requirements.

The final rule becomes effective for Mt. Washington Savings Bank on January 1, 2015.  The capital conservation buffer requirement will be phased in beginning January 1, 2016 at 0.625% of risk-weighted assets increasing each year until fill implemented at 2.5% on January 1, 2019.

Mt. Washington Savings Bank has conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2014.  We have determined that Mt. Washington Savings Bank meets all of these new requirements, including the full 2.5% capital conservation buffer, as if these new requirements had been in effect on that date.

Loans-to-One Borrower.  Generally, under federal law, an Ohio savings association, such as Mt. Washington Savings Bank, may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus.  An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate.  As of June 30, 2014, Mt. Washington Savings Bank was in compliance with the loans-to-one borrower limitations.

Qualified Thrift Lender Test. As an Ohio savings association, Mt. Washington Savings Bank must satisfy the qualified thrift lender, or “QTL,” test.  Under the QTL test, Mt. Washington Savings Bank must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of the most recent 12-month period.  “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business.

Alternatively, Mt. Washington Savings Bank may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code of 1986, as amended.

An Ohio savings association that fails the qualified thrift lender test must operate under specified restrictions set forth in the Home Owners’ Loan Act.  The Dodd-Frank Act made noncompliance with the

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QTL test subject to enforcement action for a violation of law.  At June 30, 2014, Mt. Washington Savings Bank maintained 79% of its portfolio assets in qualified thrift investments and, therefore, satisfied the QTL test. Mt. Washington Savings Bank has satisfied the QTL test in each of the last 12 months.

Capital Distributions. Federal regulations govern capital distributions by an Ohio savings association, which include cash dividends, stock repurchases and other transactions charged to the savings association’s capital account.  An Ohio savings bank must file an application for approval of a capital distribution if:

●
the total capital distributions for the applicable calendar year exceed the sum of the savings association’s net income for that year to date plus the savings association’s retained net income for the preceding two years;

●	the savings association would not be at least adequately capitalized following the distribution;

●	the distribution would violate any applicable statute, regulation, agreement or regulatory condition; or

●	the savings association is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings bank that is a subsidiary of a savings and loan holding company, such as Mt. Washington Savings Bank, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

●	the Ohio savings association would be undercapitalized following the distribution;

●	the proposed capital distribution raises safety and soundness concerns; or

●	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, federal law provides that an insured depository institution may not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement.  An Ohio savings association also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.  In addition, beginning in 2016, Mt. Washington Savings Bank’s ability to pay dividends will be limited if Mt. Washington Savings Bank does not have the capital conservation buffer required by the new capital rules, which may limit the ability of MW Bancorp to pay dividends to its stockholders.  See “—New Capital Rule.”

Community Reinvestment Act and Fair Lending Laws.  All Ohio savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income borrowers.  In connection with its examination of an Ohio savings association, the ODFI and the FDIC are required to assess the Ohio savings association’s record of compliance with the Community Reinvestment Act.  A savings association’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities.  In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders

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from discriminating in their lending practices on the basis of characteristics specified in those statutes.  The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the ODFI and the FDIC, as well as other federal regulatory agencies and the U.S. Department of Justice.

The Community Reinvestment Act requires all institutions insured by the FDIC to publicly disclose their rating.  Mt. Washington Savings Bank received a “satisfactory” Community Reinvestment Act rating in its most recent federal examination.

Transactions with Related Parties.  An Ohio savings association’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Board.  An affiliate is generally a company that controls, or is under common control with an insured depository institution such as Mt. Washington Savings Bank.  MW Bancorp will be an affiliate of Mt. Washington Savings Bank because of its control of Mt. Washington Savings Bank.  In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative limits and collateral requirements.  In addition, transactions with affiliates must be consistent with safe and sound banking practices, not involve the purchase of low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.

Mt. Washington Savings Bank’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board.  Among other things, these provisions generally require that extensions of credit to insiders:

●
be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

●
not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Mt. Washington Savings Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved by Mt. Washington Savings Bank’s loan committee or board of directors.  Extensions of credit to executive officers are subject to additional limits based on the type of extension involved.

Enforcement.  The ODFI and the FDIC have primary enforcement responsibility over Ohio savings associations and has authority to bring enforcement action against all “institution-affiliated parties,” including directors, officers, stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an Ohio savings association.  Formal enforcement action by the ODFI and the FDIC may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution and the appointment of a receiver or conservator.  Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day.  The FDIC also has the authority to terminate deposit insurance and to recommend to the ODFI that enforcement action be taken with respect to a particular savings association.  If such action is not taken, the FDIC has authority to take the action under specified circumstances.

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Standards for Safety and Soundness.  Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions.  These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation and other operational and managerial standards as the agency deems appropriate.  Interagency guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired.  If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.  If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to implement an acceptable compliance plan.  Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order or the imposition of civil money penalties.

Prompt Corrective Action Regulations.  The FDIC is required by law to take supervisory actions against undercapitalized savings institutions under its jurisdiction, the severity of which depends upon the institution’s level of capital.

Current FDIC prompt corrective action regulations state that to be adequately capitalized, Mt. Washington Savings Bank must have a Tier 1 leverage ratio of at least 4.0%, a Tier 1 risk-based capital ratio of at least 4.0%, and a total risk-based capital ratio of at least 8.0%.  To be well-capitalized, Mt. Washington Savings Bank must have a Tier 1 leverage ratio of at least 5.0%, a Tier 1 risk-based capital ratio of at least 6.0%, and a total risk-based capital ratio of at least 10.0%. A savings association that has total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 risk-based capital ratio that generally is less than 4.0% is considered to be undercapitalized.  A savings association that has total risk-based capital less than 6.0%, a Tier 1 core risk-based capital ratio of less than 3.0% or a leverage ratio that is less than 3.0% is considered to be “significantly undercapitalized.”  A savings association that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.”

Generally, the FDIC is required to appoint a receiver or conservator for a savings bank that is “critically undercapitalized” within specific time frames.  The regulations also provide that a capital restoration plan must be filed with the FDIC within 45 days of the date that an Ohio savings association is deemed to have received notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.”  Any holding company of an Ohio savings association that is required to submit a capital restoration plan must guarantee performance under the plan in an amount of up to the lesser of 5% of the savings association’s assets at the time it was deemed to be undercapitalized by the FDIC or the amount necessary to restore the savings bank to adequately capitalized status.  This guarantee remains in place until the FDIC notifies the savings association that it has maintained adequately capitalized status for each of four consecutive calendar quarters.  Institutions that are undercapitalized become subject to certain mandatory measures such as a restrictions on capital distributions and asset growth.  The FDIC may also take any one of a number of discretionary supervisory actions against undercapitalized Ohio savings association, including the issuance of a capital directive and the replacement of senior executive officers and directors.

At June 30, 2014, Mt. Washington Savings Bank met the criteria for being considered “well capitalized” under the prompt corrective action rules.

In addition, the final capital rule adopted in July 2013 revises the prompt corrective action categories to incorporate the revised minimum capital requirements of that rule when it becomes effective.  The FDIC’s prompt corrective action standards will change when these new capital ratios become effective.  Under the new standards, in order to be considered well-capitalized, Mt. Washington Savings Bank would have to have a common equity Tier 1 ratio of 6.5% (new), a Tier 1 risk-based capital

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ratio of 8.0% (increased from 6.0%), a total risk-based capital ratio of 10.0% (unchanged), and a Tier 1 leverage ratio of 5.0% (unchanged).   Mt. Washington Savings Bank has conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2014.  We have determined that Mt. Washington Savings Bank is well-capitalized under these new standards, as if these new requirements had been in effect on that date.  See “—New Capital Rule.”

Insurance of Deposit Accounts. The Deposit Insurance Fund of the FDIC insures deposits at FDIC-insured financial institutions such as Mt. Washington Savings Bank.  Deposit accounts in Mt. Washington Savings Bank are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts.  The FDIC charges insured depository institutions premiums to maintain the Deposit Insurance Fund.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors.  Rates are based on each institution’s risk category and certain specified risk adjustments.  Stronger institutions pay lower rates while riskier institutions pay higher rates.

In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system.  The rule redefined the assessment base used for calculating deposit insurance assessments effective April 1, 2011.  Under the new rule, assessments are based on an institution’s average consolidated total assets minus average tangible equity instead of total deposits.   The proposed rule revised the assessment rate schedule to establish assessments ranging from 2.5 to 45 basis points.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019.  For the quarter ended June 30, 2014, the annualized FICO assessment was equal to 0.62 basis points of total assets less tangible capital.

The FDIC has authority to increase insurance assessments.  Any significant increases would have an adverse effect on the operating expenses and results of operations of Mt. Washington Savings Bank.  Management cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC.  We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Prohibitions Against Tying Arrangements.  Ohio savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

Federal Home Loan Bank System.  Mt. Washington Savings Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks.  The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending.  As a member of the Federal Home Loan Bank of Cincinnati,

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Mt. Washington Savings Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank.  As of June 30, 2014, Mt. Washington Savings Bank was in compliance with this requirement.  While Mt. Washington Savings Bank’s ability to borrow from the Federal Home Loan Bank of Cincinnati provides an additional source of liquidity, Mt. Washington Savings Bank has from time to time used advances from the Federal Home Loan Bank to fund its operations.

Other Regulations

Interest and other charges collected or contracted for by Mt. Washington Savings Bank are subject to state usury laws and federal laws concerning interest rates.  Mt. Washington Savings Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

●	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

●
Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

●
Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

●	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

●	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

●	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

●	Truth in Savings Act; and

●	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

In addition, the Consumer Financial Protection Bureau issues regulations and standards under these federal consumer protection laws that affect our consumer businesses.  These include regulations setting “ability to repay” and “qualified mortgage” standards for residential mortgage loans and mortgage loan servicing and originator compensation standards.  Mt. Washington Savings Bank is evaluating recent regulations and proposals, and devotes significant compliance, legal and operational resources to compliance with consumer protection regulations and standards.

The operations of Mt. Washington Savings Bank also are subject to the:

●
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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●
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

●
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

●
The USA PATRIOT Act, which requires savings banks to, among other things, establish broadened anti-money laundering compliance programs, and due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements that also apply to financial institutions under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

●
The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

General.  MW Bancorp will be a savings and loan holding company within the meaning of HOLA.  As such, MW Bancorp will be registered with the Federal Reserve Board and be subject to regulations, examinations, supervision and reporting requirements applicable to savings and loan holding companies.  In addition, the Federal Reserve Board has enforcement authority over MW Bancorp and its non-savings institution subsidiaries.  The ODFI also has examination and enforcement authority over a savings and loan holding company.  Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Permissible Activities. Under present law, the business activities of MW Bancorp are generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, provided certain conditions are met, or for multiple savings and loan holding companies.  A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity.

Federal law prohibits a savings and loan holding company, including MW Bancorp, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior regulatory approval.  It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured.  In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Board must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

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The Federal Reserve Board is prohibited from approving any acquisition that would result in a savings and loan holding company controlling separate savings associations located in different states, subject to two exceptions:

●	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

●	the acquisition of a savings association in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Capital.  Savings and loan holding companies historically have not been subject to consolidated regulatory capital requirements.  The Dodd-Frank Act, however, requires the Federal Reserve Board to establish for all depository institution holding companies minimum consolidated capital requirements that are as stringent as those required for the insured depository subsidiaries.  Under regulations recently enacted by the Federal Reserve Board, MW Bancorp will be subject to regulatory capital requirements that generally are the same as the new capital requirements for Mt. Washington Savings Bank.  These new capital requirements include provisions that might limit the ability of MW Bancorp to pay dividends to its stockholders or repurchase its shares.  See “—Federal Banking Regulation—New Capital Rule.”  MW Bancorp has conducted a pro forma analysis of the application of these new capital requirements as of June 30, 2014, assuming the conversion and stock offering are completed, and has determined that it will meet all of these new requirements, including the full 2.5% capital conservation buffer, and will remain well-capitalized, if these new requirements had been in effect on that date.

Source of Strength.  The Dodd-Frank Act extended the “source of strength” doctrine to savings and loan holding companies.  The Federal Reserve Board has issued regulations requiring that all savings and loan holding companies serve as a source of managerial and financial strength to their subsidiary savings associations by providing capital, liquidity and other support in times of financial stress.

Dividends.  The Federal Reserve Board has issued a policy statement regarding the payment of dividends and the repurchase of shares of common stock by bank holding companies and savings and loan holding companies.  In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition.  Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate or earnings retention is inconsistent with the company’s capital needs and overall financial condition.  The ability of a savings and loan holding company to pay dividends may be restricted if a subsidiary savings association becomes undercapitalized.  The policy statement also states that a savings and loan holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the savings and loan holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred.  These regulatory policies may affect the ability of MW Bancorp to pay dividends, repurchase shares of common stock or otherwise engage in capital distributions.

Acquisition. Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person, or group acting in concert, seeks to acquire direct or indirect

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“control” of a savings and loan holding company.  Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the company’s outstanding voting stock, unless the Federal Reserve Board has found that the acquisition will not result in control of the company.  A change in control definitively occurs upon the acquisition of 25% or more of the company’s outstanding voting stock.  Under the Change in Bank Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition.

Federal Securities Laws

MW Bancorp’s common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  MW Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock to be issued in the stock offering does not cover the resale of those shares.  Shares of common stock purchased by persons who are not our affiliates may be resold without registration.  Shares purchased by our affiliates will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933.  If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of ours that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks.  In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Emerging Growth Company Status

The Jumpstart Our Business Startups Act (the “JOBS Act”), which was enacted in April 2012, has made numerous changes to the federal securities laws to facilitate access to capital markets.  Under the JOBS Act, a company with total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year qualifies as an “emerging growth company.”  MW Bancorp qualifies as an emerging growth company under the JOBS Act.

An “emerging growth company” may choose not to hold stockholder votes to approve annual executive compensation (more frequently referred to as “say-on-pay” votes) or executive compensation payable in connection with a merger (more frequently referred to as “say-on-golden parachute” votes).  An emerging growth company also is not subject to the requirement that its auditors attest to the effectiveness of the company’s internal control over financial reporting, and can provide scaled disclosure regarding executive compensation; however, MW Bancorp will also not be subject to the auditor attestation requirement or additional executive compensation disclosure so long as it remains a “smaller reporting company” under Securities and Exchange Commission regulations (generally less than $75 million of voting and non-voting equity held by non-affiliates).  Finally, an emerging growth company may elect to comply with new or amended accounting pronouncements in the same manner as a private company, but must make such election when the company is first required to file a registration statement.  Such an election is irrevocable during the period a company is an emerging growth company.  MW Bancorp has elected to comply with new or amended accounting pronouncements in the same manner as a private company.

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A company loses emerging growth company status on the earlier of: (i) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.0 billion or more; (ii) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (iii) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the Board of Directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.  We will be subject to further reporting and audit requirements beginning with the year ending June 30, 2014 under the requirements of the Sarbanes-Oxley Act.  We will prepare policies, procedures and systems designed to ensure compliance with these regulations.

TAXATION

Federal Taxation

General.  MW Bancorp and Mt. Washington Savings Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to MW Bancorp and Mt. Washington Savings Bank.

Method of Accounting.  For federal income tax purposes, Mt. Washington Savings Bank currently reports its income and expenses on the accrual method of accounting and uses a tax year ending June 30th for filing its federal income tax returns.  MW Bancorp and Mt. Washington Savings Bank will file a consolidated federal income tax return.  Mt. Washington Savings Bank is not currently under audit with respect to its federal income tax return.  The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for income taxes on bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Minimum Tax.  The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences, less an exemption amount, referred to as “alternative minimum taxable income.”  The alternative minimum tax is payable to the extent tax computed this way exceeds tax computed by applying the regular tax rates to regular taxable income.  Net operating losses can, in general, offset no more than 90% of alternative minimum taxable income.  Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years.  At June 30, 2014, Mt. Washington Savings Bank is not subject to

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the alternative minimum tax and will not be subject to the alternative minimum tax until it exceeds the gross income threshold.  At June 30, 2014, Mt. Washington Savings Bank had no minimum tax credit carryforward.

Net Operating Loss Carryovers.  Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years.  At June 30, 2014, Mt. Washington Savings Bank had $3.2 million of federal net operating loss carryforwards.

Capital Loss Carryovers. A corporation cannot recognize capital losses in excess of capital gains generated.  Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years.  Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried.  As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains.  Any undeducted loss remaining after the five year carryover period is not deductible.   At June 30, 2014, Mt. Washington Savings Bank had capital loss carryovers totaling $209,000.

Corporate Dividends.  We may generally exclude from our income 100% of dividends received from Mt. Washington Savings Bank as a member of the same affiliated group of corporations.

State Taxation

MW Bancorp and Mt. Washington Savings Bank are subject to Ohio taxation in the same general manner as other financial institutions.  In particular, MW Bancorp and Mt. Washington Savings Bank will file a consolidated Ohio Financial Institutions Tax (FIT) return.  The FIT is based upon the net worth of the consolidated group.  For Ohio FIT purposes, savings institutions are currently taxed at a rate equal to 0.8% of taxable net worth.  Mt. Washington Savings Bank is not currently under audit with respect to its Ohio FIT returns.

As a Maryland business corporation, MW Bancorp will be required to file an annual franchise tax return with the State of Maryland.  Bank’s state income tax returns have not been audited in recent years.

MANAGEMENT

Shared Management Structure

The directors of MW Bancorp are the same persons who are the directors of Mt. Washington Savings Bank.  In addition, each executive officer of MW Bancorp is also an executive officer of Mt. Washington Savings Bank. We expect that MW Bancorp and Mt. Washington Savings Bank will continue to have common executive officers and directors until there is a business reason to establish separate management structures.

Executive Officers of MW Bancorp and Mt. Washington Savings Bank

The following table sets forth information regarding the executive officers of MW Bancorp and Mt. Washington Savings Bank.  Age information is as of June 30, 2014.  The executive officers of MW Bancorp and Mt. Washington Savings Bank are elected annually.

Name	Age	Position
Gregory P. Niesen	48	President and Chief Executive Officer
Shelly Alltop	39	Executive Vice President and Chief Financial Officer
Karan A. Kiser	56	Executive Vice President of Lending (1)

(1)	Positions are with Mt. Washington Savings Bank only.

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Directors of MW Bancorp and Mt. Washington Savings Bank

MW Bancorp has five directors.  Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting.  Directors of Mt. Washington Savings Bank will be elected by MW Bancorp as its sole stockholder.  The following table states our directors’ names, their ages as of June 30, 2014, the years when they began serving as directors of Mt. Washington Savings Bank, and when their current terms expire.

Name(1)	Position(s) Held With Mt. Washington Savings Bank	Age	Director Since	Current Term Expires

Bernard G. Buerger	Chairman of the Board	68	1991	2016
John W. Croxton	Director	84	1983	2015
Gerald Grove	Director	77	1995	2017
Gregory P. Niesen	President, Chief Executive Officer and Director	48	2012	2016
Bruce Thompson	Director	65	2006	2017

(1)	The mailing address for each person listed is 2110 Beechmont Avenue, Cincinnati, Ohio 45230.

Director Qualifications

In considering and identifying individual candidates for director, our nominating and governance committee and our Board of Directors takes into account several factors which they believe are important to the operations of Mt. Washington Savings Bank as a community banking institution.  With respect to specific candidates, the Board of Directors and Nominating and Corporate Governance Committee assess the specific qualities and experience that such individuals possess, including: (1) overall familiarity and experience with the market areas served by Mt. Washington Savings Bank and the community groups located in such communities; (2) knowledge of the local real estate markets and real estate professionals; (3) contacts with and knowledge of local businesses operating in our market area; (4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; (5) experience with the local governments and agencies and political activities; (6) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; (7) the integrity, honesty and reputation of the individual; (8) experience or involvement with other local financial services companies and potential conflicts that may develop; (9) the past service with Mt. Washington Savings Bank or its subsidiaries and contributions to their operations; and (10) the independence of the individual.  While the Board of Directors and the Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board of Directors or Committee must consider when assessing Board members individually or in connection with assessing the overall composition of the Board of Directors, the Board of Directors and Committee take into account: (1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new directors; (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; and (3) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

Board Independence

MW Bancorp has determined to adopt the standards for “independence” for purposes of board and committee service set forth in the listing standards of the Nasdaq Stock Market.  The Board of Directors has determined that each of our directors, with the exception of President and Chief Executive

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Officer Gregory P. Niesen, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Mr. Niesen is not independent because he is one of our executive officers.

There were no other transactions between Mt. Washington Savings Bank and any director or entity controlled by any director, which would interfere with the directors’ exercise of independent judgment in carrying out his responsibilities as a director.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below.  With respect to directors, the biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the Nominating Committee and the board of directors to determine that the person should serve as a director.  Each director is also a director of Mt. Washington Savings Bank.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Bernard G. Buerger, 68, is a Certified Public Accountant who is a member in a local accounting practice.  Mr. Buerger has served as a director of Mt. Washington Savings Bank since 1991.   Mr. Buerger has lived in the local community much of his life.  As a result he understands the needs of the communities Mt. Washington Savings Bank serves.  His experience as a Certified Public Accountant allows him to serve as the financial expert on the Audit Committee.

John W. Croxton, 84, is the funeral director of T. P. White and Sons Funeral Home in Cincinnati, Ohio. Mr. Croxton has served as a director of Mt. Washington Savings Bank since 1983.  As funeral director of T. P. White and Sons Funeral Home in Cincinnati, Ohio, Mr. Croxton knows and understands management and customer service.

Gerald Grove, 77, is a retired Executive Director for the Anderson Area Chamber of Commerce.  Mr. Grove has served as a director of Mt. Washington Savings Bank since 1995.   Mr. Grove has lived in the local community much of his life.  His experience as Executive Director for the Anderson Area Chamber of Commerce provides a unique knowledge of the businesses and neighborhoods in Mt. Washington Savings Bank’s lending area.

Bruce Thompson, 65, is a retired Vice President and Manager of Fifth Third Bank. Mr. Thompson has served as a director of Mt. Washington Savings Bank since 2006.    Mr. Thompson has lived in the local community much of his life.  As a result he understands the needs of the communities Mt. Washington Savings Bank serves.  His experience at Mt. Washington Savings Bank includes many facets of the bank’s operations.  His experience as Vice President and Manager of Fifth Third Bank provides a business knowledge of the local economy, and working with people as customers and employees.

Gregory P. Niesen, 48, is our President and Chief Executive Officer and has served in those capacities with Mt. Washington Savings Bank since June 2012. Mr. Niesen has served as a director of Mt. Washington Savings Bank since June 2012.  Mr. Niesen previously served as President and Chief Executive Officer of River Hills Bank from January 2005 through May 2012.  As a result he understands the needs of the communities Mt. Washington Savings Bank serves.  His experience at Mt. Washington Savings Bank includes all facets of the bank including lending.  Mr. Niesen is a Certified Public Accountant who previously worked for one of the top ten CPA firms in the United States and specialized

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in community banks.  He also worked as a senior executive at two of the largest community banks in Cincinnati, Ohio.

Executive Officers Who Are Not Directors

Shelly Alltop, 39, was hired as our Vice President and Chief Financial Officer in June 2013.  In September 2014, Ms. Alltop was named Executive Vice President of Mt. Washington Savings Bank.  Ms. Alltop previously was employed by Columbia Savings Bank, serving that bank as Chief Financial Officer from April 2011 to May 2013 and as Controller from April 2007 to April 2011.  Ms. Alltop has over 18 years of experience in the banking industry.

Karan A. Kiser, 56, was hired as our Senior Vice President of Lending in July 2012.  In September 2014, she was named Executive Vice President of Lending.  Ms. Kiser previously served as the Senior Vice President of Lending for River Hills Bank from February 2006 to June 2012.  Ms. Kiser also served in senior management of two of the largest community banks in Cincinnati, Ohio.  She managed a mortgage banking operation at a community bank which was the third largest mortgage loan originator in Cincinnati, Ohio.

Meetings and Committees of the Board of Directors

The Board of Directors of MW Bancorp, Inc. has met one time since the incorporation of MW Bancorp, Inc. to address certain organizational matters, and has established an Audit Committee.  The Audit Committee is comprised of Directors Bernard Buerger (Chairman), Bruce Thompson, John Croxton and Gerald Grove.  Each member of the Audit Committee is deemed to be “independent” as defined in the Nasdaq corporate governance listing standards and satisfies the additional independence requirements of applicable Securities and Exchange Commission rules.  Based on its review of the criteria of an “audit committee financial expert” under the rules adopted by the Securities and Exchange Commission, our board of directors believes that Mr. Bernard Buerger qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

The Board of Directors of MW Bancorp, Inc. expects to establish a Nominating and Corporate Governance Committee and a Compensation Committee.  Each of the committees will operate under a written charter, which governs its composition, responsibilities and operations.   The Board has not yet selected the members of the Nominating and Corporate Governance Committee and the Compensation Committee.

Corporate Governance Policies and Procedures

In addition to establishing committees of our board of directors, MW Bancorp, Inc. will adopt several policies to govern the activities of both MW Bancorp, Inc. and Mt. Washington Savings Bank including corporate governance policies and a code of business conduct and ethics.  The corporate governance policies are expected to involve such matters as the following:

●	the composition, responsibilities and operation of our Board of Directors;

●	the establishment and operation of board committees, including audit, nominating and compensation committees;

●	convening executive sessions of independent directors; and

●	our Board of Directors’ interaction with management and third parties.

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The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Transactions With Certain Related Persons

Loans and Extensions of Credit.  The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Mt. Washington Savings Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  Mt. Washington Savings Bank makes loans to its directors, executive officers and employees through an employee loan program pursuant to which loans were made at a reduced rate.  The reduced rate was equivalent to the Bank’s cost of funds at origination and this rate is fixed for the term of the respective loans.  On August 5, 2014, the Board terminated the cost of funds feature of the loan program.  Existing loans under the program were grandfathered as to terms of the existing notes.  The program applied only to first mortgages and was available to all employees of Mt. Washington Savings Bank.

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The following tables sets forth loans made by Mt. Washington Savings Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the years ended June 30, 2014, 2013 and 2012, and all amounts of interest payable during each year, respectively, exceeded $120,000, and where the borrowers received reduced interest rates pursuant to the employee loan program described above.  Except for the reduced interest rates, all loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including collateral, as those prevailing at the time for comparable loans to persons not related to Mt. Washington Savings Bank, and did not involve more than the normal risk of collectability.  Due to the below market rates and longer fixed terms of these loans, the loans have a higher level of market value risk which increases with a rise in long-term interest rates.

Name	Type of Loan	Largest Aggregate Balance from July 1, 2013 to June 30, 2014	Interest Rate on June 30, 2014	Principal balance on June 30, 2014	Amount of Principal Paid from July 1, 2013 to June 30, 2014	Amount of Interest Paid from July 1, 2013 to June 30, 2014

Bernard G. Buerger	Residential Mortgage	$217,108	1.44%	$209,728	$7,380	$2,820
John W. Croxton	Residential Mortgage	110,000	4.50	108,712	1,288	3,476
Bruce N. Thompson	Residential Mortgage	338,127	1.44	325,364	12,763	4,785
Gerald E. Grove	Residential Mortgage	127,359	1.44	123,570	3,788	1,809
Gregory P. Niesen	Residential Mortgage	310,984	1.44	302,360	8,624	4,421
Karan A. Kiser	Residential Mortgage	290,905	1.24	290,905	—	2,056
Shelly Alltop	Residential Mortgage	199,200	1.27	197,085	2,115	972

Name	Type of Loan	Largest Aggregate Balance from July 1, 2012 to June 30, 2013	Interest Rate on June 30, 2013	Principal balance on June 30, 2013	Amount of Principal Paid from July 1, 2012 to June 30, 2013	Amount of Interest Paid from July 1, 2012 to June 30, 2013

Bernard G. Buerger	Residential Mortgage	$227,621	1.44%	$217,108	$10,514	$3,886
Bruce N. Thompson	Residential Mortgage	350,085	1.44	338,127	11,958	6,580
Gerald E. Grove	Residential Mortgage	130,922	1.44	127,359	3,563	2,283
Gregory P. Niesen	Residential Mortgage	315,200	1.44	310,984	4,216	2,568

Name	Type of Loan	Largest Aggregate Balance from July 1, 2011 to June 30, 2012	Interest Rate on June 30, 2012	Principal balance on June 30, 2012	Amount of Principal Paid from July 1, 2011 to June 30, 2012	Amount of Interest Paid from July 1, 2011 to June 30, 2012

Bernard G. Buerger	Residential Real Estate	$235,928	2.63%	$227,621	$8,306	$6,094
Bruce N. Thompson	Residential Real Estate	359,799	2.63	350,085	9,714	10,212
Gerald E. Grove	Residential Real Estate	133,958	2.63	130,922	3,036	3,480

Other than as described above and except for directors and executive officers whose loans were made on preferential terms but for which the principal balance has been less than $120,000 since July 1, 2011, all loans made by Mt. Washington Savings Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Mt. Washington Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  Mt. Washington Savings Bank is in compliance with federal regulations with respect to its loans and extensions of credit to executive officers and directors.

In addition, loans made to a director or executive officer must be approved in advance by the loan committee and the board of directors.  The aggregate amount of our loans to our executive officers and directors and their related entities was $1.6 million at June 30, 2014.  As of June 30, 2014, these loans were performing according to their original repayment terms.

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Executive Compensation

Summary Compensation Table.  The table below summarizes the total compensation paid to or earned by our President and Chief Executive Officer, Gregory P. Niesen, for the year ended June 30, 2014.  No other executive officer received total compensation for the year ended June 30, 2014 of more than $100,000.  The individual listed in the table below is referred to as a named executive officer.

Summary Compensation Table For the Year Ended June 30, 2014
Name and principal position	Year	Salary ($)	Bonus ($)	All other compensation(1) ($)	Total ($)
Gregory P. Niesen President and Chief Executive Officer	2014	143,557	4,808	34,717	183,082

(1)	A break-down of the various elements of compensation in this column is set forth in the following table:

All Other Compensation
Board and Other Fees ($)	Employer Contributions to Retirement Plan ($)	Cash in Lieu of Vacation ($)	Automobile ($)	Long-Term Disability ($)	Total All Other Compensation ($)
18,150	4,696	8,173	1,281	2,417	34,717

Benefit Plans and Agreements

Employment Agreement.  MW Bancorp and Mt. Washington Savings Bank have entered into an employment agreement with Gregory P. Niesen, our President and Chief Executive Officer.  Our continued success depends to a significant degree on the skills and competence of Mr. Niesen and the employment agreement is intended to ensure that we maintain a stable management base following the conversion and offering.

Mr. Niesen’s agreement has an initial three-year term and, commencing on the first anniversary of the agreement and on each subsequent anniversary thereafter, the agreement will be renewed for an additional year so that the remaining term will be three years, unless a notice is provided to the executive that the agreement will not renew.  The current base salary for Mr. Niesen is $161,300.  In addition to the base salary, the agreement provides for, among other things, participation in bonus programs, if any, automobile benefits and other fringe benefit plans, if any, applicable to executive employees.  The executive’s employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment.  In the event the executive’s involuntary termination for reasons other than for cause, disability or retirement, or in the event the executive resigns during the term of the agreement following (a) failure to appoint the executive to the executive position set forth in the agreement, (b) a material change in the executive’s function, duties or responsibilities resulting in a reduction of the responsibility, scope, or importance of executive’s position, (c) relocation of the executive’s office by more than 10 miles, (d) a material reduction in the benefits or perquisites paid to the executive unless such reduction is part of a reduction that is generally applicable to officers or employees of Mt. Washington Savings Bank, or (e) a material breach of the employment

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agreement by Mt. Washington Savings Bank, then the executive would be entitled to a severance payment in the form of a cash lump sum equal to the base salary and bonus the executive would be entitled to receive for the remaining unexpired term of the employment agreement.  For this purpose, the bonuses payable will be deemed to be equal to the highest bonus paid at any time during the prior three years.  In addition, the executive would be entitled to receive a lump sum payment equal to the present value of the contributions that would reasonably have been expected to be made on executive’s behalf under Mt. Washington Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for the remaining unexpired term of the employment agreement earning the salary that would have been achieved during such period.  Internal Revenue Code Section 409A may require that a portion of the above payments cannot be made until six months after termination of employment, if the executive is a “key employee” under IRS rules.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for the remaining unexpired term of the employment agreement, or if such coverage is not permitted by applicable law or if providing such benefits would subject Mt. Washington Savings Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits.

In the event of a change in control of Mt. Washington Savings Bank or MW Bancorp followed by executive’s involuntary termination other than for cause, disability or retirement, or resignation for one of the reasons set forth above within 18 months thereafter, the executive would be entitled to a severance payment in the form of a cash lump sum equal to (a) three (3) times the sum of (i) the highest rate of base salary paid to the executive at any time, and (ii) the highest bonus paid to the executive with respect to the three (3) completed fiscal years prior to the change of control, plus (b) a lump sum equal to the present value of the contributions that would reasonably have been expected to be made on the executive’s behalf under Mt. Washington Savings Bank’s defined contribution plans (e.g., 401(k) Plan, Employee Stock Ownership Plan) if the executive had continued working for an additional thirty-six (36) months after termination of employment, earning the salary that would have been achieved during such period.  In addition, the executive would be entitled, at no expense to the executive, to the continuation of life insurance and non-taxable medical and dental coverage for thirty-six (36) months following the termination of employment, or if such coverage is not permitted by applicable law or if providing such benefits would subject Mt. Washington Savings Bank to penalties, the executive will receive a cash lump sum payment equal to the value of such benefits.  In the event payments made to the executive include an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, such payments will be cutback by the minimum dollar amount necessary to avoid this result.

Under the employment agreement, if the executive becomes disabled within the meaning of such term under Section 409A of the Internal Revenue Code, the executive shall receive benefits under any short-term or long-term disability plans maintained by Mt. Washington Savings Bank, plus, if amount paid under such disability programs are less than the executive’s base salary, Mt. Washington Savings Bank shall pay the executive an additional amount equal to the difference between such disability plan benefits and the amount of the executive’s full base salary for the longer of one year or the remaining term of the employment agreement following the termination of employment due to disability.  Mt. Washington Savings Bank will also provide the executive with continued life insurance and non-taxable medical and dental coverage until the earlier of (i) the date the executive returns to full-time employment with Mt. Washington Savings Bank, (ii) the executive’s full-time employment with another employer, (iii) the expiration of the remaining term of the employment agreement, or (iv) death.

In the event of executive’s death, his or her estate or beneficiaries will be paid the executive’s base salary for one year from executive’s death, and the executive’s family will be entitled to continued non-taxable medical, dental and other insurance for twelve months following the executive’s death.

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Upon termination of the executive’s employment, the executive shall be subject to certain restrictions on his ability to compete for six months, or to solicit business or employees of Mt. Washington Savings Bank and MW Bancorp for a period of one year following termination of employment.  The non-competition provision does not apply if a termination of employment occurs following a change in control or if the executive is terminated for a reason other than cause (as defined in the agreement).

Mt. Washington Savings Bank has entered into a one-year change in control agreement with three other officers which will provide the officer with a cash lump sum severance payment equal to twelve (12) months of base salary and bonus and the continuation of non-taxable medical and dental coverage, with the officer paying his or her share of the employee premiums for twelve (12) months in the event of a change in control of MW Bancorp or Mt. Washington Savings Bank, followed by the officer’s involuntary termination or resignation for good reason (as defined in the agreement).

401(k) Plan.  Mt. Washington Savings Bank maintains the Mt. Washington Savings Bank Retirement Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”).  MW Bancorp’s named executive officers are eligible to participate in the 401(k) Plan just like any other employee.  The 401(k) Plan was implemented on January 1, 2014.  An employee must attain age 21 and complete one year of service to be eligible to participate in the 401(k) Plan, except the one year service requirement does not apply for individuals employed with us as of December 31, 2013.

Under the 401(k) Plan a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code.  For 2014, the salary deferral contribution limit is $17,500, provided, however, that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan for a total of $23,000.  In addition to salary deferral contributions, Mt. Washington Savings Bank will make a non-elective contribution equal to 3% of the participant’s annual salary, and Mt. Washington Savings Bank may elect to make a discretionary profit sharing contribution.  A participant is always 100% vested in his or her salary deferral contributions and employer non-elective contributions.  Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of a participant’s termination of employment with MW Bancorp.

Expense recognized in connection with the 401(k) Plan totaled approximately $12,000 for the fiscal year ended June 30, 2014.  Mt. Washington Savings Bank also maintains a simplified individual retirement account (IRA) for its full-time employees, and the expense recognized in connection with this plan for the fiscal year ended June 30, 2014 was $9,000.

Employee Stock Ownership Plan. In connection with the conversion, MW Bancorp adopted an employee stock ownership plan for eligible employees.  MW Bancorp’s named executive officers are eligible to participate in the employee stock ownership plan just like any other employee.  Eligible employees will begin participation in the employee stock ownership plan on the later of the effective date of the conversion or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period and attainment of age 21.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the total number of shares of MW Bancorp common stock issued in the offering.  We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from MW Bancorp equal to the aggregate purchase price of the common stock.  The loan will be repaid principally through Mt. Washington Savings Bank’s discretionary contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan.  The interest rate for the employee stock ownership plan loan is expected to be an adjustable

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rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually and will be the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.  See “Pro Forma Data.”

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant will become one-hundred percent (100%) vested in his or her account balance after three years of service (and will be zero percent (0%) vested prior to the completion of three years of service). Participants who were employed by Mt. Washington Savings Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Mt. Washington Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts, which may be more or less than the original issue price.  The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in MW Bancorp’s earnings.

Director Compensation

The following table sets forth for the year ended June 30, 2014 certain information as to the total remuneration we paid to our directors other than Gregory P. Niesen.  Information with respect to director fees paid to Gregory P. Niesen is included above in “Executive Officer Compensation – Summary Compensation Table.”

Directors Compensation Table For the Year Ended June 30, 2014
Name	Fees earned or paid in cash ($)	All Other Compensation ($)	Total ($)
Bernard G. Buerger	37,800	—	37,800
John W. Croxton	36,000	—	36,000
Gerald Grove	34,800	—	34,800
Bruce Thompson	36,300	—	36,300

Director Fees

For the fiscal year ended June 30, 2014, Messrs. Buerger, Croxton, Grove and Thompson earned a monthly fee of $3,150, $3,000, $2,900 and $3,025, respectively.  Effective August 1, 2014, director fees

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were reduced by twenty (20) percent, and accordingly Messrs. Buerger, Croxton, Grove and Thompson currently earn a monthly fee of $2,520, $2,400, $2,320 and $2,420.  No other forms of compensation, such as committee fees or annual attendance fees are paid.

Each person who serves as a director of MW Bancorp also serves as a director of Mt. Washington Savings Bank and earns a monthly fee only in his or her capacity as a board or committee member of Mt. Washington Savings Bank. Upon completion of the conversion, additional director fees may be paid for MW Bancorp director meetings although no such determination has been made at this time.

Director Plan

                Deferred Compensation Plan.  Mt. Washington Savings Bank previously maintained a deferred compensation plan for directors that generally provided for a benefit equal to the present value of one hundred and twenty monthly payments of board fees, assuming such monthly payments equaled eighty percent of a participant’s final board fees.  In fiscal 2013, Mt. Washington Savings Bank terminated the plan.  Pursuant to the termination of the plan, the benefits, which had been accrued through the date of termination, will be distributed in two equal payments on July 1, 2014 and February 1, 2015.  The amount of the benefits was determined as of the date the plan was terminated, and no additional benefit will accrue from the date of termination through the payment dates.  Directors Gregory Niesen, Bernard Buerger, Bruce Thompson, John Croxton and Gerald Grove received $143,773, $149,714, $143,773, $142,585 and $137,832, respectively, on July 1, 2014 and will receive the same amounts on February 1, 2015.  No additional payments will be made after February 1, 2015.

Benefits to be Considered Following Completion of the Stock Offering

Following the stock offering, we intend to adopt a new stock-based incentive plan that will provide for grants of stock options and restricted common stock awards.  In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock, not to exceed 10% and 4%, respectively, of the shares issued in the offering.  These limitations will not apply if the plan is implemented more than one year after the conversion.

The stock-based incentive plan will not be established sooner than six months after the stock offering and, if adopted within one year after the stock offering, would require the approval by stockholders owning a majority of the outstanding shares of common stock of MW Bancorp.  If the stock-based incentive plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.

The following additional restrictions would apply to our stock-based incentive plan only if the plan is adopted within one year after the stock offering:

●	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

●	any non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

●	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

●	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

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●	accelerated vesting is not permitted except for death, disability or upon a change in control of MW Bancorp or Mt. Washington Savings Bank.

We have not yet determined whether we will present stock-based incentive plans for stockholder approval within one year following the completion of the conversion or whether we will present this plan for stockholder approval more than one year after the completion of the conversion.  In the event of changes in applicable regulations or policies regarding stock-based incentive plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of the directors and executive officers and their associates, and by all directors, officers and their associates as a group. However, there can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any stock awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to subscribe in the offering for an aggregate of 125,000 shares of common stock, equal to 17.3% of the number of shares of common stock to be sold in the offering at the minimum of the offering range, assuming shares are available. Purchases by directors, officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering set forth under “The Conversion and Offering—Limitations on Stock Purchases.”

Name and Title	Number of Shares(1)	Aggregate Purchase Price(1)	Percent at Minimum of Offering Range

Gregory P. Niesen, President, Chief Executive Officer and Director	25,000	$250,000	3.5%
Shelly Alltop, Executive Vice President and Chief Financial Officer	—	—	—
Karan A. Kiser, Executive Vice President of Lending	10,000	100,000	1.4
Bernard G. Buerger, Chairman of the Board	25,000	250,000	3.5
John W. Croxton, Director	25,000	250,000	3.5
Gerald Grove, Director	20,000	200,000	2.8
Bruce Thompson, Director	20,000	200,000	2.8%

All directors and officers as a group (7 persons)	125,000	$1,250,000	17.3%

(1)
Includes purchases by the named individual’s spouse and other relatives of the named individual living in the same household.  Other than as set forth above, the named individuals are not aware of any other purchases by a person who or entity that would be considered an associate of the named individuals under the plan of conversion.

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THE CONVERSION AND OFFERING

The board of directors of Mt. Washington Savings Bank has approved the plan of conversion.  The plan of conversion must also be approved by Mt. Washington Savings Bank’s members (depositors).  A special meeting of members has been called for this purpose.  The ODFI and the FDIC have conditionally approved the plan of conversion and the Federal Reserve Board issued its conditional approval in connection with our holding company application.  However, such approvals do not constitute a recommendation or endorsement of the plan of conversion by the ODFI, the FDIC or the Federal Reserve Board.

General

The board of directors of Mt. Washington Savings Bank approved the plan of conversion on August 28, 2014.  Pursuant to the plan of conversion, Mt. Washington Savings Bank will convert from the mutual form of organization to the fully stock form of organization.  In connection with the conversion, Mt. Washington Savings Bank has organized a new Maryland stock holding company named MW Bancorp, Inc. which will sell shares of common stock to the public in an initial public stock offering.  When the conversion and related stock offering are completed, all of the capital stock of Mt. Washington Savings Bank will be owned by MW Bancorp, and all of the common stock of MW Bancorp will be owned by stockholders.

MW Bancorp expects to retain between $137,000 and $2.3 million of the net proceeds of the offering, or $3.6 million if the offering range is increased by 15% because of demand for the shares or changes in market conditions.  We anticipate that Mt. Washington Savings Bank will receive a capital contribution equal to between $5.4 million and $5.6 million of the net proceeds of the offering.  The conversion will be consummated only upon the sale of at least 722,500 shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to Eligible Account Holders, our tax-qualified employee benefit plans, specifically our employee stock ownership plan, Supplemental Eligible Account Holders and Other Members. If all shares are not subscribed for in the subscription offering, we may, in our discretion, offer common stock for sale in a community offering to members of the public, with a preference given to natural persons and trusts of natural persons residing in Hamilton and Clermont Counties, Ohio. In addition, shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sterne, Agee & Leach, Inc., acting as our agent.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering or syndicated community offering.  The community offering and/or syndicated community offering, if any, may begin at the same time as, during, or after the subscription offering, and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by us with the approval of the ODFI and the FDIC. See “—Community Offering” and “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation of the estimated consolidated pro forma market value of MW Bancorp, assuming the conversion and stock offering are completed.  All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock.  The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—

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Determination of Share Price and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion.  We recommend reading the plan of conversion in its entirety for more information. A copy of the plan of conversion is available for inspection at the banking office of Mt. Washington Savings Bank and as described in the section of this prospectus titled “Where You Can Find Additional Information.”  The plan of conversion is also filed as an exhibit to Mt. Washington Savings Bank’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the ODFI and the FDIC. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov.  See “Where You Can Find Additional Information.”

Reasons for the Conversion

Although our market area did not experience the extreme growth in 2003 through 2007 that characterized many “bubble” markets across the country, beginning in 2008 we were impacted by the steep economic downturn, including significant declines in real estate values in our market area, and experienced higher than normal levels of loan delinquencies and foreclosures, particularly in the non-owner occupied residential real estate and subprime loans originated prior to 2012.  Additionally, the significant changes in the financial services industry that have occurred in recent years as a result of the collapse of the financial markets in 2008 and the severe nationwide economic recession that followed, have severely strained the financial and managerial resources of community banks and will continue to do so in the future.  We believe that Mt. Washington Savings Bank will be better equipped to address these challenges by raising additional capital and adopting the stock holding company structure.

Our primary reasons for converting and raising additional capital through the offering are:

●
to improve our capital position to support our growth and current risk profile during a period of economic uncertainty for the financial services industry and to assure compliance with regulatory capital requirements;

●	to support organic loan and deposit growth beyond levels possible utilizing retained earnings;

●	to have greater flexibility to access the debt and equity capital markets;

●	to invest in new technologies that will enable the expansion and enhancement of products and services we offer to our customers;

●	to attract, retain and incentivize qualified personnel by establishing stock-based benefit plans for management and employees;

●	to provide customers and members of the community with the opportunity to acquire an ownership interest in Mt. Washington Savings Bank; and

●
to have greater flexibility to structure and finance opportunities for expansion into new markets, including through de novo branching, branch acquisitions or acquisitions of other financial institutions, although we have no current arrangements or agreements with respect to any such transactions.

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In the stock holding company structure, we will have greater flexibility in structuring mergers and acquisitions.  Our current mutual structure prevents us from offering shares of our common stock as consideration for a merger or acquisition.  Potential sellers often want stock for at least part of the acquisition consideration.  Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination thereof, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.  We have no current arrangements or agreements to acquire other banks, thrifts, credit unions, financial services companies or branch offices, and there can be no assurance that we will be able to consummate any acquisitions or establish any new branches.  Lastly, mutual institutions cannot offer stock incentives to attract and retain highly qualified management personnel.  While Mt. Washington Savings Bank has not required these capital tools and stock incentives in the past, they will be essential to implementing our business strategy, and management believes that the additional capital raised in the offering will enable us to take advantage of business opportunities that may not otherwise be available to us.

As of June 30, 2014, Mt. Washington Savings Bank was considered “well capitalized” for regulatory purposes.  The proceeds from the stock offering will further improve our capital position during a period of economic, regulatory and political uncertainty.

Approvals Required

The affirmative vote of a majority of the total eligible votes of members of Mt. Washington Savings Bank at a special meeting of members is required to approve the plan of conversion.  A special meeting of members to consider and vote upon the plan of conversion has been set for December 22, 2014.  The plan of conversion also must be approved by the ODFI and the FDIC, which have each issued their conditional approval of the plan of conversion.  Additionally, the ODFI and the Federal Reserve Board must approve MW Bancorp’s holding company application. Any such approvals do not constitute a recommendation or endorsement of the plan of conversion by any regulatory agency. We cannot consummate the conversion and the stock offering without satisfying the conditions contained in these approvals.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. Mt. Washington Savings Bank will continue to be an Ohio chartered savings and loan association and will continue to be regulated by the ODFI and the FDIC, while MW Bancorp will be regulated by the Federal Reserve Board. After the conversion, we will continue to offer existing services to depositors, borrowers and other customers.  The directors serving Mt. Washington Savings Bank at the time of the conversion will be the directors of Mt. Washington Savings Bank and of MW Bancorp after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Mt. Washington Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion.  Each such account will be insured by the FDIC to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans.  No loan outstanding from Mt. Washington Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members.  All of our depositors are members of and have voting rights in Mt. Washington Savings Bank as to all matters requiring membership action. Upon completion

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of the conversion, Mt. Washington Savings Bank will cease to have members and former members will no longer have voting rights. Upon completion of the conversion, all voting rights in Mt. Washington Savings Bank will be vested in MW Bancorp as the sole stockholder of Mt. Washington Savings Bank.  The stockholders of MW Bancorp will possess exclusive voting rights with respect to MW Bancorp common stock.

Tax Effects.  We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Mt. Washington Savings Bank or its members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights.  Each depositor of Mt. Washington Savings Bank has both a deposit account in Mt. Washington Savings Bank and a pro rata ownership interest in the net worth of Mt. Washington Savings Bank based upon the deposit balance in his or her account.  This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Mt. Washington Savings Bank. Any depositor who opens a deposit account obtains a pro rata ownership interest in Mt. Washington Savings Bank without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Mt. Washington Savings Bank, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a mutual savings and loan association normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the savings and loan association is completely liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Mt. Washington Savings Bank after other claims, including claims of depositors to the amounts of their deposits, are paid.

In the unlikely event that Mt. Washington Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of a “liquidation account” to depositors as of June 30, 2013 and September 30, 2014 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to MW Bancorp as the holder of Mt. Washington Savings Bank’s capital stock. Pursuant to the rules and regulations of the ODFI and the FDIC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.  See “—Liquidation Rights.”

Determination of Share Price and Number of Shares to be Issued

The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation.  We have retained Keller & Company, Inc. to prepare an independent valuation appraisal.  For its services in preparing the initial valuation and one update, Keller & Company, Inc. will receive a fee of $35,000, and will be reimbursed for its expenses up to $1,000.  In the event that Keller & Company, Inc. is required to update the appraisal more than one time, it will receive an additional fee of $2,000 for each such update to the valuation appraisal.

We are not affiliated with Keller & Company, Inc., and neither we nor Keller & Company, Inc. has an economic interest in, or is held in common with, the other.  Keller & Company, Inc. represents and warrants that it is not aware of any fact or circumstance that would cause it not to be “independent”

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within the meaning of the conversion regulations or the applicable regulatory valuation guidelines or otherwise prohibit or restrict in anyway Keller & Company, Inc. from serving in the role of our independent appraiser.

We have agreed to indemnify Keller & Company, Inc. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with applicable federal appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach, recognizing that the price-to-earnings approach was not meaningful due to Mt. Washington Savings Bank’s loss position.  The market value ratios applied in the remaining two methodologies were based upon the current market valuations of the peer group companies identified by Keller & Company, Inc., subject to valuation adjustments applied by Keller & Company, Inc. to account for differences between us and our peer group.  Because Keller & Company, Inc. concluded that asset size is not a strong determinant of market value, Keller & Company, Inc. did not place significant weight on the pro forma price-to-assets approach in reaching its conclusions.  Keller & Company, Inc. placed the greatest emphasis on the price-to-book value approach in estimating pro forma market value.

The independent valuation was prepared by Keller & Company, Inc. in reliance upon the information contained in this prospectus, including our financial statements. Keller & Company, Inc. also considered the following factors, among others:

●	our present and projected operating results and financial condition;

●	the economic and demographic conditions in our existing market area;

●	certain historical, financial and other information relating to us;

●	a comparative evaluation of our operating and financial characteristics with those of other similarly situated publicly traded savings institutions;

●	the impact of the conversion and the offering on our equity and earnings potential;

●	our potential to pay cash dividends; and

●	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in the independent valuation were certain assumptions as to our pro forma earnings after the conversion that were utilized in determining the appraised value.  These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds and purchases in the open market of 4% of the common stock sold in the offering by the stock-based benefit plan at the $10.00 purchase price.  See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of August 5, 2014, the estimated pro forma market value of MW Bancorp ranged from $7.2 million to $9.8 million, with a midpoint of $8.5 million.  Our board of directors decided to offer the shares of common stock for a price of $10.00 per share primarily because it

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is the price most commonly used in mutual-to-stock conversions of financial institutions.  The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range and the $10.00 price per share, the minimum of the offering range will be 722,500 shares, the midpoint of the offering range will be 850,000 shares and the maximum of the offering range will be 977,500 shares, or 1,124,125 shares if the maximum amount is increased by 15% because of demand for shares or changes in market conditions.

In applying each of the valuation methods, Keller & Company, Inc. considered adjustments to our pro forma market value based on a comparison of MW Bancorp with the peer group.  Keller & Company, Inc. made downward adjustments for financial condition, earnings, liquidity of the stock, asset growth, dividends and marketing of the offering.  No adjustments were made for subscription interest, market area, management or the effect of government regulations and regulatory reform.  The downward valuation adjustments considered, among other things, MW Bancorp’s less favorable balance sheet structure, including a higher non-performing asset ratio than the peer group, lower reported and core or recurring earnings measures as compared to the peer group, and the fact that MW Bancorp’s pro forma market capitalization and implied liquidity of the stock is expected to be lower than the peer group.  The valuation adjustment for stock market conditions took into consideration the prevailing stock market environment for the common stock of thrift institutions and their holding companies, which has been relatively volatile and has underperformed in relation to the U.S. stock market generally.

The following table presents a summary of selected pricing ratios for the peer group companies and for MW Bancorp (on a pro forma basis) utilized by Keller & Company, Inc. in its appraisal. These ratios are based on MW Bancorp’s book value, tangible book value and core earnings as of and for the twelve months ended June 30, 2014.  The peer group ratios are based on the latest date for which complete financial data are publicly available and stock prices as of August 5, 2014.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 33.66% on a price-to-book value basis and a discount of 38.15% on a price-to-tangible book value basis.

	Price-to-core earnings multiple		Price-to-book value ratio	Price-to-tangible book value ratio
MW Bancorp (on a pro forma basis, assuming completion of the conversion):
Adjusted Maximum	NM		63.83%	63.84%
Maximum	NM		59.89%	59.90%
Midpoint	NM		55.92%	55.94%
Minimum	NM		51.32%	51.34%
Valuation of peer group companies, all of which are fully converted (on an historical basis):
Averages	28.51	x	84.30%	90.43%
Medians	21.42	x	82.22%	91.79%

N/M              Not meaningful.

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Peer Group Companies

Company Name	Ticker Symbol	Exchange	Headquarters	Total Assets at March 31, 2014
				(in thousands)
Citizens Community Bancorp, Inc.	CZWI	NASDAQ	Eau Claire, WI	$550,637
First Clover Leaf Financial Corp.	FCLF	NASDAQ	Edwardsville, IL	633,518
First Federal of Northern Michigan Bancorp, Inc.	FFNM	NASDAQ	Alpena, MI	215,267
First Savings Financial Group, Inc.	FSFG	NASDAQ	Clarksville, IN	704,170
IF Bancorp, Inc.	IROQ	NASDAQ	Watseka, IL	578,343
Jacksonville Bancorp, Inc.	JXSB	NASDAQ	Jacksonville, IL	315,144
LaPorte Bancorp, Inc.	LPSB	NASDAQ	LaPorte, IN	525,606
United Community Bancorp	UCBA	NASDAQ	Lawrenceburg, IN	525,815
Wayne Savings Bancshares, Inc.	WAYN	NASDAQ	Wooster, OH	409,589
Wolverine Bancorp, Inc.	WBKC	NASDAQ	Midland, MI	313,691

Our board of directors reviewed the independent valuation and, in particular, considered the following:

●	our financial condition and results of operations;

●	comparison of our financial performance ratios to those of other financial institutions of similar size; and

●	market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by Keller & Company, Inc. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the ODFI and the FDIC, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $7.2 million or more than $11.2 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of our common stock.  Keller & Company, Inc. did not independently verify our financial statements and other information that we provided to them, nor did Keller & Company, Inc. independently value our assets or liabilities.  The independent valuation considers Mt. Washington Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Mt. Washington Savings Bank. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 offering price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $11.2 million, which would result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,124,125 shares, to reflect changes in the market and financial conditions or demand for the shares.  We will not increase the offering range above this

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level or decrease the minimum of the offering range without a resolicitation of subscribers.  The subscription price of $10.00 per share will remain fixed.  See “—Limitations on Common Stock Purchases” as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $11.2 million, and a corresponding increase in the offering range to more than 1,124,125 shares, or a decrease in the minimum of the valuation range to less than $7.2 million and a corresponding decrease in the offering range to fewer than 722,500 shares, then we will promptly return, with interest at a rate of 0.20% per annum, all funds received in the offering and cancel deposit account withdrawal authorizations.  After consulting with the ODFI and the FDIC, we may terminate the plan of conversion.  Alternatively, we may establish a new offering range and commence a resolicitation of subscribers or take other actions as permitted by the ODFI and the FDIC in order to complete the offering.  In the event that we conduct a resolicitation, we will notify subscribers of their rights to place a new stock order for a specified period of time.  If a person does not respond, we will cancel his or her stock order and return his or her subscription funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended with the approval, to the extent approval is required, of the ODFI and the FDIC, for periods of up to 90 days.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and our pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of Keller & Company, Inc. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at our office and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority.  The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the minimum, maximum and overall purchase limitations set forth in the plan of conversion and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) on June 30, 2013 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of 10,000 shares ($100,000) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Eligible Account Holders, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each

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Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of shares of our common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on June 30, 2013.  In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors or senior officers or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent of such portion of their subscription rights attributable to their increased deposits during the year preceding June 30, 2013.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee benefit plans, specifically our employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering.  Our employee stock ownership plan intends to purchase up to 8% of the total number of shares of common stock sold in the stock offering.  Alternatively, subject to market conditions and receipt of regulatory approval, the employee stock ownership plan may instead elect to purchase shares of common stock in the open market following the completion of the offering in order to fill all or a portion of the employee stock ownership plan’s intended subscription.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee benefit plans, each depositor with a Qualifying Deposit on September 30, 2014 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 10,000 shares ($100,000) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of shares offered multiplied by a fraction of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposits of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.  If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at September 30, 2014 .  In

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the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all information had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee benefit plans, and Supplemental Eligible Account Holders, each depositor on the voting record date of October 31, 2014 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of 10,000 shares ($100,000) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, available shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, unallocated shares will be allocated to each Other Member whose subscription remains unfilled in the proportion that the amount of his or her subscription bears to the total amount of subscriptions of all Other Members whose subscriptions remain unfilled.

To ensure proper allocation of common stock, each Other Member must list on the stock order form all deposit accounts in which he or she had an ownership interest at October 31, 2014 .  In the event of oversubscription, failure to list an account, or including incomplete or incorrect information, could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The Subscription Offering will expire at 12:00 p.m., Eastern Time, on December 16, 2014 , unless extended by us for up to 45 days or such additional periods of up to 90 days with the approval of the ODFI and the FDIC, if necessary.  Subscription rights will expire whether or not each person eligible to subscribe in the subscription offering can be located.  We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights that have not been exercised prior to the expiration date will become void.

We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock.  If we have not received orders to purchase at least 722,500 shares within 45 days after the December 16, 2014  expiration date, and the ODFI and the FDIC have not consented to an extension, the stock offering will be terminated and all funds delivered to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at a rate of 0.20% per annum, and all deposit account withdrawal authorizations will be cancelled.  If an extension beyond January 30, 2015 is granted by the ODFI and the FDIC, we will resolicit subscribers as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion to the public in a community offering with a preference given to natural persons and trusts of natural persons residing in Hamilton and Clermont Counties, Ohio, (collectively, the “Community”).

Subscribers in the community offering may purchase up to 10,000 shares ($100,000) of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to

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our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons and trusts of natural persons residing in the Community, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among such persons whose orders remain unsatisfied on an equal number of shares basis per order. If, instead, we do not have sufficient shares of common stock available to fill the orders of other members of the public, we will allocate the available shares among those persons in the manner described above for persons residing in the Community. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community, together with an indication that this presence within the Community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date.  The community offering may begin at the same time as, during or after the subscription offering.  We will not execute orders in the stock offering until we have received orders to purchase at least the minimum number of shares of common stock.  The community offering is expected to conclude at 12:00 p.m., Eastern Time on December 16, 2014 , but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond  January 30, 2015 .  If an extension beyond January 30, 2015 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the community offering, giving them an opportunity to change or cancel their orders.  If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  These extensions may not go beyond December 22, 2016 , which is two years after the special meeting of members.

Syndicated Community Offering

Our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription and community offerings in a syndicated community offering in a manner that will achieve a widespread distribution of our shares of common stock to the general public.  If a syndicated community offering is held, Sterne, Agee & Leach, Inc. will serve as sole book running manager and will assist us in selling our common stock on a best efforts basis.  In such capacity, Sterne, Agee & Leach, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms.  Neither Sterne, Agee & Leach, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.

In the syndicated community offering, any person may purchase up to 10,000 shares ($100,000) of common stock, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  We retain the right to accept or reject in whole or in part any orders in the syndicated community offering.  Unless the ODFI and the FDIC permits otherwise, accepted orders for our common stock in the syndicated community offering will first be filled up to a maximum of 2% of the shares sold in the offering.  Thereafter any remaining shares will be allocated on an equal number of shares per order basis until all shares have been allocated.  Unless the syndicated community offering begins during the subscription offering or the community offering, the syndicated community offering will begin as soon as possible after the expiration of the subscription and community offerings.  The syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts “min/max” offerings.  Orders in the syndicated community offering will be submitted in substantially the same manner as utilized in the subscription and community offerings.  Payments in the syndicated offering, however, must be made in immediately available funds (bank checks, money orders, Mt. Washington Savings Bank deposit account withdrawal authorizations or wire transfers).  Personal checks will not be accepted.  If the closing of the stock offering does not occur, either as a result of not confirming receipt of at least $7.2 million in gross

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proceeds (the minimum of the offering range) or the inability to satisfy other closing conditions to the offering, the funds will be promptly returned with interest at a rate of 0.20% per annum.

The closing of the syndicated community offering, which will be simultaneous with the closing of the subscription and community offerings, is subject to conditions set forth in an agency agreement among Mt. Washington Savings Bank and MW Bancorp on one hand, and Sterne, Agee & Leach, Inc. on the other hand.

Expiration Date.  The syndicated community offering may begin concurrently with, during or after the subscription offering, and may terminate at the same time as the subscription offering, but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval.  The syndicated community offering is expected to conclude at 12:00 p.m., Eastern Time on December 16, 2014 , but must terminate no more than 45 days following the expiration of the subscription offering, unless extended with regulatory approval. We may decide to extend the syndicated community offering for any reason and are not required to give purchasers notice of any such extension unless such period extends beyond  January 30, 2015 .  If an extension beyond January 30, 2015 is granted by the required regulatory agencies, we will resolicit persons whose orders we accept in the syndicated community offering, giving them an opportunity to change or cancel their orders.  If a person does not respond, we will cancel his or her stock order and return purchase funds, with interest, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock.  These extensions may not go beyond December 22, 2016 , which is two years after the special meeting of members.

If for any reason we cannot conduct a syndicated community offering of shares of common stock, or in the event that we are unable to find purchasers from the general public to reach the minimum of the offering range, we will try to make other arrangements for the sale of unsubscribed shares, including an underwritten public offering, if possible. The ODFI, the FDIC and the Financial Industry Regulatory Authority must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion includes the following limitations on the number of shares of common stock that may be purchased in the offering:

●
No individual with one or more qualifying accounts, or individuals exercising subscription rights through a single qualifying account held jointly, may purchase more than 10,000 shares ($100,000) of common stock in the offering;

●
No person or entity, together with any associate or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) of common stock in all categories of the offering combined, except that our tax-qualified employee benefit plans may purchase in the aggregate up to 10% of the shares of common stock sold in the offering (including shares issued in the event of an increase in the offering range of up to 15%);

●
The maximum number of shares of common stock that may be purchased in all categories of the offering by our senior officers and directors and their associates, in the aggregate, may not exceed 33% of the shares sold in the offering; and

●	The minimum purchase by each person purchasing shares in the offering is 25 shares, to the extent those shares are available.

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Depending upon market or financial conditions, with the receipt of any required approvals of the ODFI and the FDIC, we may increase the individual or aggregate purchase limitations to an amount not to exceed 5.0% of the common stock sold in the offering. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of common stock will be, and, in our sole discretion other subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.  The effect of this type of resolicitation will be to increase the number of shares of common stock owned by subscribers who choose to increase their subscriptions.  In the event that a purchase limitation is increased to 5.0% of the stock sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5.0% of the shares of common stock sold in the offering do not exceed in the aggregate 10.0% of the total shares of the common stock sold in the offering.  Any such requests to purchase additional shares of common stock in the event that a purchase limitation is so increased will be determined by our board of directors in its sole discretion.

In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(i)	to fill our tax-qualified employee benefit plans’ subscriptions for up to 10% of the number of shares of common stock sold in the offering;

(ii)
in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

(iii)	to fill unfulfilled subscriptions in the community offering.

The term “associate” of a person means:

(1)
any corporation or organization, other than Mt. Washington Savings Bank, MW Bancorp or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;

(2)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and

(3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Mt. Washington Savings Bank or MW Bancorp.

The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(2)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in

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concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.  Persons having the same address or exercising subscription rights through qualifying accounts registered to the same address generally will be assumed to be associates of, and acting in concert with, each other.  We have the right to determine, in our sole discretion, whether purchasers are associates or acting in concert.

Our directors are not treated as associates of each other solely because of their membership on the board of directors.  Shares of common stock purchased in the offering will be freely transferable except for shares purchased by our senior officers and directors and except as described below.  Any purchases made by any associate of Mt. Washington Savings Bank or MW Bancorp for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under the guidelines of the Financial Industry Regulatory Authority, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of shares of our common stock at the time of conversion and thereafter, see “—Restrictions on Transfer of Subscription Rights and Shares,” “—Other Restrictions” and “Restrictions on Acquisition of MW Bancorp, Inc.”

Marketing and Distribution; Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

To assist in the marketing of our shares of common stock, we have retained Sterne, Agee & Leach, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority.  In its role as financial advisor, Sterne, Agee & Leach, Inc. will:

●	provide advice on the financial and securities market implications of the plan of conversion;

●	assist in structuring our stock offering, including developing a market strategy for the stock offering;

●	review all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

●	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, as needed;

●	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary; and

●	provide general advice and assistance as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, Sterne, Agee & Leach, Inc. has received a management fee of $25,000, and will receive a success fee of $225,000 for the shares of common stock sold in the subscription and direct community offerings.  The $25,000 management fee will be credited against the $225,000 success fee.

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The management fee will be refundable to MW Bancorp to the extent services are not actually performed by Sterne, Agee & Leach, Inc.

The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering may be offered for sale to the general public in a syndicated community offering to be managed by Sterne, Agee & Leach, Inc.  In such capacity, Sterne, Agee & Leach, Inc. may form a syndicate of other broker-dealers.  Neither Sterne, Agee & Leach, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Sterne, Agee & Leach, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering.  If there is a syndicated community offering, Sterne, Agee & Leach, Inc. will receive a fee not to exceed 6.00% of the aggregate dollar amount of the common stock sold in the syndicated community offering.  Of this amount, Sterne, Agee & Leach, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment.  If all shares of common stock were sold in a syndicated community offering (except for shares purchased by our directors, officers, employees and their family members and our employee stock ownership plan), the maximum selling agent commissions would be approximately $323,820, $394,200, $464,580 and $545,517 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

We will indemnify Sterne, Agee & Leach, Inc. against liabilities and expenses (including legal fees) related to or arising out of Sterne, Agee & Leach, Inc.’s engagement as our financial advisor and performance of services as our financial advisor.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Mt. Washington Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction.  No offers or sales may be made by tellers or at the teller counters.  Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Sterne, Agee & Leach, Inc.  Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock.  None of our officers, directors or employees will be compensated in connection with their participation in the offering.

We have also engaged Sterne, Agee & Leach, Inc. to act as our records agent in connection with the stock offering. In its role as records agent, Sterne, Agee & Leach, Inc. will, among other things:

●	consolidate deposit accounts, develop a central file and calculate eligible votes;

●	design and prepare proxy forms and stock order forms;

●	organize and supervise the Stock Information Center;

●	tabulate proxies and ballots;

●	act as or support the inspector of election at the special meeting of members; and

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●	provide necessary subscription services to distribute, collect and tabulate stock orders in the subscription and community offerings.

For these services, Sterne, Agee & Leach, Inc. has been paid a fee of $35,000.  The records agent fees may be increased by up to $10,000 in the event of any material changes in applicable regulations or the Plan of Conversion, or delays requiring duplicate or replacement processing due to change in record dates.  We will indemnify Sterne, Agee & Leach, Inc. against liabilities and expenses (including legal fees) related to or arising out of Sterne, Agee & Leach, Inc.’s engagement as our records agent and performance of services as our records agent.  The records agent fee will be refundable to MW Bancorp to the extent services are not actually performed by Sterne, Agee & Leach, Inc.

Sterne, Agee & Leach, Inc. also will be reimbursed for reasonable expenses in an amount not to exceed $25,000 and for attorney’s fees not to exceed $75,000.  If the plan of conversion is terminated or if Sterne, Agee & Leach, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Sterne, Agee & Leach, Inc. will only receive its management and records agent fees (subject to refund to the extent services are not actually performed), and reimbursement of its reasonable out-of-pocket expenses and attorneys’ fees and will return any amounts paid or advanced by us in excess of these amounts.  The expense cap, including legal fees, may be increased an additional $40,000 by mutual consent, including in the event of any material delay of the offering which would require an update of the financial information in tabular form to reflect a period later than set forth in the offering document.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date.  We are not obligated to deliver a prospectus or order form by means other than U.S. Mail.  Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8.  Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus and order form in electronic format may be made available on Internet sites or through other online services maintained by Sterne, Agee & Leach, Inc. or one or more other members of the syndicate, or by their respective affiliates.  In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online.  The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders.  Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Sterne, Agee & Leach, Inc. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The offering will expire at 12:00 p.m., Eastern Time, on December 16, 2014 , unless we extend it for up to 45 days. This extension may be approved by us, in our sole discretion, without further approval or additional notice to subscribers in the offering.  Any extension of the subscription

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and/or community offering beyond January 30, 2015 would require the ODFI and the FDIC’s approval.  If the offering is extended past January 30, 2015 , we will resolicit subscribers.  You will have the opportunity to confirm, change or cancel your order within a specified period of time. If you do not respond during that period, your stock order will be cancelled and your deposit account withdrawal authorizations will be cancelled or your funds submitted will be returned promptly with interest at 0.20% per annum from the date your stock order was processed.  No single extension will exceed 90 days. Aggregate extensions may not go beyond December 22, 2016 , which is two years after the special meeting of members.  We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.20% per annum from the date of processing as described above.

We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

Use of Order Forms. In order to purchase shares of common stock, you must complete and sign an original stock order form and remit full payment.  We will not be required to accept incomplete order forms, unsigned order forms, or orders submitted on photocopied or facsimiled order forms.  All order forms must be received, not postmarked, prior to 12:00 p.m., Eastern Time, December 16, 2014 . We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions.  We are not required to notify subscribers of incomplete or improperly executed order forms.  We have the right to permit the correction of incomplete or improperly executed order forms or waive immaterial irregularities.  We do not represent, however, that we will do so.  You may submit your order form and payment by mail using the stock order reply envelope provided, by overnight delivery to our Stock Information Center at the indicated address on the order form or by hand-delivery to Mt. Washington Savings Bank’s office, located at 2110 Beechmont Avenue, Cincinnati, Ohio. Please do not mail stock order forms to Mt. Washington Savings Bank.  Once tendered, an order form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond January 30, 2015 , or the number of shares of common stock to be sold is increased to more than 1,124,125 shares or decreased to less than 722,500 shares.  We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final, subject to the authority of the ODFI and the FDIC.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Mt. Washington Savings Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

●	personal check, bank check or money order, payable to MW Bancorp, Inc.; or

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●	authorization of withdrawal from the types of Mt. Washington Savings Bank deposit accounts identified on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Mt. Washington Savings Bank are provided in the order forms.  The funds designated must be available in the account(s) at the time the stock order form is received.  A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made.  Interest will remain in the account.  Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the then current statement savings rate subsequent to the withdrawal.

In the case of payments made by personal check, these funds must be available in the account(s).  Checks and money orders will be immediately cashed and placed in a segregated account at Mt. Washington Savings Bank and will earn interest at a rate of 0.20% per annum from the date payment is processed until the offering is completed, at which time, a subscriber will be issued a check for interest earned.

Regulations prohibit Mt. Washington Savings Bank from knowingly lending funds or extending credit to any person to purchase shares of common stock in the offering.  You may not pay by wire transfer.  You may not submit cash or use a check drawn on a Mt. Washington Savings Bank line of credit.  We will not accept third-party checks (a check written by someone other than you) payable to you and endorsed over to MW Bancorp.  You may not designate on your stock order form a direct withdrawal from a Mt. Washington Savings Bank retirement account.  See “—Using Retirement Account Funds” for information on using such funds.  Additionally, you may not designate on your stock order form a direct withdrawal from Mt. Washington Savings Bank deposit accounts with check-writing privileges.  Please submit a check instead.  If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).  Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe at any time prior to 48 hours before the completion of the offering.  This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the stock offering, provided there is a loan commitment from either an unrelated financial institution or MW Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering.

Using Retirement Account Funds.  If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account.  By regulation, Mt. Washington Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in shares of our common stock.  Therefore, if you wish to use your funds that are currently

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in a Mt. Washington Savings Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock.  The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account.  It may take several weeks to transfer your Mt. Washington Savings Bank individual retirement account to an independent trustee, so please allow yourself sufficient time to take this action.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers.  Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact our Stock Information Center as soon as possible, preferably at least two weeks prior to the December 16, 2014 end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held.  We cannot guarantee that you will be able to use such funds.

Delivery of Stock Purchased

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock sold in the subscription offering and community offering will be mailed to the stock registration address noted by purchasers on the stock order form as soon as practicable following completion of the offering. Shares of common stock sold in the syndicated community offering may be delivered electronically through the services of The Depository Trust Company. It is possible that until the ownership statements are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading. Your ability to sell the shares of common stock prior to your receipt of the ownership statement will depend on arrangements you may make with a brokerage firm.

Restrictions on Transfer of Subscription Rights and Shares

ODFI and the FDIC regulations prohibit any person with subscription rights, specifically the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.  On the stock order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Other Restrictions

Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or

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regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding.  We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in the state; (b) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of the state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in the state; or (c) registration or qualification would be impracticable for reasons of cost or otherwise.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have questions regarding the conversion or offering, please call our Stock Information Center.  The toll-free telephone number is (800) 979-4568 .  The Stock Information Center is open for telephone calls Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.  The Stock Information Center will be closed on weekends and bank holidays.

Liquidation Rights

In the unlikely event of a complete liquidation of Mt. Washington Savings Bank prior to the conversion, all claims of creditors of Mt. Washington Savings Bank, including those of depositors of Mt. Washington Savings Bank (to the extent of their deposit balances), would be paid first. Then, if there were any assets of Mt. Washington Savings Bank remaining, members of Mt. Washington Savings Bank would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Mt. Washington Savings Bank immediately prior to liquidation. In the unlikely event that Mt. Washington Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” to certain depositors, with any assets remaining thereafter distributed to MW Bancorp as the sole holder of Mt. Washington Savings Bank capital stock. Pursuant to the rules and regulations of the ODFI and the FDIC, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a special “liquidation account” for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the total equity of Mt. Washington Savings Bank as of the date of its latest balance sheet contained in this prospectus.

The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with Mt. Washington Savings Bank after the conversion with a liquidation interest in the unlikely event of the complete liquidation of Mt. Washington Savings Bank after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at Mt. Washington Savings Bank, would be entitled, on a complete liquidation of Mt. Washington Savings Bank after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of MW Bancorp.  Each Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Mt.

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Washington Savings Bank on June 30, 2013.  Each Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on June 30, 2013 bears to the balance of all such deposit accounts in Mt. Washington Savings Bank on such date.  Each Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in Mt. Washington Savings Bank on September 30, 2014 .  Each Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on September 30, 2014 bears to the balance of all such deposit accounts in Mt. Washington Savings Bank on such date.

If, however, on any June 30 annual closing date commencing on or after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on June 30, 2013 or September 30, 2014 , respectively, or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed.  In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account.  Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor.  Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to MW Bancorp, as the sole stockholder of Mt. Washington Savings Bank.

Material Income Tax Consequences

Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to Mt. Washington Savings Bank, MW Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Mt. Washington Savings Bank or MW Bancorp would prevail in a judicial proceeding.

Mt. Washington Savings Bank and MW Bancorp have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.
The conversion of Mt. Washington Savings Bank to an Ohio chartered stock savings and loan association will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.

2.	Mt. Washington Savings Bank will not recognize any gain or loss upon the receipt of money from MW Bancorp in exchange for shares of common stock of Mt. Washington Savings Bank.

3.
The basis and holding period of the assets received by Mt. Washington Savings Bank, in stock form, from Mt. Washington Savings Bank, in mutual form, will be the same as the basis and holding period in such assets immediately before the conversion.

4.	No gain or loss will be recognized by account holders of Mt. Washington Savings Bank, including Eligible Account Holders, Supplemental Eligible Account Holders and Other

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Members, upon the issuance to them of withdrawable deposit accounts in Mt. Washington Savings Bank, in stock form, in the same dollar amount and under the same terms as held at Mt. Washington Savings Bank, in mutual form.  In addition, Eligible Account Holders and Supplemental Eligible Account Holders will not recognize gain or loss upon receipt of an interest in a liquidation account in Mt. Washington Savings Bank in exchange for their ownership interests in Mt. Washington Savings Bank.

5.
The basis of the account holders deposit accounts in Mt. Washington Savings Bank, in stock form, will be the same as the basis of their deposit accounts in Mt. Washington Savings Bank, in mutual form.  The basis of the Eligible Account Holders and, Supplemental Eligible Account Holders interests in the liquidation account will be zero, which is the cost of such interest to such persons.

6.
It is more likely than not that the nontransferable subscription rights have no value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the shares of common stock in the offering.  Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of MW Bancorp common stock, provided that the amount to be paid for MW Bancorp common stock is equal to the fair market value of MW Bancorp common stock.

7.
The basis of the shares of MW Bancorp common stock purchased in the offering will be the purchase price.  The holding period of the MW Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

8.	No gain or loss will be recognized by MW Bancorp on the receipt of money in exchange for shares of MW Bancorp common stock sold in the offering.

In the view of Keller & Company, Inc. (which is acting as independent appraiser of the value of the shares of MW Bancorp common stock in connection with the conversion), the subscription rights do not have any value for the reasons set forth above.  Keller & Company, Inc.’s view is not binding on the Internal Revenue Service.  If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise the subscription rights in an amount equal to their value, and MW Bancorp could recognize gain on a distribution.  Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The Internal Revenue Service will not issue private letter rulings with respect to the issue of whether nontransferable rights have value.  Unlike private letter rulings, an opinion of counsel or the view of an independent appraiser is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein.  Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of Mt. Washington Savings Bank, the members of Mt. Washington Savings Bank, MW Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders and Other Members who exercise their subscription rights.  In the event of a disagreement, there

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can be no assurance that MW Bancorp or Mt. Washington Savings Bank would prevail in a judicial or administrative proceeding.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to MW Bancorp’s registration statement.  An opinion regarding the Ohio state income tax consequences consistent with the federal tax opinion has been issued by Crowe Horwath LLP, tax advisors to Mt. Washington Savings Bank and MW Bancorp.

Restrictions on Purchase or Transfer of Our Shares after Conversion

The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. All shares of common stock purchased in the offering by a director or an executive officer of MW Bancorp or Mt. Washington Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Additionally, in connection with the FDIC’s conditional approval to the conversion, Mt. Washington Savings Bank made a commitment to the FDIC that shares of common stock purchased in the offering by a director or an officer of Mt. Washington Savings Bank generally may not be sold for a period of three years following the closing of the conversion without the prior approval of the FDIC, except in the event of the death of the director or officer or in certain other limited cases. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of MW Bancorp also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the FDIC.  This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, to purchases of our common stock to fund stock options by one or more stock-based benefit plans or to any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

FDIC regulations prohibit MW Bancorp from repurchasing its shares of common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been ratified by stockholders (with ODFI and the FDIC approval) or tax-qualified employee stock benefit plans.

RESTRICTIONS ON ACQUISITION OF MW BANCORP, INC.

Although the board of directors of MW Bancorp is not aware of any effort that might be made to obtain control of MW Bancorp after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of MW Bancorp’s articles of incorporation and bylaws to protect the interests of MW Bancorp and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Mt. Washington Savings Bank, MW Bancorp or MW Bancorp’s stockholders.

The following discussion is a general summary of the material provisions of MW Bancorp’s articles of incorporation and bylaws, Mt. Washington Savings Bank’s Ohio stock constitution, articles of incorporation and bylaws, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description of certain of these provisions is necessarily general and, with respect to provisions contained in MW Bancorp’s articles of incorporation and bylaws and Mt. Washington Savings Bank’s Ohio stock constitution, articles of incorporation and bylaws, reference should be made in each case to the document in question, each of which is part of Mt.

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Washington Savings Bank’s application for conversion filed with the ODFI and the FDIC, and except for Mt. Washington Savings Bank’s Ohio stock constitution, articles of incorporation and bylaws, MW Bancorp’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

MW Bancorp’s Articles of Incorporation and Bylaws

MW Bancorp’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the Board of Directors or management of MW Bancorp more difficult.

Directors. The Board of Directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of our directors.  The bylaws establish qualifications for board members, including:

●	a prohibition on service as a director by a person who is a director, officer or a 10% shareholder of a competitor of Mt. Washington Savings Bank;

●
a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust that is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in an information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, which order is subject to public disclosure by such agency;

●
a prohibition on service as a director by a person who is party to any agreement or understanding that (i) provides such person with material benefits that are contingent upon MW Bancorp entering into a merger or similar transaction in which MW Bancorp is not the surviving entity, (ii) materially limits such person’s voting discretion with respect to MW Bancorp’s strategic direction, or (iii) materially impairs such person’s ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of MW Bancorp;

●
a prohibition on any person who has attained the age of 75 commencing a new term of service as a director, except that this age limitation does not apply to any person who was serving as a director on August 28, 2014 and who had attained 75 years of age on that date;

●
a requirement that any person proposed to serve as director (other than the initial directors and other than directors who are also officers of MW Bancorp or Mt. Washington Savings Bank) have maintained his or her principal residence within ten miles of an office of MW Bancorp or Mt. Washington Savings Bank for a period of at least one year immediately before his or her nomination or appointment to the Board of Directors;

●	a prohibition on service as a director by a person who has lost more than one election for service as a director of MW Bancorp; and

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●
a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.  Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers.  The articles of incorporation of MW Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of MW Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of MW Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

●	the economic effect, both immediate and long-term, upon MW Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

●
the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, MW Bancorp and its subsidiaries and on the communities in which MW Bancorp and its subsidiaries operate or are located;

●	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of MW Bancorp;

●	whether a more favorable price could be obtained for MW Bancorp’s stock or other securities in the future;

●	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of MW Bancorp and its subsidiaries;

●	the future value of the stock or any other securities of MW Bancorp or the other entity to be involved in the proposed transaction;

●	any antitrust or other legal and regulatory issues that are raised by the proposal;

●
the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

●
the ability of MW Bancorp to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

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If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings.  The bylaws provide that special meetings of stockholders can be called by only the Chairperson of the Board, the Vice Chairperson of the Board, a majority of the total number of directors that MW Bancorp would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.  The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.   The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.  The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the Board of Directors prior to the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors).

Restrictions on Removing Directors from Office.  The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of a majority of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Shareholder Nominations and Proposals. The bylaws provide that any shareholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of shareholders must submit written notice to MW Bancorp at least 90 days prior and not earlier than 120 days prior to the anniversary date of the proxy statement relating to the previous year’s annual meeting.  However, if less than 90 days’ prior public disclosure of the date of the meeting is given to shareholders and the date of the annual meeting  is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the preceding year’s annual meeting then shareholders must submit written notice to MW Bancorp no later than 10 days following the day on which public disclosure of the date of the meeting is first made in a press release, in a document filed with the Securities and Exchange Commission or on a website maintained by MW Bancorp, Inc.

Authorized but Unissued Shares.  After the conversion, MW Bancorp will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock of MW Bancorp, Inc.”  The articles of incorporation authorize one million shares of serial preferred stock.  MW Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares.  In addition, the articles of incorporation provide that a majority of the total number of directors that MW Bancorp would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that MW Bancorp has the authority to issue.  In the event of a proposed merger, tender offer or other attempt to gain control of MW Bancorp that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future

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attempt to gain control of MW Bancorp.  The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws.  Except as provided under “— Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that at least a majority of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)	The ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire MW Bancorp;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The provision regarding stockholder proposals and nominations;

(xi)	The indemnification of current and former directors and officers, as well as employees and other agents, by MW Bancorp;

(xii)	The limitation of liability of officers and directors to MW Bancorp for money damages; and

(xiii)
The provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xii) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that MW Bancorp would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the

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votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Mt. Washington Savings Bank’s Stock Constitution

The stock constitution of Mt. Washington Savings Bank provides that for a period of five years from the closing of the conversion and offering, no person (including a group acting in concert) other than MW Bancorp, Inc. may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Mt. Washington Savings Bank. This provision does not apply to any tax-qualified employee benefit plan of Mt. Washington Savings Bank or MW Bancorp, or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Mt. Washington Savings Bank or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Mt. Washington Savings Bank.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to shareholders for a vote.

Conversion Regulations

ODFI and the FDIC regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the FDIC, no person may

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make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The FDIC has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a savings and loan association or its holding company, or an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition.  In addition, Federal Reserve Board regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Federal Reserve Board.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Federal Reserve Board that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.

Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under Federal Reserve Board regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Federal Reserve Board, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings and loan holding company’s stock who do not intend to participate in or seek to exercise control over a savings and loan holding company’s management or policies may qualify for a safe harbor by filing with the Federal Reserve Board a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Federal Reserve Board, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Federal Reserve Board may prohibit an acquisition of control if it finds, among other things, that:

●	the acquisition would result in a monopoly or substantially lessen competition;

155

●	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

●	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

●	the acquisition would have an adverse effect on the FDIC’s Deposit Insurance Fund.

In addition, a savings and loan holding company must obtain the approval of the Federal Reserve Board prior to acquiring voting control of more than 5% of any class of voting stock of another savings bank or another savings bank holding company.

DESCRIPTION OF CAPITAL STOCK OF MW BANCORP, INC.

General

MW Bancorp is authorized to issue 30,000,000 shares of common stock, par value of $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. MW Bancorp currently expects to issue in the offering up to 977,500 shares of common stock.  MW Bancorp will not issue shares of preferred stock in the stock offering.  Each share of MW Bancorp common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in accordance with the plan of conversion all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of MW Bancorp will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other government agency.

Common Stock

Dividends. MW Bancorp can pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if MW Bancorp were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution.  The holders of common stock of MW Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor.  If MW Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of MW Bancorp will have exclusive voting rights in MW Bancorp.  They will elect MW Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors.  Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of MW Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit.  If MW Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

156

As an Ohio stock savings and loan association, corporate powers and control of Mt. Washington Savings Bank will be vested in its board of directors, who elect the officers of Mt. Washington Savings Bank and who fill any vacancies on the board of directors. Voting rights of Mt. Washington Savings Bank will be vested exclusively in the owners of the shares of capital stock of Mt. Washington Savings Bank, which will be MW Bancorp, and voted at the direction of MW Bancorp’s board of directors.  Consequently, the holders of the common stock of MW Bancorp will not have direct control of Mt. Washington Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Mt. Washington Savings Bank, MW Bancorp, as the holder of 100% of Mt. Washington Savings Bank’s capital stock, would be entitled to receive all assets of Mt. Washington Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Mt. Washington Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders.  In the event of liquidation, dissolution or winding up of MW Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of MW Bancorp available for distribution.  If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of MW Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors.  The common stock is not subject to redemption.

Preferred Stock

None of the shares of MW Bancorp’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for MW Bancorp’s common stock will be Computershare Trust Company, N.A., Canton, Massachusetts.

CHANGE IN ACCOUNTANTS

Prior to this stock offering, the financial statements of Mt. Washington Savings Bank for the years ended June 30, 2013 and 2012 were audited by BKD LLP, in accordance with AICPA standards.  At the time BKD LLP performed audit services for Mt. Washington Savings Bank, Mt. Washington Savings Bank was not a public company and was not subject to Securities and Exchange Commission regulations.

In connection with this offering, on March 4, 2014, Mt. Washington Savings Bank dismissed BKD LLP and, on June 2, 2014, Mt. Washington Savings Bank engaged Crowe Horwath LLP, an independent registered public accounting firm, to audit its financial statements as of and for the years ended June 30, 2014 and 2013.  These financial statements, including Crowe Horwath LLP’s audit report thereon, are included in this prospectus.  Prior to engaging Crowe Horwath LLP, Mt. Washington Savings Bank did not consult with Crowe Horwath LLP during the years ended June 30, 2014 and 2013 on the

157

application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Mt. Washington Savings Bank’s financial statements, or any other matter that was the subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event as that term is defined in Item 304(a)(1)(v) of Item 304 and the related instructions.  The engagement of Crowe Horwath LLP was approved by the audit committee of the Board of Directors of Mt. Washington Savings Bank.

BKD LLP’s reports on the financial statements of Mt. Washington Savings Bank for the years ended June 30, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.  Mt. Washington Savings Bank had no disagreements with BKD LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused BKD LLP to make reference in connection with its opinion to the subject matter of the disagreement during its audits of the years ended June 30, 2013 and 2012.  During the two most recent fiscal years preceding Mt. Washington Savings Bank’s discharge of BKD LLP, and the subsequent interim period through March 4 2014, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

BKD LLP was provided with a copy of the above statements on or about September 10, 2014, and Mt. Washington Savings Bank requested that it furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with these statements. BKD LLP has furnished a letter dated September 23, 2014 addressed to the Securities and Exchange Commission and filed as Exhibit 16 to MW Bancorp’s registration statement stating its agreement with the above statements as they relate to BKD LLP.

EXPERTS

The financial statements of Mt. Washington Savings Bank as of June 30, 2014 and 2013, and for the years then ended, have been included herein in reliance upon the report of Crowe Horwath LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing.

Keller & Company, Inc. has consented to the publication herein of the summary of its report to MW Bancorp setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to MW Bancorp and Mt. Washington Savings Bank, has issued to MW Bancorp its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion.  Crowe Horwath LLP has provided an opinion to us regarding the Ohio state income tax consequences of the conversion.  Certain legal matters will be passed upon for Sterne, Agee & Leach, Inc. by Kilpatrick Townsend & Stockton LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

MW Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at

158

prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including MW Bancorp.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Mt. Washington Savings Bank has filed with the ODFI and the FDIC an application with respect to the conversion.  This prospectus omits certain information contained in the application filed by Mt. Washington Savings Bank. Mt. Washington Savings Bank’s application may be examined at the Chicago Regional Office of the FDIC located at 300 S. Riverside Plaza, Suite 1700, Chicago, Illinois 60606, or the ODFI located at 77 South High Street, 21st Floor, Columbus, Ohio  43215.  A copy of the plan of conversion is available for your review at Mt. Washington Savings Bank’s office.

In connection with the offering, MW Bancorp will register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and, upon such registration, MW Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934.  Under the plan of conversion, MW Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the offering.

159

INDEX TO FINANCIAL STATEMENTS OF
MT. WASHINGTON SAVINGS BANK

* * *

Separate financial statements for MW Bancorp have not been included in this prospectus because MW Bancorp has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

F-1

Report of Independent Registered Public Accounting Firm

Audit Committee and Board of Directors.
Mt. Washington Savings Bank
Cincinnati, Ohio

We have audited the accompanying balance sheets of Mt. Washington Savings Bank (“Company”) as of June 30, 2014 and 2013, and the related statements of operations, comprehensive loss, changes in equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Columbus, Ohio
September 8, 2014

F-2

Mt. Washington Savings Bank
Balance Sheets
June 30, 2014 and 2013
(In Thousands)

	June 30,
	2014	2013

Assets

Cash and due from banks	$1,793	$888
Interest-bearing demand deposits	2,677	3,176

Cash and cash equivalents	4,470	4,064

Interest-bearing time deposits in other financial institutions	3,998	2,250
Available-for-sale securities	5,416	11,517
Held-to-maturity securities (fair value 2014 - $2,326)	2,374	-
Loans, net of allowance for loan losses of $1,537 and $1,398	67,284	58,732
Premises and equipment, net	385	282
Federal Home Loan Bank stock, at cost	1,164	1,164
Foreclosed assets, net	158	812
Accrued interest receivable	187	162
Company owned life insurance	3,282	3,188
Other assets	395	251

Total assets	$89,113	$82,422

Liabilities and Equity

Liabilities
Deposits
Demand and money market	$5,597	$406
Savings	9,058	11,062
Time	46,055	47,716
Total deposits	60,710	59,184

Federal Home Loan Bank advances	17,333	11,579
Directors deferred compensation	2,012	2,035
Other liabilities	229	344
Total liabilities	80,284	73,142

Commitments and Contigent Liabilities	-	-

Equity
Retained earnings	8,922	9,404
Accumulated other comprehensive loss	(93)	(124)
Total equity	8,829	9,280

Total liabilities and equity	$89,113	$82,422

See Notes to Financial Statements

F-3

Mt. Washington Savings Bank
Statements of Operations
Years Ended June 30, 2014 and 2013
(In Thousands)

	Years Ended June 30,
	2014	2013
Interest Income
Loans, including fees	$2,710	$2,773
Taxable securities	165	321
Tax exempt securities	26	30
Interest-bearing deposits	80	70

Total interest income	2,981	3,194

Interest Expense
Deposits	711	771
Federal Home Loan Bank advances	210	175
Total interest expense	921	946

Net Interest Income	2,060	2,248

Provision for Loan Losses	290	1,144

Net Interest Income After Provision for Loan Losses	1,770	1,104

Noninterest Income
Gain on sale of securities	3	164
Gain on sale of loans	19	1
Gain on sale of foreclosed assets, net	143	48
Income from Company owned life insurance	94	91
Other-than-temporary impairment loss
Total impairment loss	-	(209)
Loss recognized in other comprehensive income	-	-
Net impairment loss recognized in earnings	-	(209)
Other operating	32	69
Total noninterest income	291	164

Noninterest Expense
Salaries, employee benefits and directors fees	1,387	1,378
Directors deferred compensation benefits	-	1,266
Occupancy and equipment	161	147
Data processing	102	357
Franchise taxes	106	155
FDIC insurance premiums	77	115
Professional services	209	456
Advertising	57	70
Office supplies	36	50
Business entertainment	33	43
Impairment losses on foreclosed assets	46	320
Other	358	208
Total noninterest expense	2,572	4,565

Loss Before Federal Income Taxes (Benefits)	(511)	(3,297)

Federal Income Tax Expense (Benefit)	(29)	-

Net Loss	$(482)	$(3,297)

See Notes to Financial Statements

F-4

Mt. Washington Savings Bank
Statements of Comprehensive Loss
Years Ended June 30, 2014 and 2013
(In Thousands)

	Years Ended June 30,
	2014	2013

Net loss	$(482)	$(3,297)

Other comprehensive income (loss):
Unrealized holding gains (losses) on securities available for sale	89	(282)

Net unrealized holding loss at time of transfer for available-for-sale securities transferred to held-to-maturity	(31)	-

Amortization of net unrealized holding loss on held-to-maturity securities	5	-

Reclassification adjustment for other-than-temporary impairment recognized on equity security	-	209

Reclassification adjustment for realized gains included in net loss	(3)	(164)

Net unrealized gains (losses)	60	(237)
Tax effect	(29)	-
Total other comprehensive income (loss)	31	(237)

Comprehensive loss	$(451)	$(3,534)

See Notes to Financial Statements

F-5

Mt. Washington Savings Bank
Statements of Changes in Equity
Years Ended June 30, 2014 and 2013
(In Thousands)

		Accumulated
		Other
	Retained	Comprehensive	Total
	Earnings	Income (Loss)	Equity

Balance at July 1, 2012	$12,701	$113	$12,814

Net loss for the year ended June 30, 2013	(3,297)	-	(3,297)

Other comprehensive loss	-	(237)	(237)

Balance at June 30, 2013	9,404	(124)	9,280

Net loss for the year ended June 30, 2014	(482)	-	(482)

Other comprehensive income	-	31	31

Balance at June 30, 2014	$8,922	$(93)	$8,829

See Notes to Financial Statements

F-6

Mt. Washington Savings Bank
Statements of Cash Flows
Years Ended June 30, 2014 and 2013
(In Thousands)

	Years Ended June 30,
	2014	2013
Cash Flows from Operating Activities
Net loss	$(482)	$(3,297)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization	87	49
Amortization of premiums and discounts on securities, net	86	86
Amortization of deferred loan origination fees and costs, net	(35)	(20)
Provision for loan losses	290	1,144
Gain on sale of securities	(3)	(164)
Other-than-temporary impairment on equity security	-	209
Gain on sale of loans	(19)	(1)
Proceeds from sales of loans	900	119
Loans originated for sale	(884)	(118)
Gain on sale of foreclosed assets	(143)	(48)
Impairment loss on foreclosed assets	13	218
Net changes in:
Accrued interest receivable	(25)	41
Other assets	(170)	(75)
Cash surrender value of life insurance	(94)	(91)
Other liabilities	(86)	149
Directors deferred compensation	(23)	1,240
Prepaid income taxes	-	248
Net cash from operating activities	(588)	(311)

Cash Flows from Investing Activities
Net change in interest-bearing deposits	(1,748)	(2,250)
Purchases of available-for-sale securities	(5,117)	(6,084)
Proceeds from maturities of available-for-sale securities	900	2,114
Principal repayments from maturities of held-to-maturity securities	516	-
Proceeds from sales of available-for-sale securities	6,613	5,707
Principal repayments from available-for-sale mortgage-backed securities	792	1,280
Net change in loans	(8,771)	(3,142)
Purchase of premises and equipment	(190)	(155)
Proceeds from sale of foreclosed assets	719	623
Purchase of Company owned life insurance policies	-	(300)
Net cash from investing activities	(6,286)	(2,207)

Cash Flows from Financing Activities
Net change in deposits	1,526	(2,570)
Proceeds from Federal Home Loan Bank advances	8,000	3,000
Repayment of Federal Home Loan Bank advances	(2,246)	(1,512)
Net cash from financing activities	7,280	(1,082)

Net Change in Cash and Cash Equivalents	406	(3,600)

Beginning Cash and Cash Equivalents	4,064	7,664

Ending Cash and Cash Equivalents	$4,470	$4,064

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest on deposits and borrowings	$916	$934
Federal income taxes (refunds)	$-	$(261)

Supplemental Disclosure of Noncash Investing Activities
Transfer of securities from available for sale to held to maturity at fair value	$2,893	$-
Transfers from loans to foreclosed assets	$158	$1,383
Transfers from foreclosed assets to loans	$128	$-
Sale and financing of foreclosed assets	$66	$330

See Notes to Financial Statements

F-7

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Mt. Washington Savings Bank (“Company”) conducts a general banking business in southwestern Ohio which primarily consists of attracting deposits from the general public and applying those funds to the origination of loans for residential, consumer and nonresidential purposes.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of deferred tax assets and fair values of financial instruments.

Operating Segments

While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis.  Operating segments are aggregated into one as operating results for all segments are similar.  Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents are defined as cash and due from banks and interest-bearing deposits with original terms to maturity of less than ninety days.   Net cash flows are reported for customer loan and deposit transactions and interest-bearing deposits in other financial institutions.

Cash on hand was required to meet regulatory reserve requirements.

From time to time, the Company’s interest-bearing cash accounts may exceed the FDIC’s insured limit of $250,000.

Interest-Bearing Time Deposits in Other Financial Institutions

Interest-bearing time deposits in other financial institutions mature through fiscal 2017 and are carried at cost.

F-8

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost.  Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of tax.  Interest income includes amortization of purchase premium or discount.  Premiums and discounts on securities are recognized in interest income using the level-yield method over the terms of the securities, without anticipating prepayments, except for mortgage backed securities where prepayments are anticipated.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation.  For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer.  Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings.  For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: 1) OTTI related to credit loss, which must be recognized in the statement of operations and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis.

For equity securities, when the Company does not expect the fair value of the security to fully recover, the security is deemed other-than-temporarily impaired.  The Company recognizes an impairment loss when the impairment is deemed other than temporary even if a decision to sell has not been made.

The other-than-temporary impairment that the Company recognized in fiscal year ended June 30, 2013 related to a certain equity security held.  This security was sold in July 2013.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Mortgage loans held for sale are sold with either servicing rights retained or servicing rights released, determined on a loan-by-loan basis.  The carrying value of mortgage loans sold with servicing retained is reduced by the amount allocated to the servicing right.  Mortgage servicing rights recorded by the Company are not material for the fiscal years ended June 30, 2014 and 2013.  Gains and losses on loan sales are recorded in

F-9

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for charge-offs, the allowance for loan losses and any unamortized deferred fees or costs on originated loans.

Interest income is accrued based on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and amortized as a level yield adjustment over the respective term of the loan without anticipating prepayments.

For all loan classes, the accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Past due status is based on contractual terms of the loan.  For all loan classes, the entire balance of the loan is considered past due if the minimum payment contractually required to be paid is not received by the contractual due date.  For all loan classes, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful. Nonaccrual loans and loans past due 90 days still on accrual include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

For all loan classes, all interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.  The Company requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

When cash interest payments are received on impaired loans in each loan class, the Company records the payment as interest income unless collection of the remaining recorded principal amount is doubtful, at which time payments are used to reduce the principal balance of the loan.

Concentration of Credit Risk

Most of the Company’s business activity is with customers located within Hamilton County, Ohio.  Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy in the Hamilton County area.

Allowance for Loan Losses

The allowance for loan losses is a valuation allowance for probable incurred credit losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values,

F-10

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

economic conditions, and other factors.  Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

The allowance consists of specific and general components.  The specific component relates to loans that are individually classified as impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans for which the terms have been modified resulting in a concession, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired.

Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Commercial real estate loans are individually evaluated for impairment.  If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan’s existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures.

Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception.  If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

The general component covers non-impaired loans and is based on historical loss experience adjusted for current factors.  The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Company over the most recent twelve quarters. All periods are evenly weighted within the twelve quarter loss history. The methodology used in calculation of loss factors is consistently applied to all loan segments.

This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment.  These economic factors include consideration of the following:  levels of and trends in delinquencies and impaired loans; levels of and trends in charge-offs and recoveries; trends in volume and terms of loans; effects of any changes in risk selection and underwriting standards; other changes in lending policies, procedures, and practices; experience, ability, and depth of lending management and other relevant staff; national and local economic trends and conditions; industry conditions; and effects of changes in credit concentrations.

F-11

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished.  Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation.  Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.  The estimated useful lives of depreciable assets is 39 years for buildings, 10 years for building improvements, and three to seven years for furniture, fixtures and equipment.  Maintenance and repairs are expensed and major improvements are capitalized.

Federal Home Loan Bank Stock

Federal Home Loan Bank (“FHLB”) stock is a required investment for institutions that are members of the FHLB system.  The required investment in the common stock is based on a predetermined formula, carried at cost classified as a restricted security and evaluated for impairment based on ultimate recovery of par value.  Both cash and stock dividends are reported as income.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management primarily through an independent appraisal or valuation and the assets are carried at the lower of carrying amount or fair value less cost to sell.   If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense.  Operating costs after acquisition are expensed, net.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes).  The income tax accounting guidance results in two components of income tax expense:  current and deferred.  Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Company determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and

F-12

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination.  The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to the management’s judgment.

The Company is no longer subject to tax examinations by tax authorities for years before 2011.  As of June 30, 2014, the Company had no material uncertain tax positions. The Company recognizes interest and/or penalties related to income tax matters in income tax expense.

The Company has established a full valuation allowance for its net deferred tax asset as of June 30, 2014 and 2013.  See Note 8, Income Taxes, for further information.

Company Owned Life Insurance

The cash surrender value of Company owned life insurance policies represents the value of life insurance policies on certain officers of the Company for which the Company is the beneficiary.  The Company accounts for these assets using the cash surrender value method in determining the carrying value of the insurance policies.

Comprehensive Income (Loss)

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes.  Other comprehensive income includes unrealized appreciation (depreciation) on available-for-sale securities, including those for which a portion of an other-than-temporary impairment has been recognized in income, along with the unamortized discount related to investment securities transferred from available for sale to held to maturity.

Fair Value of Financial Instruments

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note.  Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other

F-13

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

factors, especially in the absence of broad markets for particular items.  Changes in assumptions or in market conditions could significantly affect these estimates.

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated.  Management does not believe there are such matters that will have a material effect on the financial statements.

Loan Commitments and Related Financial Instruments

Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and commercial letters of credit, issued to meet customer financing needs.  The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.  Such financial instruments are recorded when they are funded.

F-14

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Note 2:	Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Valu e
	(In thousands)
Available-for-sale Securities:
June 30, 2014
U. S. Government agency bonds	$500	$2	$-	$502
Mortgage-backed securities of U.S. government sponsored entities - residential	4,896	22	(4)	4,914

	$5,396	$24	$(4)	$5,416

June 30, 2013
Mortgage-backed securities of U.S. government sponsored entities - residential	$5,906	$33	$(103)	$5,836
State and political subdivisions	899	20	-	919
Corporate securities	1,216	-	(16)	1,200
Equity securities	3,562	-	-	3,562

	$11,583	$53	$(119)	$11,517

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
Held-to-maturity Securities:
June 30, 2014
Mortgage-backed securities of U.S. government sponsored entities - residential	$2,374	$-	$(48)	$2,326

F-15

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The Company’s 2013 equity securities consisted of a dividend and income focused mutual fund.  For the fiscal year ended June 30, 2013, the Company recognized a $209,000 pre-tax charge for the other-than-temporary decline in fair value.  When a decline in fair value below cost is deemed to be other-than-temporary, the unrealized loss must be recognized as a charge to operations as the difference between the amortized cost basis of the equity security and its fair value.  The equity security was subsequently sold in July of 2013.  The sale did not result in any additional recognized gain or loss.  There was no other-than-temporary impairment recognized in accumulated other comprehensive income as of June 30, 2014 or 2013 related to securities available for sale or held to maturity.

The amortized cost and fair value of available-for-sale securities and held-to-maturity securities at June 30, 2014, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.  Securities not due at a single maturity date are shown separately.

		June 30, 2014
	Available-for-sale		Held-to-maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
		(In thousands)
Within one year	$-	$-	$-	$-
One to five years	-	-	-	-
Five to ten years	500	502	-	-
Beyond ten years	-	-	-	-
	500	502	-	-
Mortgage-backed securities of U.S. government sponsored entities - residential	4,896	4,914	2,374	2,326

Totals	$5,396	$5,416	$2,374	$2,326

Proceeds from sales of investment securities totaled $6.6 million during the year ended June 30, 2014, resulting in gross realized gains of $15,000 and gross realized losses of $12,000 on such sales.

Proceeds from sales of investment securities totaled $5.7 million during the year ended June 30, 2013, resulting in gross realized gains of $176,000 and gross realized losses of $12,000 on such sales.

The Company had not pledged any of its investment securities at June 30, 2014 and 2013.

F-16

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

At June 30, 2014, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of the Company’s equity.  At June 30, 2013, there were no holdings of securities of any one issuer, other than the mutual fund investment and U.S. Government and its agencies, in an amount greater than 10% of the Company’s equity.

On August 1, 2013, the Company reclassified its collateralized mortgage obligation portfolio to held-to-maturity from available-for sale because management now intends to hold these securities to maturity.  The securities had a total amortized cost of $2.925 million and a corresponding fair value of $2.893 million, therefore the gross unrealized loss on these securities at the date of transfer was $31,000. The unrealized holding loss at the time of transfer continues to be reported in accumulated other comprehensive income and is amortized over the remaining lives of the securities as an adjustment of the yield. The amortization of the unamortized holding loss reported in accumulated other comprehensive income (loss) will offset the effect on interest income of the discount for the transferred securities. The remaining unamortized balance of the losses for the securities transferred from available-for-sale to held-to-maturity was $26,000 at June 30, 2014.

The following tables show the Company’s investments’ gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment class and length of time that individual securities have been in a continuous unrealized loss position at June 30, 2014 and 2013:

	Less than 12 Months		12 Months or Longer		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
			(In thousands)
June 30, 2014
Available-for-sale Securities:
Mortgage-backed securities of U.S. sponsored entities - residential	$1,365	$(4)	$-	$-	$1,365	$(4)

Held-to-maturity Securities:
Mortgage-backed securities - of U.S. sponsored entities - residential	2,326	(48)	-	-	2,326	(48)

	$3,691	$(52)	$-	$-	$3,691	$(52)

June 30, 2013
Available-for-sale Securities:
Mortgage-backed securities of U.S. sponsored entities - residential	$2,563	$(103)	$-	$-	$2,563	$(103)
Corporate securities	1,200	(16)	-	-	1,200	(16)

	$3,763	$(119)	$-	$-	$3,763	$(119)

F-17

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Other-than-temporary Impairment

At June 30, 2014, all of the mortgage-backed securities held by the Company were issued by U.S. government-sponsored entities and agencies, primarily Fannie Mae and Ginnie Mae, institutions which the government has affirmed its commitment to support. Because the decline in fair value is attributable to changes in interest rates, and not credit quality, and because the Company does not have the intent to sell these mortgage-backed securities and it is likely that it will not be required to sell the securities before their anticipated recovery, the Company does not consider these securities to be other-than-temporarily impaired at June 30, 2014 and 2013.

Note 3:	Loans and Allowance for Loan Losses

Loans at June 30, 2014 and 2013 include:

	2014	2013
	(In thousands)
Real estate loans
One- to four-family residential	$54,069	$53,556
Multi-family residential	2,124	540
Commercial	8,998	4,918
Construction	2,796	745
Consumer and other	812	367

Total loans	68,799	60,126

Less:
Net deferred loan costs	(22)	(4)
Allowance for loan losses	1,537	1,398

Net loans	$67,284	$58,732

The risk characteristics applicable to each segment of the loan portfolio are described below:

Residential Real Estate including Construction

Residential mortgage loans are secured by one-to-four family residences and are comprised of owner-occupied and non-owner-occupied loans. Construction real estate loans are usually based upon estimates of costs and estimated value of the completed project and include independent appraisal reviews and a financial analysis of the developers and property owners. Sources of repayment of these loans may include permanent loans, sales of developed property or an interim loan commitment from the Company until permanent financing is obtained. The Company

F-18

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

generally establishes a maximum loan-to-value ratio and requires private mortgage insurance if that ratio is exceeded.  Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas, such as unemployment levels.  Repayment can also be impacted by changes in property values or residential properties.  Risk is mitigated by the fact that loans are of smaller individual amounts and spread over a large number of borrowers.

Multi-family Residential Real Estate

Multi-family real estate loans generally involve a greater degree of credit risk than one-to-four family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income-producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate is typically dependent upon the successful operation of the related real estate property. If the cash flow from the project is reduced, the borrower’s ability to repay the loan may be impaired.

Commercial Real Estate

Commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate.  Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan.  Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy.  The characteristics of properties securing the Company’s real estate portfolio are diverse, but with geographic location almost entirely in the Company’s market area.  Management monitors and evaluates commercial real estate loans based on collateral, geography and risk grade criteria.  In general, the Company avoids financing single purpose projects unless other underwriting factors are present to help mitigate risk.

Consumer Loans

Consumer loans entail greater credit risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles.

F-19

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The following tables present by portfolio segment, the activity in the allowance for loan losses for the years ended June 30, 2014 and 2013, and the recorded investment in loans and impairment method as of June 30, 2014 and 2013:

				June 30, 2014
		Real Estate
	1-4 Family	1-4 Family
	Owner	Non-Owner	Multi-
	Occupied	Occupied	family	Commercial	Construction	Consumer	Total
	(In thousands)

Allowance for loan losses:
Balance, July 1, 2013	$1,008	$273	$19	$77	$15	$6	$1,398
Provision for loan losses	189	5	14	50	41	(9)	290
Charge-offs	(141)	-	-	(25)	-	-	(166)
Recoveries	9	-	-	3	-	3	15

Balance, June 30, 2014	$1,065	$278	$33	$105	$56	$-	$1,537

Allowance for loan losses:
Ending balance, individually evaluated for impairment	$205	$114	$-	$-	$-	$-	$319

Ending balance, collectively evaluated for impairment	$860	$164	$33	$105	$56	$-	$1,218

Loans:
Ending balance	$45,255	$8,814	$2,124	$8,998	$2,796	$812	$68,799

Ending balance; individually evaluated for impairment	$1,810	$340	$-	$159	$-	$-	$2,309

Ending balance; collectively evaluated for impairment	$43,445	$8,474	$2,124	$8,839	$2,796	$812	$66,490

F-20

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

				June 30, 2013
		Real Estate
	1-4 Family	1-4 Family
	Owner	Non-Owner	Multi-
	Occupied	Occupied	family	Commercial	Construction	Consumer	Total
	(In thousands)

Allowance for loan losses:
Balance, July 1, 2012	$947	$790	$20	$29	$-	$2	$1,788
Provision for loan losses	236	729	(1)	163	15	2	1,144
Charge-offs	(250)	(1,294)	-	(115)	-	-	(1,659)
Recoveries	75	48	-	-	-	2	125

Balance, June 30, 2013	$1,008	$273	$19	$77	$15	$6	$1,398

Allowance for loan losses:
Ending balance, individually evaluated for impairment	$90	$100	$-	$-	$-	$-	$190

Ending balance, collectively evaluated for impairment	$918	$173	$19	$77	$15	$6	$1,208

Loans:
Ending balance	$44,739	$8,817	$540	$4,918	$745	$367	$60,126

Ending balance; individually evaluated for impairment	$1,618	$461	$-	$167	$-	$-	$2,246

Ending balance; collectively evaluated for impairment	$43,121	$8,356	$540	$4,751	$745	$367	$57,880

F-21

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Internal Risk Categories

The Company has adopted a standard loan grading system for all loans.  Loans are selected for a grading review based on certain characteristics, including concentrations of credit, subprime criteria and upon delinquency of 90 days or more.  Definitions are as follows:

Pass: Loans categorized as Pass are higher quality loans that do not fit any of the other categories described below.

Special Mention: The loans identified as special mention have an obvious flaw or a potential weakness that deserves special management attention, but which has not yet impacted collectability.  These flaws or weaknesses, if left uncorrected, may result in the deterioration of the prospects of repayment or the deterioration of the Company’s credit position.

Substandard: These are loans with a well-defined weakness, where the Company has a serious concern about the borrower’s ability to make full repayment if the weaknesses are not corrected.  The loan may contain a flaw, which could impact the borrower’s ability to repay, or the borrower’s continuance as a “going concern”.  When collateral values are not sufficient to secure the loan and other weaknesses are present, the loan may be rated substandard.  A loan will also be graded substandard when full repayment is expected, but it must come from the liquidation of collateral.  One-to-four family residential real estate loans and home equity loans that are past due 90 days or more with loan to value ratios greater than 60 percent should be classified as substandard.

Doubtful: These are loans with major defined weaknesses, where future charge off of a part of the credit is highly likely.  The primary repayment source is no longer viable and the viability of the secondary source of repayment is in doubt.  The amount of loss is uncertain due to circumstances within the credit that are not yet fully developed and the loan is rated “Doubtful” until the loss can be accurately estimated.

Loss: These are near term charge offs.  Loans classified as loss are considered uncollectible and of such little value that it is not desirable to continue carrying them as assets on the Company’s financial statements, even though partial recovery may be possible at some future time.

F-22

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The following tables present the credit risk profile of the Company’s loan portfolio based on internal rating category and payment activity as of June 30, 2014 and 2013:

				June 30, 2014
		Real Estate
	1-4 Family	1-4 Family
	Owner	Non-Owner	Multi-
	Occupied	Occupied	family	Commercial	Construction	Consumer	Total
	(In thousands)

Pass	$43,724	$8,434	$2,124	$8,998	$2,796	$812	$66,888
Special mention	-	-	-	-	-	-	-
Substandard	1,531	380	-	-	-	-	1,911
Doubtful	-	-	-	-	-	-	-

Total	$45,255	$8,814	$2,124	$8,998	$2,796	$812	$68,799

				June 30, 2013
		Real Estate
	1-4 Family	1-4 Family
	Owner	Non-Owner	Multi-
	Occupied	Occupied	family	Commercial	Construction	Consumer	Total
	(In thousands)

Pass	$42,196	$8,022	$540	$4,749	$745	$367	$56,619
Special mention	903	-	-	2	-	-	905
Substandard	1,640	795	-	167	-	-	2,602
Doubtful	-	-	-	-	-	-	-

Total	$44,739	$8,817	$540	$4,918	$745	$367	$60,126

The Company has a portfolio of loans designated as subprime, defined as those loans made to borrowers with a lower credit score.  These loans are primarily secured by 1-4 family real estate, including both owner-occupied and non-owner occupied properties.  Subprime loans totaled $9.3 million and $10.9 million at June 30, 2014 and 2013, respectively.

The Company evaluates the loan risk grading system definitions and allowance for loan losses methodology on an ongoing basis.  No significant changes were made to either during the past year.

F-23

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The following tables present the Company’s loan portfolio aging analysis of the recorded investment in loans as of June 30, 2014 and 2013:

				June 30, 2014
							Total Loans >
	30-59 Days	60-89 Days	Greater Than	Total		Total Loans	90 Days &
	Past Due	Past Due	90 Days	Past Due	Current	Receivable	Accruing
				(In thousands)
Real estate
1-4 family owner-occupied	$430	$-	$402	$832	$44,423	$45,255	$-
1-4 family non-owner occupied	-	-	-	-	8,814	8,814	-
Multi-family residential	-	-	-	-	2,124	2,124	-
Commercial	-	-	-	-	8,998	8,998	-
Construction	-	-	-	-	2,796	2,796	-
Consumer and other	-	-	-	-	812	812	-

Total	$430	$-	$402	$832	$67,967	$68,799	$-

				June 30, 2013
							Total Loans >
	30-59 Days	60-89 Days	Greater Than	Total		Total Loans	90 Days &
	Past Due	Past Due	90 Days	Past Due	Current	Receivable	Accruing
				(In thousands)
Real estate
1-4 family owner-occupied	$937	$611	$160	$1,708	$43,031	$44,739	$-
1-4 family non-owner occupied	83	-	-	83	8,734	8,817	-
Multi-family residential	-	-	-	-	540	540	-
Commercial	106	-	-	106	4,812	4,918	-
Construction	-	-	-	-	745	745	-
Consumer and other	-	-	-	-	367	367	-

Total	$1,126	$611	$160	$1,897	$58,229	$60,126	$-

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.  Impaired loans include nonperforming multi-family and commercial loans but also include loans modified in troubled debt restructurings.

F-24

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The following tables present impaired loans as of and for the years ended June 30, 2014 and 2013:

		As of and for the year ended June 30, 2014
			Allowance
		Unpaid	for Loan	Average	Interest
	Recorded	Principal	Losses	Recorded	Income
	Investment	Balance	Allocated	Investment	Recognized
			(In thousands)
Loans with no related allowance recorded:
Real estate
1-4 family owner-occupied	$918	$1,003	$-	$944	$11
1-4 family non-owner occupied	102	114	-	106	-
Multi-family residential	-	-	-	-	-
Commercial	159	159	-	177	12
Construction	-	-	-	-	-
Consumer and other	-	-	-	-	-

Loans with an allowance recorded:
Real estate
1-4 family owner-occupied	892	905	215	814	16
1-4 family non-owner occupied	238	263	104	354	-
Multi-family residential	-	-	-	-	-
Commercial	-	-	-	-	-
Construction	-	-	-	-	-
Consumer and other	-	-	-	-	-

Totals	$2,309	$2,444	$319	$2,395	$39

F-25

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

		As of and for the year ended June 30, 2013
			Allowance
		Unpaid	for Loan	Average	Interest
	Recorded	Principal	Losses	Recorded	Income
	Investment	Balance	Allocated	Investment	Recognized
			(In thousands)
Loans with no related allowance recorded:
Real estate
1-4 family owner-occupied	$1,167	$1,332	$-	$1,458	$17
1-4 family non-owner occupied	203	213	-	214	3
Multi-family residential	-	-	-	-	-
Commercial	167	181	-	184	-
Construction	-	-	-
Consumer and other	-	-	-	-	-

Loans with an allowance recorded:
Real estate
1-4 family owner-occupied	451	462	90	464	5
1-4 family non-owner occupied	258	271	100	274	-
Multi-family residential	-	-	-	-	-
Commercial	-	-	-	-	-
Construction	-	-	-	-	-
Consumer and other	-	-	-	-	-

Totals	$2,246	$2,459	$190	$2,594	$25

The recorded investment in loans excludes accrued interest receivable and loan origination fees, net due to immateriality.  For purposes of this disclosure, the unpaid principal balance is not reduced for partial charge-offs.

Interest income recognized on a cash basis was not materially different than interest income recognized.

F-26

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The following table presents the Company’s nonaccrual loans at June 30, 2014 and 2013.  The table excludes performing troubled debt restructurings.

	2014	2013

Real estate
1-4 family owner-occupied	$1,099	$1,481
1-4 family non-owner occupied	340	345
Multi-family residential	-	-
Commercial	-	-
Construction	-	-
Consumer and other	-	-

Total nonaccrual	$1,439	$1,826

At June 30, 2014 and 2013, the Company had certain loans that were modified in troubled debt restructurings and impaired.  The modification of terms of such loans included one or a combination of the following: an extension of maturity, a reduction of the stated interest rate or a permanent reduction of the recorded investment in the loan.  The Company had loans modified in a troubled debt restructuring totaling $1.7 million and $1.8 million at June 30, 2014 and 2013, respectively.  Troubled debt restructured loans had specific allowances totaling $148,000 and $169,000 at June 30, 2014 and 2013, respectively.  The Company had no commitments to lend additional funds on troubled debt restructured loans at June 30, 2014 and 2013.

The following tables present information regarding troubled debt restructurings by class for the years ended June 30, 2014 and 2013.  Newly classified troubled debt restructurings are as follows:

		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
		Recorded	Recorded
	Number of Loans	Investment	Investment
(In thousands)
June 30, 2014
Real estate
1-4 family owner-occupied	1	$190	$190
1-4 family non-owner occupied	-	-
Multi-family residential	-	-	-
Commercial	-	-	-
Construction	-	-	-
Consumer and other	-	-	-

	1	$190	$190

F-27

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
		Recorded	Recorded
	Number of Loans	Investment	Investment
(In thousands)
June 30, 2013
Real estate
1-4 family owner-occupied	7	$738	$803
1-4 family non-owner occupied	2	120	120
Multi-family residential	-	-	-
Commercial	-	-	-
Construction	-	-	-
Consumer and other	-	-	-

	9	$858	$923

Newly restructured loans by type of modification are as follows for the years ended June 30, 2014 and 2013.

	Interest			Total
	Only	Term	Combination	Modification
June 30, 2014	(In thousands)
Real estate
1-4 family owner-occupied	$189	$-	$-	$189
1-4 family non-owner occupied	-	-	-	-
Multi-family residential	-	-	-	-
Commercial	-	-	-	-
Construction	-	-	-	-
Consumer and other	-	-	-	-

	$189	$-	$-	$189

June 30, 2013
Real estate
1-4 family owner-occupied	$697	$-	$-	$697
1-4 family non-owner occupied	116	-	-	116
Multi-family residential	-	-	-	-
Commercial	-	-	-	-
Construction	-	-	-	-
Consumer and other	-	-	-	-

	$813	$-	$-	$813

F-28

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The troubled debt restructurings described above increased the allowance for loan losses by $0 and resulted in charge offs of $18,000 during the year ended June 30, 2014.  The troubled debt restructurings described above increased the allowance for loan losses by $72,000 and resulted in charge offs of $22,000 during the year ended June 30, 2013.

The Company had no troubled debt restructurings modified during the year ended June 30, 2014 that subsequently defaulted.   The Company had one $88,000 one-to-four family, owner-occupied loan identified as a troubled debt restructuring modified during the year ended June 30, 2013 that subsequently defaulted.  A loan is considered to be in payment default once it is 30 days contractually past due under the loan’s modified terms.  The troubled debt restructuring that subsequently defaulted described above resulted in a charge off of $40,000 in fiscal 2014, and did not increase the allowance for loan losses during the years ended June 30, 2014 or 2013.

In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Company’s internal underwriting policy.

During the years ended June 30, 2014 and 2013, the Company originated for sale and sold $884,000 and $118,000, respectively, of mortgage loans, realizing a gain on sale of $19,000 and $1,000 in those respective years.  The loans were primarily sold on a servicing released basis.  The Company had no loans held for sale at June 30, 2014 and 2013.

F-29

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Note 4:     Foreclosed Assets

Foreclosed assets activity for the years ended June 30, 2014 and 2013 was as follows:

	June 30,
	2014	2013

Beginning balance	$812	$552
Loans transferred to foreclosed real estate	158	1,383
Direct writedowns	(13)	(218)
Sales of foreclosed real estate	(799)	(905)

Ending balance	$158	$812

Expenses related to foreclosed assets for the years ended June 30, 2014 and 2013 include:

Net gain on sales	$143	$48
Provision for unrealized losses	(13)	(218)
Operating expenses, net of rental income	(30)	(47)

Income (expense) from foreclosed assets	$100	$(217)

During the year ended June 30, 2013 the Company sold two parcels of foreclosed assets, financing 100% of the selling prices.  The loans totaled $128,000 and were included within foreclosed assets on the balance sheet at June 30, 2013.  During the year ended June 30, 2014, the borrower made additional investment in the properties and accordingly, the Company transferred the loans to the loan portfolio.

The Company had no valuation allowance on foreclosed assets at June 30, 2014 and 2013.

F-30

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Note 5:     Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	June 30,
	2014	2013

Buildings and improvements	$557	$549
Furniture and equipment	481	299

	1,038	848
Less accumulated depreciation	653	566

Net premises and equipment	$385	$282

Note 6:     Time Deposits

Time deposits in denominations of $100,000 or more were $18.9 million and $18.7 million at June 30, 2014 and 2013, respectively.

At June 30, 2014, the scheduled maturities of time deposits were as follows:

June 30,
2014
(In thousands)

One year or less	$19,302
Over one year to two years	10,900
Over two years to three years	10,972
Over three years to four years	927
Over four years to five years	3,954
Thereafter	-

$46,055

F-31

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Note 7:     Federal Home Loan Bank Advances

Federal Home Loan Bank advances consisted of the following components at June 30, 2014 and 2013:

		June 30,
Interest rate	Stated Maturities	2014	2013
		(In thousands)
1.67% - 2.62%	One year or less	$2,500	$1,000
2.62%	Over one year to two years	-	2,500
0.78%	Over two years to three years	1,000	-
0.78% - 1.07%	Over three years to four years	1,000	1,000
1.07% - 1.92%	Over four years to five years	1,000	1,000
1.22%	Over five years to six years	1,000	-
1.13% - 1.70%	Thereafter	10,833	6,079

		$17,333	$11,579

At June 30, 2014, the scheduled payments of advances were as follows:

June 30,
2014
Payments due in years ending June 30,	(In thousands)

2015	$5,528
2016	2,050
2017	2,650
2018	2,336
2019	2,090
Thereafter	2,679

$17,333

The Company’s advances are all at fixed rates of interest.  The advances are secured by a blanket pledge of the Company’s eligible mortgage loans, totaling $27.0 million at June 30, 2014, and the Company’s investment in FHLB stock.  The advances are subject to restrictions or penalties in the event of prepayment.  At June 30, 2014, the Company had the ability to borrow an additional $13.4 million of advances from the FHLB.  In addition, the Company has a $5.0 million line of credit with the FHLB.  The line of credit agreement provides for either fixed or variable rates.  No borrowing was outstanding for this line of credit at June 30, 2014 and 2013.

F-32

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Note 8:     Income Taxes

Income tax expense (benefit) was as follows:

	Year Ended June 30,
	2014	2013
	(In thousands)

Federal - current	$-	$-
Federal - deferred	(208)	(1,237)
Change in valuation allowance	179	1,237

Total	$(29)	$-

A reconciliation of the federal income tax expense (benefit) at the statutory rate to the Company’s actual income tax expense (benefit) is shown below:

	Year Ended June 30,
	2014	2013
	(In thousands)

Computed at statutory rate (34%)	$(174)	$(1,121)
Increase (decrease) resulting from:
Tax exempt interest	(8)	(9)
Bank-owned life insurance	(32)	(31)
Nondeductible expenses	6	7
Other	-	(83)
Deferred tax asset valuation allowance	179	1,237

Actual income taxes (benefits)	$(29)	$-

F-33

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The composition of the Company’s net deferred tax asset at June 30, 2014 and 2013, is as follows:

	June 30,
	2014	2013

Deferred tax assets
Allowance for loan losses	$523	$475
Deferred compensation	684	692
Other-than-temporary impairment	-	71
Book/tax depreciation differences	-	8
Expenses on foreclosed assets	-	29
Net operating loss carry forward	1,102	860
Cash versus accrual basis of accounting	31	66
Unrealized losses on available-for-sale securities	-	22
Other	108	40

Deferred tax assets	2,448	2,263

Deferred tax liabilities
Federal Home Loan Bank stock dividends	(293)	(293)
Book/tax depreciation differences	(4)	-
Deferred loan origination fees	(8)	(13)
Unrealized gains on available-for-sale securities	(7)	-

Deferred tax liabilities	(312)	(306)

Net deferred tax asset before valuation allowance	2,136	1,957

Valuation allowance
Beginning balance	(1,957)	(720)
Increase	(179)	(1,237)

Ending balance	(2,136)	(1,957)

Net deferred tax asset	$-	$-

As of June 30, 2014 and 2013, the net deferred tax asset, before valuation allowance, was $2.1 million and $2.0 million, respectively.  Management recorded a valuation allowance against the net deferred tax asset at June 30, 2014 and 2013, based on consideration of, but not limited to, its

F-34

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

cumulative pre-tax losses during the past three years, the composition of recurring and non-recurring income from operations over the past several years and the magnitude of recent taxable income as compared to net operating loss carryforwards.  When determining the amount of deferred tax assets that are more-likely-than-not to be realized, and therefore recorded as a benefit, the Company conducts a regular assessment of all available information.  This information includes, but is not limited to, taxable income in prior periods, projected future income and projected future reversals of deferred tax items.  Based on these criteria, the Company determined that it was necessary to maintain a full valuation allowance against the entire net deferred tax asset.  A portion of the change in the valuation allowance is attributable to other comprehensive loss in the current year.

The Company’s net operating loss of $3.2 million will be carried forward to use against future taxable income.  The net operating loss carryforwards begin to expire in the year ending 2031.

Retained earnings at both June 30, 2014 and 2013, includes approximately $2.0 million for which no deferred federal income tax liability has been recognized.  This amount represents an allocation of income to bad debt deductions for tax purposes only.  Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate.  The deferred income tax liability on the preceding amount that would have been recorded if it was expected to reverse into taxable income in the foreseeable future was approximately $680,000 at both June 30, 2014 and 2013.

As of June 30, 2014 and 2013, the Company had no unrecognized tax benefits or accrued interest and penalties recorded.  The Company does not expect the total amount of unrecognized tax benefits to significantly increase within the next twelve months.  The Company will record interest and penalties as a component of income tax expense.

The Company is subject to U.S. federal income tax and Ohio franchise tax.  The Company is subject to tax in Ohio based on its net worth.  The Company is no longer subject to examination by taxing authorities for fiscal years prior to 2011.

Note 9:	Regulatory Matters

The Company is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory- and possibly additional discretionary- actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Company’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.  Furthermore, the Company’s regulators could require adjustments to regulatory capital not reflected in these financial statements.  Quantitative measures established by regulation to ensure capital adequacy requires the Company to maintain

F-35

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to total assets (as defined).  Management believes, as of June 30, 2014 and 2013, that the Company meets all capital adequacy requirements to which it is subject.

As of June 30, 2014 and 2013, the most recent notification categorized the Company as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier I risk-based and Tier I leverage capital ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Company’s category.

The Company’s actual capital amounts and ratios are presented in the following table:

					To Be Well Capitalized
			For Capital Adequacy		Under Prompt Corrective
	Actual		Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
As of June 30, 2014
Total Capital
(to Risk-Weighted Assets)	$9,511	20.6%	$3,699	8.0%	$4,623	10.0%

Tier I Capital
(to Risk-Weighted Assets)	$8,922	19.3%	$1,849	4.0%	$2,774	6.0%

Tier I Capital
(to Total Assets)	$8,922	10.0%	$3,565	4.0%	$4,456	5.0%

As of June 30, 2013
Total Capital
(to Risk-Weighted Assets)	$9,940	23.2%	$3,430	8.0%	$4,287	10.0%

Tier I Capital
(to Risk-Weighted Assets)	$9,404	21.9%	$1,715	4.0%	$2,572	6.0%

Tier I Capital
(to Total Assets)	$9,404	11.4%	$3,297	4.0%	$4,121	5.0%

The Qualified Thrift Lender test requires at least 65% of assets be maintained in housing-related finance and other specified areas.  If this test is not met, limits are placed on growth, branching, new investments, FHLB advances and dividends, or the Company must convert to a commercial bank charter.  Management believes that this test is met.

F-36

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Note 10:	Related Party Transactions

At June 30, 2014 and 2013, the Company had loans outstanding to executive officers, directors and their affiliates (related parties), in the amount of approximately $1.6 million and $994,000, respectively.  During the year ended June 30, 2014, loans originated to related parties totaled $600,000 and principal repayments from related parties totaled $27,000.

The related party loans have interest rates equal to the Company’s cost of funds.

At June 30, 2014 and 2013, the Company had deposits from certain officers, directors and other related interests totaling approximately $615,000 and $667,000, respectively.

Note 11:	Employee Benefits

The Company has a nonqualified Directors Deferred Compensation Plan (the “Plan”) which provides for the payment of benefits upon termination of service with the Company as a director and vesting in the Plan after five years of service.  The Plan specifies monthly payments for 10 years based upon 80% of the Director’s final year Director fee upon reaching the retirement age defined by the Plan.  On June 25, 2013, the Company elected to terminate and liquidate the Plan.  The present value of liability attributed to the Plan was computed as of June 25, 2013, utilizing the Federal short term interest rate established by the IRS as of that date (AFR Rate), which was 0.18%.  The difference between amounts previously accrued for the Plan and the amount computed at termination were recorded as expense.  The Company will distribute the benefits earned through the date of termination via two payments in fiscal 2015.  The recorded liability related to the Plan totaled approximately $2.0 million as of both June 30, 2014 and 2013.  The Company did not recognize any expense in connection with the Plan for the year ended June 30, 2014.  Expense recognized in connection with the Plan totaled approximately $1.3 million for the year ended June 30, 2013.

For periods prior to January 1, 2014, the Company had a simplified employee pension plan for its full-time employees.  All full-time employees were eligible and received matching contributions at a predetermined rate.  Effective January 1, 2014, the Company terminated the simplified employee pension plan and implemented a 401(k) Safe Harbor Plan. All employees are eligible and the 401(k) plan in non-participatory.  The Company contributes 3.00% of employees compensation to the 401(k) plan.  Expense recognized in connection with the plans totaled approximately $21,000 and $19,000 for the years ended June 30, 2014 and 2013, respectively.

F-37

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Note 12:	Commitments and Credit Risk

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  Each customer’s creditworthiness is evaluated on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty.  Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments.  The Company uses the same credit policies in making commitments and conditional obligations, including receipt of collateral, as those utilized for on-balance-sheet instruments.

At June 30, 2014, the Company had outstanding commitments to originate loans aggregating approximately $9.5 million, comprised of $861,000 of fixed-rate loans, with interest rates ranging from 3.29% to 4.00%, and $8.6 million of variable-rate loans.  In addition, at June 30, 2014, the Company had commitments under undisbursed construction loans totaling $1.3 million and commitments under commercial and consumer lines of credit totaling $510,000 and $254,000, respectively.

At June 30, 2013, the Company had outstanding commitments to originate loans aggregating approximately $1.1 million, comprised of $551,000 of fixed-rate loans, with interest rates ranging from 2.59% to 2.75%, and $553,000 of variable-rate loans.  In addition, at June 30, 2013, the Company had commitments under undisbursed construction loans totaling $2.1 million and commitments under consumer lines of credit totaling $58,000.

F-38

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Note 13:	Disclosures about Fair Value of Assets and Liabilities

Fair value is the exchange price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.  Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs.  There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2
Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3	Significant unobservable inputs that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Recurring Measurements

The following table presents the fair value measurement of assets recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2014 and 2013:

		Fair Value Measurement Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
	Fair	Identical Assets	Observable Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
	(In thousands)
June 30, 2014
U. S. Government agency bonds	$502	$-	$502	$-
Mortgage-backed securities of U.S. of government sponsored entities - residential	4,914	-	4,914	-

	$5,416	$-	$5,416	$-

June 30, 2013
Mortgage-backed securities of U.S. of government sponsored entities - residential	$5,836	$-	$5,836	$-
State and political subdivisions	919	-	919	-
Corporate securities	1,200	105	1,095	-
Equity securities	3,562	3,562	-	-

	$11,517	$3,667	$7,850	$-

F-39

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.  There were no assets classified within Level 3 of the fair value hierarchy measured on a recurring basis.  There were no transfers between Level 1 and Level 2 during the years ended June 30, 2014 and 2013.

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flow.  Such securities are classified within Level 2 of the valuation hierarchy.

Nonrecurring Measurements

The following table presents fair value measurements of assets measured at fair value on a non-recurring basis and the level within the fair value hierarchy in which fair value measurements fall at June 30, 2014 and 2013:

		Fair Value Measurement Using
		Quoted Prices in	Significant
		Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
	(In thousands)
June 30, 2014
Impaired loans - residential
One-to-four family owner occupied	$366	$-	$-	$366
One-to-four family non-owner occupied	226	-	-	226

June 30, 2013
Impaired loans - residential
One-to-four family owner occupied	$381	$-	$-	$381
One-to-four family non-owner occupied	158	-	-	158
Foreclosed assets - residential	87	-	-	87

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a non-recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.  For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

F-40

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Impaired Loans (Collateral Dependent)

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification.  Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Foreclosed Assets

Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.  Real estate owned properties are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Company.  Once received, a member of management reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.  The Company has determined that a discount of 7% should be applied to the appraisal value, to cover estimated selling costs, to arrive at fair value of the properties.

F-41

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in nonrecurring Level 3 fair value measurements:

				Range
	Fair Value at			(Weighted
	June 30, 2014	Valuation Technique	Unobservable Inputs	Average)
	(In thousands)

Impaired loans (collateral dependent) - one-to-four family owner occupied residential real estate	$366	Sales comparison approach	Adjustment for differences between the comparable real estate sales	(19)%-3% (-8%)

Impaired loans (collateral dependent) - one-to-four family non-owner occupied residential real estate	226	Sales comparison approach	Adjustment for differences between the comparable real estate sales	(24)%-24% (-1%)

				Range
	Fair Value at			(Weighted
	June 30, 2013	Valuation Technique	Unobservable Inputs	Average)
	(In thousands)

Impaired loans (collateral dependent) - one-to-four family owner occupied residential real estate	$381	Sales comparison approach	Adjustment for differences between the comparable real estate sales	(24)%-5% (-4%)

Impaired loans (collateral dependent) - one-to-four family non-owner occupied residential real estate	158	Sales comparison approach	Adjustment for differences between the comparable real estate sales	(27)%-(6)% (-15)%

Foreclosed assets - residential real estate	87	Sales comparison approach	Adjustment for differences between the comparable sales	(26)%-(9)% (-16%)

Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans had a recorded principal balance of $891,000 and $712,000 with a valuation allowance of $299,000 and $173,000 at June 30, 2014 and 2013, respectively.  These impaired loans required an additional provision for loan losses of $131,000 and $257,000 for the years ended June 30, 2014 and 2013, respectively.

Foreclosed assets that are measured using fair value of the collateral had a carrying value of $87,000 at June 30, 2013.  The Company recorded impairment charges on these foreclosed assets totaling $61,000 for the year ended June 30, 2013.

F-42

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Fair Value of Financial Instruments

The following table presents the carrying amount and estimated fair values of the Company’s financial instruments not carried at fair value and the level within the fair value hierarchy in which the fair value measurements fall at June 30, 2014 and 2013.

		Fair Value Measurement Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
	Carrying	Identical Assets	Observable Inputs	Inputs
	Amount	(Level 1)	(Level 2)	(Level 3)	Total
		(In thousands)
June 30, 2014
Financial assets
Cash and cash equivalents	$4,470	$4,470	$-	$-	$4,470
Interest-bearing time deposits	3,998	-	1,756	2,248	4,004
Held-to-maturity securities	2,374	-	2,326	-	2,326
Loans	67,284	-	-	68,619	68,619
Federal Home Loan Bank stock	1,164	n/a	n/a	n/a	n/a
Accrued interest receivable - loans	156	-	156	-	156
Accrued interest receivable - securities	31		31		31
Financial liabilities
Deposits	60,710	-	60,775	-	60,775
Federal Home Loan Bank advances	17,333	-	17,333	-	17,333
Accrued interest payable	23	-	23	-	23

June 30, 2013
Financial assets
Cash and cash equivalents	$4,064	$4,064	$-	$-	$4,064
Interest-bearing time deposits	2,250	-	2,258	-	2,258
Loans	58,732	-	-	61,565	61,565
Federal Home Loan Bank stock	1,164	n/a	n/a	n/a	n/a
Accrued interest receivable - loans	129	-	129	-	129
Accrued interest receivable - securities	33		33		33
Financial liabilities	-
Deposits	59,184	-	59,796	-	59,796
Federal Home Loan Bank advances	11,579	-	11,579	-	11,579
Accrued interest payable	18	-	18	-	18

F-43

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount of cash and short-term instruments approximate fair value and are classified as Level 1.

Held-to-Maturity Securities

The fair value of held-to-maturity securities was estimated by using pricing models that contain market pricing and information, quoted prices of securities with similar characteristics or discounted cash flows that use credit-adjusted discount rates resulting in a Level 2 classification.

Loans

Fair values of loans are estimated as follows:  For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification.  Impaired loans are valued at the lower of cost or fair value of collateral as described previously. The methods utilized to estimate the fair value of loans do not necessarily represent an exit price.

Federal Home Loan Bank Stock

It is not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability.

Accrued Interest Receivable and Payable

The carrying amounts of accrued interest approximate fair value resulting in a Level 2 classification.

Deposits

The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 2 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in a Level 2 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash

F-44

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank Advances

The fair values of FHLB advances are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

Off Balance Sheet Instruments

Fair values for off-balance sheet, credit-related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing. The fair value of commitments is not material.

Note 14:	Accumulated Other Comprehensive Income (Loss)

Changes in accumulated other comprehensive income (loss) by component, net of tax, for the years ended June 30, 2014 and 2013, are as follows:

		Unrealized
	Unrealized	gains and losses
	Gains and Losses	on securities
	on Available	transferred from
	for Sale	Available for Sale to
June 30, 2014	Securities	Held to Maturity	Total

Beginning balance	$(124)	$-	$(124)

Other comprehensive income before reclassification	60	-	60

Transfer of securities from available for sale to held to maturity	-	(31)	(31)

Accretion of unrealized losses on securities transferred from available for sale to held to maturity recognized in other comprehensive income	-	5	5

Reclassification adjustment for gains recognized in income	(3)	-	(3)

Net current period other comprehensive income	57	(26)	31

Ending balance	$(67)	$(26)	$(93)

F-45

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Unrealized
Gains and Losses
on Available
for Sale
June 30, 2013	Securities

Beginning balance	$113

Other comprehensive income before reclassification	(282)

Reclassification adjustment for gains recognized in income	(164)

Reclassification adjustment for other than temporary impairment on equity security recognized in income	209

Net current period other comprehensive income	(237)

Ending balance	$(124)

Significant amounts reclassified out of each component of accumulated other comprehensive income (loss) for the year ended June 30, 2014 and 2013, are as follows:

	Amount Reclassified	Affected Line Item
Details about Accumulated	from Accumulated	in the Statement
Other Comprehensive Income	Other Comprehensive	Where Net Loss
Components	Income	is Presented

June 30, 2014
Unrealized gains and losses on available for sale securities	$3	Gain on sale of securities

	-	Tax expense or benefit

	$3	Net of tax

June 30, 2013
Unrealized gains and losses on available for sale securities	$164	Gain on sale of securities

	(209)	Total impairment loss

	(45)	Total before tax
	-	Tax expense or benefit

	$(45)	Net of tax

F-46

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

Certain items above are disclosed without a tax effect due to the full valuation allowance applied to the net deferred tax asset as of June 30, 2014 and 2013.

Note 15:	Recent Accounting Pronouncements

FASB Accounting Standard Update (ASU) 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued ASU 2013-02 to improve the transparency of reporting reclassifications out of accumulated other comprehensive income.

Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income.

The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. Generally Accepted Accounting Principles (U.S. GAAP).

The new amendments will require an organization to:

Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income–but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period.

Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income.  Public companies are required to comply with these amendments for all reporting periods (interim and annual). A private company is required to meet the reporting requirements of the amended paragraphs about the roll forward of accumulated other comprehensive income for both interim and annual reporting periods. However, private companies are only required to provide the information about the impact of reclassifications on line items of net income for annual reporting periods, not for interim reporting periods.

The amendments were effective for reporting periods beginning after December 15, 2012, for public companies.  The Company’s adoption of this ASU did not have a material effect on its financial position or results of operations.

F-47

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

FASB ASU 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities

In January 2013, the FASB issued ASU 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.  The Update clarifies the scope of transactions that are subject to the disclosures about offsetting.

The Update clarifies that ordinary trade receivables and receivables are not in the scope of Accounting Standards Update No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. Specifically, Update 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement.

Issued in December 2011, Update 2011-11 was the result of a joint project with the International Accounting Standards Board. Its objective was to improve transparency and comparability between U.S. GAAP and International Financial Reporting Standards by requiring enhanced disclosures about financial instruments and derivative instruments that are either (1) offset on the statement of financial position or (2) subject to an enforceable master netting arrangement or similar agreement.

The Board undertook this clarification project in response to concerns expressed by U.S. stakeholders about the standard’s broad definition of financial instruments  After the standard was finalized, companies realized that many contracts have standard commercial provisions that would equate to a master netting arrangement, significantly increasing the cost of compliance at minimal value to financial statement users.

The amendments were effective for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods.  Required disclosures should be provided retrospectively for all comparative periods presented.  The Company’s adoption of this ASU did not have a material effect on its financial position or results of operations.

FASB ASU 2014-04, Receivables-Troubled Debt Restructurings by Creditors (Subtopic 310-40), Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure

In January 2014, the FASB issued Accounting Standards Update No. 2014-04. The amendments in this update provide clarification on when an in-substance repossession or foreclosure occurs, including when a creditor should be considered to have received physical possession of the residential real estate property collateralizing a consumer mortgage loan, when to derecognize the loan and recognize the foreclosed property. The amendments in this update are effective for public business entities for annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2014. An entity can elect to adopt the amendments in this update using either a modified retrospective transition method or a prospective transition method. This standard is not expected to have a material impact on the Company’s financial statements.

F-48

Mt. Washington Savings Bank
Notes to Financial Statements
Years Ended June 30, 2014 and 2013
(In Thousands)

FASB ASU 2014-09, Revenue from Contracts with Customers

In May 2014, the FASB issued amended guidance on revenue recognition from contracts with customers. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most contract revenue recognition guidance, including industry-specific guidance. The core principle of the amended guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amended guidance is effective for annual reporting periods beginning after December 15, 2016, and interim periods within the reporting period, and should be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the amendments recognized at the date of initial application. Early adoption is prohibited. Management is currently in the process of evaluating the impact of the amended guidance on the Company’s financial statements.

Note 16:	Plan of Conversion and Change in Corporate Form

On August 28, 2014, the Board of Directors of the Company adopted a plan of conversion (Plan).  The Plan is subject to the approval of the Federal Deposit Insurance Corporation and the Ohio Division of Financial Institutions and must be approved by the affirmative vote of at least a majority of the total votes eligible to be cast by the voting members of the Company at a special meeting.  The Plan sets forth that the Company proposes to convert into a stock savings bank structure with the establishment of a stock holding company (MW Bancorp, Inc.), as parent of the Company.  The Company will convert to the stock form of ownership, followed by the issuance of all of the Company’s outstanding stock to MW Bancorp, Inc.  Pursuant to the Plan, the Company will determine the total offering value and number of shares of common stock based upon an independent appraiser’s valuation.  The stock will be priced at $10.00 per share.  In addition, the Company’s Board of Directors will adopt an employee stock ownership plan (ESOP) which will subscribe for up to 8% of the common stock sold in the offering.  MW Bancorp, Inc. is organized as a corporation under the laws of the State of Maryland and will own all of the outstanding common stock of the Company upon completion of the conversion.

The costs of issuing the common stock will be deferred and deducted from the sales proceeds of the offering.  If the conversion is unsuccessful, all deferred costs will be charged to operations.  Deferred conversion costs totaled $114,000 at June 30, 2014.  The Company had incurred no deferred conversion costs as of June 30, 2013.  During fiscal 2014, the Company experienced a delay of greater than 90 days in its conversion process and, accordingly, charged off accumulated net deferred conversion costs totaling $90,000.

At the completion of the conversion to stock form, the Company will establish a liquidation account in the amount of retained earnings contained in the final prospectus.  The liquidation account will be maintained for the benefits of eligible savings account holders who maintain deposit accounts in the Company after conversion.

F-49

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by MW Bancorp, Inc. or Mt. Washington Savings Bank.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of MW Bancorp, Inc. or Mt. Washington Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 977,500 shares
(Subject to Increase to up to 1,124,125 shares)

(Proposed Holding Company for
Mt. Washington Savings Bank)

COMMON STOCK
par value $0.01 per share

PROSPECTUS

Sterne Agee

_________, 2014

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until December 16, 2014 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution
		Amount

*	Registrant’s Legal Fees and Expenses	$375,000
*	Registrant’s Accounting Fees and Expenses	125,000
*	Marketing Agent Fees and Expenses (1)	325,000
*	Records Management Fees and Expenses	35,000
*	Appraisal Fees and Expenses	36,000
*	Printing, Postage, Mailing and EDGAR Fees	100,000
*	Filing Fees (Nasdaq, FINRA and SEC)	13,500
*	Transfer Agent Fees and Expenses	5,000
*	Business Plan Fees and Expenses	35,000
*	Consultant	35,000
*	Other	25,500
*	Total	$1,110,000

*             Estimated
(1)
MW Bancorp, Inc. has retained Sterne, Agee & Leach, Inc. to assist in the sale of common stock on a best efforts basis.  Fees are estimated at the adjusted maximum of the offering range, assuming that all shares are sold in the subscription and community offerings.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of MW Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10.  Indemnification, etc. of Directors and Officers.

A.            Indemnification.  The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.            Procedure.  If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit.  It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

II-1

C.            Non-Exclusivity.  The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.            Insurance.  The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.             Miscellaneous.  The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder.  The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.             Limitations Imposed by Federal Law.  Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11.  Limitation of Liability.  An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL.  If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

II-2

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letters between Mt. Washington Savings Bank and Sterne, Agee & Leach, Inc.***
1.2	Form of Agency Agreement between Mt. Washington Savings Bank and MW Bancorp, Inc., and Sterne, Agee & Leach, Inc. ***
2	Plan of Conversion, as amended
3.1	Articles of Incorporation of MW Bancorp, Inc.***
3.2	Bylaws of MW Bancorp, Inc.***
4	Form of Common Stock Certificate of MW Bancorp, Inc.***
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered***
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C. ***
8.2	State Tax Opinion of Crowe Horwath LLP ***
10.1	Employment Agreement between Gregory P. Niesen and Mt. Washington Savings Bank***
10.2	Change in Control Agreement between Shelly Alltop and Mt. Washington Savings Bank***
10.3	Change in Control Agreement between Karan A. Kiser and Mt. Washington Savings Bank***
10.4	Mt. Washington Savings Bank Employee Stock Ownership Plan***
16	Letter re Change in Certifying Accountant***
21	Subsidiaries of Registrant***
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)***
23.2	Consent of Keller & Company, Inc.***
23.3	Consent of Crowe Horwath LLP
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between MW Bancorp, Inc. and Keller & Company, Inc.***
99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights***
99.3	Appraisal Report of Keller & Company, Inc.**, ***
99.4	Marketing Materials ***
99.5	Stock Order and Certification Form ***
99.6	Letter of Keller & Company, Inc. with respect to Liquidation Accounts***

*	To be filed by amendment.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.
***	Previously filed.

(b)	Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

II-3

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)      That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

II-4

(6)     That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio on November 6 , 2014.

MW BANCORP, INC.

By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of MW Bancorp, Inc. (the “Company”) hereby severally constitute and appoint Gregory P. Niesen as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Gregory P. Niesen may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Company’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Gregory P. Niesen shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Gregory P. Niesen	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6 , 2014
Gregory P. Niesen
/s/ Shelly Alltop	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	November 6 , 2014
Shelly Alltop

/s/ Bernard G. Buerger	Chairman of the Board	November 6 , 2014
Bernard G. Buerger

/s/ John W. Croxton	Director	November 6 , 2014
John W. Croxton

/s/ Gerald Grove	Director	November 6 , 2014
Gerald Grove

/s/ Bruce Thompson	Director	November 6 , 2014
Bruce Thompson

As filed with the Securities and Exchange Commission on November 6 , 2014

Registration No. 333-198668

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
TO
PRE-EFFECTIVE AMENDMENT NO. 3 TO THE
REGISTRATION STATEMENT
ON
FORM S-1

MW Bancorp, Inc.
Cincinnati, Ohio

EXHIBIT INDEX

1.1	Engagement Letters between Mt. Washington Savings Bank and Sterne, Agee & Leach, Inc.***
1.2	Form of Agency Agreement between Mt. Washington Savings Bank and MW Bancorp, Inc., and Sterne, Agee & Leach, Inc. ***
2	Plan of Conversion, as amended
3.1	Articles of Incorporation of MW Bancorp, Inc.***
3.2	Bylaws of MW Bancorp, Inc.***
4	Form of Common Stock Certificate of MW Bancorp, Inc.***
5	Opinion of Luse Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered***
8.1	Federal Tax Opinion of Luse Gorman Pomerenk & Schick, P.C. ***
8.2	State Tax Opinion of Crowe Horwath LLP ***
10.1	Employment Agreement between Gregory P. Niesen and Mt. Washington Savings Bank***
10.2	Change in Control Agreement between Shelly Alltop and Mt. Washington Savings Bank***
10.3	Change in Control Agreement between Karan A. Kiser and Mt. Washington Savings Bank***
10.4	Mt. Washington Savings Bank Employee Stock Ownership Plan***
16	Letter re Change in Certifying Accountant***
21	Subsidiaries of Registrant***
23.1	Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in Opinions included as Exhibits 5 and 8.1)***
23.2	Consent of Keller & Company, Inc.***
23.3	Consent of Crowe Horwath LLP
24	Power of Attorney (set forth on signature page)
99.1	Appraisal Agreement between MW Bancorp, Inc. and Keller & Company, Inc.***
99.2	Letter of Keller & Company, Inc. with respect to Subscription Rights***
99.3	Appraisal Report of Keller & Company, Inc.**, ***
99.4	Marketing Materials ***
99.5	Stock Order and Certification Form ***
99.6	Letter of Keller & Company, Inc. with respect to Liquidation Accounts***

*	To be filed by amendment.
**	Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.
***	Previously filed.